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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FLEXTRONICS INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FLEXTRONICS INTERNATIONAL LTD.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)

To Our Shareholders:

        On July 22, 2011, we will hold two general meetings of our shareholders at our U.S. corporate offices located at 847 Gibraltar Drive, Milpitas, California, 95035, U.S.A. Our 2011 annual general meeting of shareholders will begin at 9:00 a.m., California time. We will also hold an extraordinary general meeting of shareholders at 10:00 a.m., California time, or immediately following the conclusion or adjournment of our 2011 annual general meeting.

        The matters to be voted upon at each meeting are listed in the notices that follow this letter and are described in more detail in the accompanying joint proxy statement. We urge you to read the entire joint proxy statement carefully before returning your proxy cards. Part I of the accompanying joint proxy statement provides general information about the meetings, Part II describes the proposals to be voted upon at the 2011 annual general meeting of shareholders and related information, Part III describes the proposal to be voted upon at the extraordinary general meeting of shareholders, and Part IV provides additional information, including information about our executive officers and their compensation.

        IMPORTANT NOTE REGARDING PROXY CARDS:    If you are a registered shareholder, you will receive at least two proxy cards—one for the 2011 annual general meeting and one for the extraordinary general meeting. It is very important that you return all proxy cards to ensure that your vote is represented at the relevant meetings. Whether or not you plan to attend the meetings, please complete, date and sign the enclosed proxy cards and return them in the enclosed envelope as promptly as possible so that your shares may be represented at the relevant meetings and voted in accordance with your wishes.

        You may revoke your proxies at any time prior to the time they are voted. Shareholders who are present at the meetings may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Sincerely,

Bernard Liew Jin Yang
Company Secretary
Singapore June 6, 2011

FLEXTRONICS INTERNATIONAL LTD.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held on July 22, 2011

To our shareholders:

        You are cordially invited to attend, and NOTICE IS HEREBY GIVEN, of the annual general meeting of shareholders of FLEXTRONICS INTERNATIONAL LTD. ("Flextronics" or the "Company"), which will be held at our U.S. corporate offices located at 847 Gibraltar Drive, Milpitas, California, 95035, U.S.A., at 9:00 a.m., California time, on July 22, 2011, for the following purposes:

  •
  To re-elect the following directors: Robert L. Edwards and Daniel H. Schulman. (Proposal 1);

  •
  To approve the re-appointment of Deloitte & Touche LLP as our independent auditors for the 2012 fiscal year and to authorize the Board of Directors, upon the recommendation of the Audit Committee, to fix their remuneration (Proposal 2);

  •
  To approve a general authorization for the Directors of Flextronics to allot and issue ordinary shares (Proposal 3);

  •
  To approve changes in the cash compensation payable to Flextronics's non-employee directors and the Chairman of the Board of Directors (Proposal 4);

  •
  To hold a non-binding, advisory vote on executive compensation (Proposal 5); and

  •
  To hold a non-binding, advisory vote on the frequency of the non-binding, advisory vote on executive compensation (Proposal 6).

        The full text of the resolutions proposed for approval by our shareholders is as follows:

As Ordinary Business

        1.     To re-elect each of the following directors, who will retire by rotation pursuant to Article 95 of our Articles of Association, to the Board of Directors:

  (a)
  Robert L. Edwards; and

  (b)
  Daniel H. Schulman.

        2.     To consider and vote upon a proposal to re-appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2012, and to authorize our Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors, to fix their remuneration.

As Special Business

3.     To pass the following resolution as an Ordinary Resolution:

        "RESOLVED THAT, pursuant to the provisions of Section 161 of the Singapore Companies Act, Cap. 50, but subject otherwise to the provisions of the Singapore Companies Act, Cap. 50 and our Articles of Association, authority be and is hereby given to our Directors to:

  (a)
  (i)    allot and issue ordinary shares in our capital; and/or

    (ii)
    make or grant offers, agreements or options that might or would require ordinary shares in our capital to be allotted and issued, whether after the expiration of this authority or otherwise (including but not limited to the creation and issuance of warrants, debentures or other instruments convertible into ordinary shares in our capital), at any time to and/or with such persons and upon such terms and conditions and for such purposes as our Directors may in their absolute discretion deem fit, and with such rights or restrictions as our Directors may think fit to impose and as are set forth in our Articles of Association; and

  (b)
  (notwithstanding that the authority conferred by this resolution may have ceased to be in force) allot and issue ordinary shares in our capital in pursuance of any offer, agreement or option made or granted by our Directors while this resolution was in force, and that such authority shall continue in force until the conclusion of our next annual general meeting or the expiration of the period within which our next annual general meeting is required by law to be held, whichever is the earlier."

4.     To pass the following resolution as an Ordinary Resolution:

        "RESOLVED THAT, approval be and is hereby given for Flextronics to:

          (a)   increase from $75,000 to $85,000 the annual cash compensation payable to each of Flextronics's non-employee directors for services rendered as a director;

          (b)   increase from $10,000 to $15,000 the additional annual cash compensation payable to the Chairman of the Nominating and Corporate Governance Committee for services rendered as Chairman of the Nominating and Corporate Governance Committee and for participation on the committee;

          (c)   increase from $5,000 to $8,000 the additional annual cash compensation payable to each other non-employee director who serves on the Nominating and Corporate Governance Committee for participation on the committee; and

          (d)   provide to the Chairman of the Board of Directors the regular cash compensation payable to a member of the Board of Directors for his or her service on any committees of the Board of Directors, including service as chairman of any committees of the Board of Directors."

5.     To consider and put to a non-binding, advisory vote the following non-binding, advisory resolution:

        "RESOLVED THAT, the shareholders of Flextronics approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related disclosures contained in the section of the accompanying joint proxy statement captioned 'Executive Compensation."'

        This resolution is being proposed to shareholders as required pursuant to Section 14A of the U.S. Securities Exchange Act of 1934, as amended. The shareholders' vote on this resolution is advisory and non-binding in nature, will have no legal effect and will not be enforceable against Flextronics or its Board of Directors.

6.     To consider and put to a non-binding, advisory vote the following non-binding, advisory resolution:

        "RESOLVED THAT, the shareholders of Flextronics recommend that a non-binding, advisory vote to approve the compensation of the Company's named executive officers be put to shareholders for their consideration with one of the following three frequencies:

  (a)
  every one year;

  (b)
  every two years; or

  (c)
  every three years."

        This resolution is being proposed to shareholders as required pursuant to Section 14A of the U.S. Securities Exchange Act of 1934, as amended. The shareholders' vote on this resolution is advisory and non-binding in nature, will have no legal effect and will not be enforceable against Flextronics or its Board of Directors.

7.     To transact any other business which may properly be put before the annual general meeting.

Notes

        Singapore Financial Statements.    At the 2011 annual general meeting, our shareholders will have the opportunity to discuss and ask any questions that they may have regarding our Singapore audited accounts for the fiscal year ended March 31, 2011, together with the reports of the directors and auditors thereon, in compliance with Singapore law. Shareholder approval of our audited accounts is not being sought by this joint proxy statement and will not be sought at the 2011 annual general meeting.

        Eligibility to Vote at Annual General Meeting; Receipt of Notice.    The Board of Directors has fixed the close of business on May 24, 2011 as the record date for determining those shareholders of the company who will be entitled to receive copies of this notice and accompanying joint proxy statement. However, all shareholders of record on July 22, 2011, the date of the 2011 annual general meeting, will be entitled to vote at the 2011 annual general meeting.

        Quorum.    Representation of at least 33 1/3% of all outstanding ordinary shares of the company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the 2011 annual general meeting.

        Proxies.    A shareholder entitled to attend and vote at the 2011 annual general meeting is entitled to appoint a proxy to attend and vote on his or her behalf. A proxy need not also be a shareholder. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. A proxy card must be received by Flextronics International Ltd., c/o Proxy Services, c/o Computershare Investor Services, PO Box 43101, Providence, RI 02940-5067 not less than 48 hours before the time appointed for holding the 2011 annual general meeting. You may revoke your proxy at any time prior to the time it is voted. Shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

        Availability of Proxy Materials on the Internet.    We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to some or all of their shareholders on the Internet. In accordance with Singapore law, our registered shareholders (shareholders who own our ordinary shares in their own name through our transfer agent, Computershare Investor Services, LLP) will not be able to vote their shares over the Internet, but we will be providing this service to our beneficial holders (shareholders whose ordinary shares are held by a brokerage firm, a bank or other nominee). We believe these rules will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual general meeting of shareholders.

By order of the Board of Directors,

Bernard Liew Jin Yang

Company Secretary

Singapore
June 6, 2011

FLEXTRONICS INTERNATIONAL LTD.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To Be Held on July 22, 2011

To our shareholders:

        You are cordially invited to attend, and NOTICE IS HEREBY GIVEN, of an extraordinary general meeting of shareholders of FLEXTRONICS INTERNATIONAL LTD. ("Flextronics" or the "Company"), which will be held at our U.S. corporate offices located at 847 Gibraltar Drive, Milpitas, California, 95035, U.S.A., on July 22, 2011 at 10:00 a.m., California time, or immediately following the conclusion or adjournment of our 2011 annual general meeting of shareholders (which is being held at 9:00 a.m., California time on the same day and at the same place). The extraordinary general meeting of shareholders is being held for the purpose of approving a renewal of the Share Purchase Mandate permitting Flextronics to purchase or otherwise acquire its own issued ordinary shares.

        We are asking our shareholders to approve this renewal of the Share Purchase Mandate at the extraordinary general meeting in order to provide the Company with additional flexibility in the number of shares that it may repurchase pursuant to the Share Purchase Mandate.

        In accordance with the provisions of the Singapore Companies Act, Cap. 50, the Share Purchase Mandate generally permits us to purchase up to an aggregate of 10% of the total number of our issued ordinary shares, calculated based on the greater of the total number of issued ordinary shares outstanding as of (x) the date of our last annual general meeting of shareholders and (y) the date on which the Share Purchase Mandate renewal is approved. All shares purchased by us following the date of our last annual general meeting of shareholders (that is, the annual general meeting that precedes the meeting at which the mandate is renewed) are subject to this 10% limitation. For example, if we sought approval for the renewal of the Share Purchase Mandate at our 2011 annual general meeting of shareholders, we would have to reduce the number of new shares that we could repurchase by the number of shares purchased by us at any time after the date of our 2010 annual general meeting. By holding an extraordinary general meeting after our 2011 annual general meeting for the purpose of approving the renewal of the Share Purchase Mandate, the applicable date of our last annual general meeting of shareholders will be the date of the 2011 annual general meeting (rather than the date of the 2010 annual general meeting) and we will not need to reduce the number of shares that we can repurchase by any shares repurchased between the 2010 and 2011 annual general meetings. For additional information on this proposal, please refer to the joint proxy statement accompanying this notice.

        The full text of the resolution proposed for approval by our shareholders is as follows:

1.     To pass the following resolution as an Ordinary Resolution:

        "RESOLVED THAT:

  (a)
  for the purposes of Sections 76C and 76E of the Singapore Companies Act, Cap. 50, the exercise by our Directors of all of our powers to purchase or otherwise acquire issued ordinary shares in the capital of the Company, not exceeding in aggregate the number of issued ordinary shares representing 10% (or such other higher percentage as the Minister may by notification prescribe pursuant to the Singapore Companies Act, Cap. 50) of the total number of issued Ordinary Shares outstanding as of the date of the passing of this Resolution

v

    (excluding any ordinary shares which are held as treasury shares as at that date), at such price or prices as may be determined by our Directors from time to time up to the maximum purchase price described in paragraph (c) below, whether by way of:

    (i)
    market purchases on the NASDAQ Global Select Market or any other stock exchange on which our ordinary shares may for the time being be listed and quoted; and/or

    (ii)
    off-market purchases (if effected other than on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted) in accordance with any equal access scheme(s) as may be determined or formulated by our Directors as they consider fit, which scheme(s) shall satisfy all the conditions prescribed by the Singapore Companies Act, Cap. 50, and otherwise in accordance with all other laws and regulations and rules of the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted as may for the time being be applicable, be and is hereby authorized and approved generally and unconditionally;

  (b)
  unless varied or revoked by our shareholders in a general meeting, the authority conferred on our Directors pursuant to the mandate contained in paragraph (a) above may be exercised by our Directors at any time and from time to time during the period commencing from the date of the passing of this resolution and expiring on the earlier of:

  (i)
  the date on which our next annual general meeting is held; or

  (ii)
  the date by which our next annual general meeting is required by law to be held;

  (c)
  the maximum purchase price (excluding brokerage commission, applicable goods and services tax and other related expenses) which may be paid for an ordinary share purchased or acquired by us pursuant to the mandate contained in paragraph (a) above, shall not exceed:

  (i)
  in the case of a market purchase of an ordinary share, the highest independent bid or the last independent transaction price, whichever is higher, of our ordinary shares quoted or reported on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted, or shall not exceed any volume weighted average price, or other price determined under any pricing mechanism, permitted under SEC Rule 10b-18, at the time the purchase is effected; and

  (ii)
  in the case of an off-market purchase pursuant to an equal access scheme, 150% of the Prior Day Close Price, which means the closing price of our ordinary shares as quoted on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted, on the day immediately preceding the date on which we announce our intention to make an offer for the purchase or acquisition of our ordinary shares from holders of our ordinary shares, stating therein the purchase price (which shall not be more than the maximum purchase price calculated on the foregoing basis) for each ordinary share and the relevant terms of the equal access scheme for effecting the off-market purchase; and

  (d)
  our Directors and/or any of them be and are hereby authorized to complete and do all such acts and things (including executing such documents as may be required) as they and/or he may consider expedient or necessary to give effect to the transactions contemplated and/or authorized by this resolution."

2.     To transact any other business which may properly be put before the extraordinary general meeting.

Notes

        Eligibility to Vote at Extraordinary General Meeting; Receipt of Notice.    The Board of Directors has fixed the close of business on May 24, 2011 as the record date for determining those shareholders of the company who will be entitled to receive copies of this notice and accompanying joint proxy statement. However, all shareholders of record on July 22, 2011, the date of the extraordinary general meeting, will be entitled to vote at the extraordinary general meeting.

        Quorum.    Representation of at least 33 1/3% of all outstanding ordinary shares of the company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the extraordinary general meeting.

        Proxies.    A shareholder entitled to attend and vote at the extraordinary general meeting is entitled to appoint a proxy to attend and vote on his or her behalf. A proxy need not also be a shareholder. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. A proxy card must be received by Flextronics International Ltd., c/o Proxy Services, c/o Computershare Investor Services, PO Box 43101, Providence, RI 02940-5067 not less than 48 hours before the time appointed for holding the extraordinary general meeting. You may revoke your proxy at any time prior to the time it is voted. Shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

        Availability of Proxy Materials on the Internet.    We are pleased to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to some or all of their shareholders on the Internet. In accordance with Singapore law, our registered shareholders (shareholders who own our ordinary shares in their own name through our transfer agent, Computershare Investor Services, LLP) will not be able to vote their shares over the Internet, but we will be providing this service to our beneficial holders (shareholders whose ordinary shares are held by a brokerage firm, a bank or other nominee). We believe these rules will allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our extraordinary general meeting of shareholders.

        Disclosure Regarding Share Purchase Mandate Funds.    Only funds legally available for purchasing or acquiring our issued ordinary shares in accordance with our Articles of Association and the applicable laws of Singapore will be used for the purchase or acquisition by us of our own issued ordinary shares pursuant to the proposed renewal of the Share Purchase Mandate referred to in this notice. We intend to use our internal sources of funds and/or borrowed funds to finance the purchase or acquisition of our issued ordinary shares. The amount of financing required for us to purchase or acquire our issued ordinary shares, and the impact on our financial position, cannot be ascertained as of the date of this notice, as these will depend on the number of ordinary shares purchased or acquired and the price at which such ordinary shares are purchased or acquired and whether the ordinary shares purchased or acquired are held in treasury or cancelled. Our net tangible assets and the consolidated net tangible assets of the company and its subsidiaries will be reduced by the purchase price of any ordinary shares purchased or acquired and cancelled. We do not anticipate that the purchase or acquisition of our ordinary shares in accordance with the Share Purchase Mandate would have a material impact on our consolidated results of operations, financial condition and cash flows.

By order of the Board of Directors,

Bernard Liew Jin Yang

Company Secretary

Singapore
June 6, 2011

 You should read this entire joint proxy statement
carefully prior to returning your proxy cards.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual General Meeting of Shareholders and the Extraordinary General Meeting of Shareholders to Be Held on July 22, 2011. The accompanying joint proxy statement and our annual report to shareholders are available on our website at www.flextronics.com/secfilings.

Page #
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS	ii
NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS	v
JOINT PROXY STATEMENT	1
PART I—INFORMATION ABOUT THE MEETINGS	1
VOTING RIGHTS AND SOLICITATION OF PROXIES	2
PART II—PROPOSALS TO BE CONSIDERED AT THE 2011 ANNUAL GENERAL MEETING OF SHAREHOLDERS	3
PROPOSAL NO. 1: RE-ELECTION OF DIRECTORS	3
CORPORATE GOVERNANCE	8
NON-MANAGEMENT DIRECTORS' COMPENSATION FOR FISCAL YEAR 2011	15
PROPOSAL NO. 2: RE-APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2012 AND AUTHORIZATION OF OUR BOARD TO FIX THEIR REMUNERATION	19
AUDIT COMMITTEE REPORT	20
PROPOSAL NO. 3: ORDINARY RESOLUTION TO AUTHORIZE ORDINARY SHARE ISSUANCES	22
PROPOSAL NO. 4: ORDINARY RESOLUTION TO APPROVE CHANGES TO THE CASH COMPENSATION PAYABLE TO OUR DIRECTORS AND THE CHAIRMAN OF THE BOARD	24
NON-BINDING, ADVISORY PROPOSAL NO. 5: NON-BINDING, ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION	26
NON-BINDING, ADVISORY PROPOSAL NO. 6: NON-BINDING ADVISORY RESOLUTION ON THE FREQUENCY OF THE NON-BINDING, ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION	28
PART III—PROPOSAL TO BE CONSIDERED AT THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS	29
ORDINARY RESOLUTION TO RENEW THE SHARE PURCHASE MANDATE	29
PART IV—ADDITIONAL INFORMATION	34
EXECUTIVE OFFICERS	34
COMPENSATION COMMITTEE REPORT	36
COMPENSATION DISCUSSION AND ANALYSIS	36
COMPENSATION RISK ASSESSMENT	57
EXECUTIVE COMPENSATION	58
EQUITY COMPENSATION PLAN INFORMATION	71
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	73
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	77

Page #
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	77
SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL GENERAL MEETING	78
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	78
SINGAPORE STATUTORY FINANCIAL STATEMENTS	78
OTHER MATTERS	79

x

ELECTRONIC DELIVERY OF OUR SHAREHOLDER COMMUNICATIONS

        We strongly encourage our shareholders to conserve natural resources, as well as significantly reduce our printing and mailing costs, by signing up to receive your shareholder communications via e-mail. With electronic delivery, we will notify you when the annual report and the joint proxy statement are available on the Internet. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

  1.
  If you are a registered holder (that is, you hold your Flextronics ordinary shares in your own name through our transfer agent, Computershare Investor Services, LLC), visit: www.computershare.com/us/ecomms to enroll. Under Option 2, select Flextronics from the drop-down box of companies, then enter your account number and zip code (or family/last name if outside the United States).

  2.
  If you are a beneficial holder (that is, your shares are held by a brokerage firm, a bank or other nominee), the voting instruction form provided by most banks or brokers will contain instructions for enrolling in electronic delivery.

        Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call our Investor Relations department at (408) 576-7722.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2011 ANNUAL GENERAL MEETING OF SHAREHOLDERS
AND THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

        We have elected to provide access to our proxy materials to (i) our registered shareholders by mailing them a full set of proxy materials, including a proxy card, unless the shareholder previously consented to electronic delivery, and (ii) our beneficial holders by notifying them of the availability of our proxy materials on the Internet. For beneficial holders and registered shareholders who previously consented to electronic delivery, instructions on how to request a printed copy of our proxy materials may be found in the Notice of Availability of Proxy Materials on the Internet.

FLEXTRONICS INTERNATIONAL LTD.

JOINT PROXY STATEMENT

FOR THE 2011 ANNUAL GENERAL MEETING OF
SHAREHOLDERS

To Be Held on July 22, 2011
9:00 a.m. (California Time)

AND AN EXTRAORDINARY GENERAL MEETING OF
SHAREHOLDERS

To Be Held on July 22, 2011
10:00 a.m. (California Time)
(or immediately following the conclusion or adjournment
of the 2011 annual general meeting)

Both meetings to be held at our U.S. corporate offices
847 Gibraltar Drive
Milpitas, California, 95035, U.S.A.

PART I—INFORMATION ABOUT THE MEETINGS

        We are furnishing this joint proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at the 2011 annual general meeting of our shareholders and an extraordinary general meeting of our shareholders, or at any adjournments thereof, for the purposes set forth in the notices of annual general meeting and extraordinary general meeting that accompany this joint proxy statement. Unless the context requires otherwise, references in this joint proxy statement to "the company," "we," "us," "our" and similar terms mean Flextronics International Ltd. and its subsidiaries.

        Proxy Mailing.    This joint proxy statement and the enclosed proxy cards were first mailed on or about June 15, 2011 to shareholders of record as of May 24, 2011.

        Costs of Solicitation.    The entire cost of soliciting proxies will be borne by us. Following the original mailing of the proxies and other soliciting materials, our directors, officers and employees may also solicit proxies by mail, telephone, e-mail, fax or in person. These directors, officers and employees will not receive additional compensation for those activities, but they may be reimbursed for any reasonable out-of-pocket expenses. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our ordinary shares forward copies of the proxy and other soliciting materials to persons for whom they hold ordinary shares and request authority for the exercise of proxies. In these cases, we will reimburse such holders for their reasonable expenses if they ask that we do so. We have retained Georgeson Inc., an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $8,000, plus reimbursement of reasonable expenses.

        Registered Office.    The mailing address of our registered office is No. 2 Changi South Lane, Singapore 486123.

 VOTING RIGHTS AND SOLICITATION OF PROXIES

        The close of business on May 24, 2011 is the record date for shareholders entitled to notice of our 2011 annual general meeting and the extraordinary general meeting. All of the ordinary shares issued and outstanding on July 22, 2011, the date of both the annual general meeting and the extraordinary general meeting, are entitled to be voted at each of the annual general meeting and the extraordinary general meeting, and shareholders of record on July 22, 2011 and entitled to vote at each such meeting will, on a poll, have one vote for each ordinary share so held on the matters to be voted upon. As of June 5, 2011, we had 739,999,930 ordinary shares issued and outstanding.

        Proxies.    Ordinary shares represented by proxies in the forms accompanying this joint proxy statement that are properly executed and returned to us will be voted at the 2011 annual general meeting and the extraordinary general meeting, as applicable, in accordance with our shareholders' instructions.

        If your ordinary shares are held through a broker, a bank, or other nominee, which is sometimes referred to as holding shares in "street name", you have the right to instruct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee will send you a voting instruction form for you to use to direct how your shares should be voted.

        Quorum and Required Vote.    Representation at each of the 2011 annual general meeting and the extraordinary general meeting of at least 33 1/3% of all of our issued and outstanding ordinary shares is required to constitute a quorum to transact business at each meeting.

        The affirmative vote by a show of hands of at least a majority of the shareholders present and voting, or, if a poll is demanded by the chair or by holders of at least 10% of the total number of our paid-up shares in accordance with our Articles of Association, a simple majority of the shares voting, is required (i) at the 2011 annual general meeting, to re-elect the directors nominated pursuant to Proposal No. 1, to re-appoint Deloitte & Touche LLP as our independent auditors pursuant to Proposal No. 2, and to approve the ordinary resolutions contained in Proposals Nos. 3 through 5 and (ii) at the extraordinary general meeting, to approve the ordinary resolution to approve the renewal of the Share Purchase Mandate. For Proposal No. 6, which is to be considered at the 2011 annual general meeting, and is a non-binding, advisory vote on the frequency of the advisory vote on executive compensation, the choice which receives the highest number of non-binding affirmative votes will be deemed the choice of the shareholders. Consistent with the company's historical practice, the chair of each of the 2011 annual general meeting and the extraordinary general meeting will demand a poll in order to enable the ordinary shares represented in person or by proxy to be counted for voting purposes.

        Abstentions and Broker Non-Votes.    Abstentions and "broker non-votes" are considered present and entitled to vote at each of the 2011 annual general meeting and the extraordinary general meeting for purposes of determining a quorum. A "broker non-vote" occurs when a broker, a bank or other nominee who holds shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary power to vote on that particular proposal and has not received directions from the beneficial owner. If a broker, bank or other nominee indicates on the proxy card that it does not have discretionary authority to vote as to a particular matter, those shares, along with any abstentions, will not be counted in the tabulation of the votes cast on the proposal being presented to shareholders.

        If you are a beneficial owner, your broker, bank or other nominee has authority to vote your shares for or against the re-appointment of our independent auditors and for or against the approval of the general authorization for our directors to allot and issue ordinary shares, even if the broker does not receive voting instructions from you. Your broker, bank or other nominee, however, does not have the discretion to vote your shares on any other proposals included in this joint proxy statement without receiving voting instructions from you. It is very important that you instruct your broker, bank or other nominee how to vote on these proposals. If you do not complete the voting instructions, your shares will not be considered in the election of directors or any other proposal included in this joint proxy statement other than the re-appointment of our independent auditors and the approval of the general authorization for our directors to allot and issue ordinary shares.

        If you are a registered shareholder, in the absence of contrary instructions, shares represented by proxies submitted by you will be voted (i) at the 2011 annual general meeting: "FOR" the Board nominees in Proposal No. 1, "FOR" Proposals Nos. 2 through 5, and "EVERY YEAR" for Proposal No. 6 regarding the advisory vote on the frequency of the advisory vote on executive compensation; and (ii) at the extraordinary general meeting: "FOR" the proposal to approve the Share Purchase Mandate. Our management does not know of any matters to be presented at the 2011 annual general meeting or the extraordinary general meeting other than those set forth in this joint proxy statement and in the notices accompanying this joint proxy statement. If other matters should properly be put before either of the meetings, the proxy holders will vote on such matters in accordance with their best judgment.

        Any shareholder of record has the right to revoke his or her proxy at any time prior to voting at the 2011 annual general meeting or the extraordinary general meeting by:

  •
  submitting a subsequently dated proxy; or

  •
  by attending the meeting and voting in person.

        If you are a beneficial holder who holds your ordinary shares through a broker, a bank or other nominee and you wish to change or revoke your voting instructions, you will need to contact the broker, the bank or other nominee who holds your shares and follow their instructions. If you are a beneficial holder and not the shareholder of record, you may not vote your shares in person at the 2011 annual general meeting or extraordinary general meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares.

        Singapore Financial Statements; Monetary Amounts.    We have prepared, in accordance with Singapore law, Singapore statutory financial statements, which are included with the annual report which will be delivered to our shareholders prior to the date of the 2011 annual general meeting. Except as otherwise stated herein, all monetary amounts in this joint proxy statement have been presented in U.S. dollars.

PART II—PROPOSALS TO BE CONSIDERED AT THE
2011 ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROPOSAL NO. 1:
RE-ELECTION OF DIRECTORS

        Article 95 of our Articles of Association requires that at each annual general meeting one-third of the directors (or, if their number is not a multiple of three, then the number nearest to but not more than one-third of the directors), are required to retire from office. The directors required to retire in each year are those who have been in office the longest since their last re-election or appointment. As between persons who became or were last re-elected directors on the same day, those required to retire are (unless they otherwise agree among themselves) determined by lot. Under Article 91 of our Articles of Association, any director holding office as a Chief Executive Officer shall not be subject to retirement by rotation, unless the Board of Directors determines otherwise, or be taken into account in determining the number of directors required to retire by rotation. As a result, Mr. McNamara, our Chief Executive Officer and one of our directors, is not subject to retirement by rotation or taken into account in determining the number of directors required to retire by rotation.

        Retiring directors are eligible for re-election. Messrs. Robert L. Edwards and Daniel H. Schulman are the members of our Board of Directors who will retire by rotation at our 2011 annual general meeting. Messrs. Edwards and Schulman are eligible for re-election and have been nominated to stand for re-election at the 2011 annual general meeting. If either Mr. Edwards or Mr. Schulman fails to receive the affirmative vote of a majority of the shares present and voting on the resolution to approve his re-election (that is, if the number of shares voted "FOR" the director nominee does not exceed the number of votes cast "AGAINST" that nominee), he will not be re-elected to the Board and the number of incumbent Directors comprising the Board of Directors will be reduced accordingly.

        The Singapore Companies Act, Cap. 50, which we refer to in this joint proxy statement as the Companies Act, requires that we must have at all times at least one director ordinarily resident in Singapore. Mr. Tan, the only member of our board of directors who is ordinarily resident in Singapore, was last re-elected to the Board at our 2009 annual general meeting of shareholders and is not up for re-election at the 2011 annual general meeting.

        The proxy holders intend to vote all proxies received by them in the accompanying form of proxy card for the nominees for directors listed below. In the event that any nominee is unable or declines to serve as a director at the time of the 2011 annual general meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors of the company, in accordance with Article 100 of our Articles of Association, to fill the vacancy.

        As of the date of this joint proxy statement, our Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Qualifications of Directors and Nominees

        Headquartered in Singapore, we are a leading international Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing, consumer, industrial, infrastructure, medical and mobile original equipment manufacturers. We help customers design, build, ship, and service electronics products through a network of facilities in 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market.

        Our Nominating and Corporate Governance Committee is responsible for assessing the composition and performance of the Board of Directors and Committees of the Board of Directors and for recruiting, evaluating and recommending candidates to be presented for appointment or election to serve as members of the Board of Directors. In evaluating our Board of Directors, our Nominating and Corporate Governance Committee has considered that our directors, including our nominees for election as directors, have experience as officers, directors and private equity investors of large, complex technology companies. In these positions, they have also gained experience in core management skills that are important to their service on our Board of Directors, such as international business, supply chain management, strategic and financial planning, compliance, risk management, intellectual property matters and leadership development. Our directors also have experience serving on the boards of directors and board committees of other public companies, which provides them with an understanding of current corporate governance practices and trends and executive compensation matters. Our Nominating and Corporate Governance Committee also believes that our directors have other key attributes that are important to an effective board, including the highest professional and personal ethics and values, a broad diversity of business experience and expertise, an understanding of our business and industry, a high level of education, broad-based business acumen, and the ability to think strategically.

        In addition to the qualifications described above, the Nominating and Corporate Governance Committee also considered the specific experience described in the biographical details that follow in determining whether each individual nominee or director should serve on our Board of Directors.

Nominees to our Board of Directors

        Robert L. Edwards (age 55)—Mr. Edwards has served as a member of our Board of Directors since October 2008. Mr. Edwards, executive vice president and chief financial officer of Safeway Inc., was appointed to his current position in March 2004, and previously was executive vice president and chief financial officer of Maxtor Corporation from September 2003 to March 2004. Prior to joining Maxtor, Mr. Edwards was an officer at Imation Corporation, a developer, manufacturer and supplier of magnetic and optical data storage media, where he held the position of senior vice president, chief financial officer and chief administrative officer from 1998 to 2003. Before joining Imation, Mr. Edwards had a successful 20-year career at Santa Fe Pacific Corporation, and held positions of increasing responsibility in the areas of finance, administration and corporate development .

        Mr. Edwards's expertise in financial and accounting matters provides a critical skill-set and perspective in the diverse issues facing an international enterprise, most importantly in the areas relating to financial matters. Mr. Edwards also brings seasoned and diverse leadership in the storage and memory technologies sectors.

        Daniel H. Schulman (age 53)—Mr. Schulman has served as a member of our Board of Directors since June 2009. Since August 2010, Mr. Schulman has been the president of American Express' Enterprise Growth Group. Previously, Mr. Schulman served as the President of Sprint's Prepaid Group from November 2009 and, from 2001, was Chief Executive Officer and Director for Virgin Mobile USA, a wireless service provider. Mr. Schulman also served as the Chief Executive Officer of Priceline.com from June 1999 to May 2001. Prior to joining Priceline, Mr. Schulman served more than 18 years at AT&T. Mr. Schulman is a member of the board of directors of Symantec Corporation and the chair of its compensation committee and also is a director of The Telx Group, Inc. Mr. Schulman also serves on the board of governors of Rutgers University, is a board member of Autism Speaks, and serves on the advisory committee for Greycroft Partners. He is also a member of the Compensation Chair Leadership Network, an organization comprised of approximately twenty leading Fortune 1,000 Compensation Chairs that considers best practices in public company compensation practices.

        Mr. Schulman has extensive senior management experience as both a chief executive officer and director, and he possesses the knowledge and expertise necessary to contribute an important viewpoint on a wide variety of governance and operational issues. Mr. Schulman's experience in the wireless and telecommunications sectors is particularly valuable to us as we continually enhance the competitive positioning of our segment offerings, such as those in infrastructure and mobile.

Directors Not Standing for Re-election

        H. Raymond Bingham (age 65)—Mr. Bingham has served as our non-executive Chairman of the Board since January 2008 and as a member of our Board of Directors since October 2005. He is an Advisory Director of General Atlantic LLC, a global private equity firm, and from 2006 to 2010 was a Managing Director of General Atlantic. Previously, Mr. Bingham served in various positions with Cadence Design Systems, Inc., a supplier of electronic design automation software and services, from 1997 through 2005, most recently as its Executive Chairman from May 2004 to July 2005, director from November 1997 to April 2004, President and Chief Executive Officer from April 1999 to May 2004, and Executive Vice President and Chief Financial Officer from April 1993 to April 1999. Mr. Bingham also serves on the boards of STMicroelectronics, Dice Holdings, Inc. and Oracle Corporation. Mr. Bingham was named a 2009 Outstanding Director by the Outstanding Director Exchange, a division of the

Financial Times; and Mr. Bingham also serves as a director of the Silicon Valley Education Foundation and as a board member of the National Parks Conservation Association.

        Mr. Bingham's distinguished career and his extensive executive leadership experience, serving as a chief executive officer, chief financial officer and director of large international corporations, provides the Board with the critical perspective of someone familiar with all facets of an international enterprise.

        James A. Davidson (age 51)—Mr. Davidson has served as a member of our Board of Directors since March 2003. He is a Co-founder and Co-Chief Executive of Silver Lake, a private equity investment firm. Mr. Davidson also serves on the board of a number of private companies and until March 9, 2011, served on the board of Avago Technologies Limited, a public company that specializes in analog, mixed-signal and optoelectronic components and subsystems. From 1990 to 1998, Mr. Davidson was an investment banker with Hambrecht & Quist, most recently serving as Managing Director and Head of Technology Investment Banking. From 1984 to 1990, Mr. Davidson was a corporate and securities lawyer with Pillsbury, Madison & Sutro.

        Mr. Davidson's depth of experience in financial and investment matters and his familiarity with a broad range of companies in the technology, technology-enabled, and related growth industries, as well as his legal background and expertise, enable him to provide invaluable experience to the Board in these areas.

        Michael M. McNamara (age 54)—Mr. McNamara has served as a member of our Board of Directors since October 2005, and as our Chief Executive Officer since January 1, 2006. Prior to his appointment as Chief Executive Officer, Mr. McNamara served as our Chief Operating Officer from January 2002 until January 2006, as President, Americas Operations from April 1997 through December 2001, and as Vice President, North American Operations from April 1994 to April 1997. Mr. McNamara also serves on the boards of MEMC Electronic Materials, Inc. and Delphi Automotive LLP, and is on the Advisory Board of Tsinghua University School of Economics and Management.

        Mr. McNamara's long service with the company, extensive leadership and management experience in international operations and his service on other public company boards provide invaluable perspective to the Board. In addition, as the only management representative on our Board, Mr. McNamara provides management perspective in Board discussions about the business and strategic direction of our company.

        Willy C. Shih, Ph.D. (age 59)—Dr. Shih has served as a member of our Board of Directors since January 2008. Dr. Shih is currently a Professor of Management Practice at the Harvard Business School, a position he has held since January 2007. Dr. Shih's broad industry career experience includes significant accomplishments for globally-recognized organizations such as Kodak, IBM, Silicon Graphics and Thomson. From August 2005 to September 2006, Dr. Shih served as Executive Vice President of Thomson, a provider of digital video technologies. He was an intellectual property consultant from February to August 2005, and from 1997 to 2005 served as Senior Vice President of Eastman Kodak Company. Dr. Shih holds a Ph.D. in Chemistry from the University of California, Berkeley and S.B. degrees in Chemistry and Life Sciences from the Massachusetts Institute of Technology. Dr. Shih also served on the board of directors of Atheros Communications, Inc.

        Dr. Shih's broad experience in the technology industry and with international corporations, as well as his current role at a premier educational institution, provide the Board with key perspectives relating to the company's operations and ongoing initiatives. In addition, Dr. Shih's experience in teaching and consulting provide him with significant insight into strategic alternatives that are available to technology companies.

        Lip-Bu Tan (age 51)—Mr. Tan has served as a member of our Board of Directors since April 2003. Mr. Tan serves as President, Chief Executive Officer and a director of Cadence Design Systems, Inc. In

1987, he founded and since that time has served as Chairman of Walden International, a venture capital fund. He also serves on the boards of Semiconductor Manufacturing International Corporation, Inphi Corporation, SINA Corporation and United Overseas Bank, and on the board of directors of both the Electronic Design Automation Consortium (EDAC) and the Global Semiconductor Association (GSA).

        Mr. Tan's extensive senior management, investment and director experiences provide key perspectives to the Board on a wide range of issues. In particular, as the founder and Chairman of an international venture capital firm and a director of a number of technology companies, Mr. Tan has extensive experience in the electronic design and semiconductor industries, as well as international operations and corporate governance expertise.

        William D. Watkins (age 58)—Mr. Watkins has served as a member of our Board of Directors since April 2009. Mr. Watkins was appointed Chief Executive Officer of Bridgelux, Inc., a U.S.-based developer and manufacturer of solid state lighting and light-emitting diode (LED) technologies, in January 2010. He previously served as Seagate Technology's Chief Executive Officer from 2004 through January 2009, and as Seagate's President and Chief Operating Officer from 2000 until 2004. During that time, he was responsible for Seagate's hard disc drive operations, including recording heads, media and other components, and related R&D and product development organizations. Mr. Watkins joined Seagate in 1996 with the company's merger with Conner Peripherals. Mr. Watkins currently serves on the boards of directors of Vertical Circuits Inc. and Maxim Integrated Products.

        Mr. Watkins' operational expertise and broad experience in the technology industry and with international corporations, particularly with product development companies, provides critical insight and perspective relating to the company's customer base.

The Board recommends a vote "FOR"
the re-election of each of Messrs. Edwards and Schulman
to our Board of Directors.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees (including our principal executive officer, our principal financial officer and our principal accounting officer). The Code of Business Conduct and Ethics is available on the Corporate Governance page of our website at www.flextronics.com. In accordance with SEC rules, we intend to disclose on the Corporate Governance page of our website any amendment (other than technical, administrative or other non-substantive amendments) to or any material waiver from, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.

Director Retirement Age

        Under Section 153(2) of the Companies Act, the office of a director of a public company or of a subsidiary of a public company becomes vacant at the conclusion of the next annual general meeting commencing after such director attains the age of 70 years. However, under Section 153(6) of the Companies Act, a person 70 years old or older may by ordinary resolution be appointed or re-appointed as a director of that company, or be authorized to continue in office as a director of that company, to hold office until the next annual general meeting of shareholders.

Shareholder Communications with our Board of Directors

        Our shareholders may communicate with our Board of Directors by sending an e-mail to Board@flextronics.com. All e-mails received will be sent to the Chairman of the Board and our Chief Financial Officer and/or Senior Vice President, Finance. The e-mail correspondence is regularly reviewed and summaries are provided to the full Board.

Board of Directors

        Our Articles of Association give our Board of Directors general powers to manage our business. The Board oversees and provides policy guidance on our strategic and business planning processes, oversees the conduct of our business by senior management and is principally responsible for the succession planning for our key executives, including our Chief Executive Officer.

        Our Board of Directors held a total of six meetings during fiscal year 2011. During the period for which each current director was a director or a committee member, each director attended at least 75% of the aggregate of the total number of meetings of our Board in fiscal 2011 together with the total number of meetings held by all committees of our Board on which he served, except for Mr. Tan who attended 64% of such meetings. During fiscal year 2011, our non-employee directors met at regularly scheduled executive sessions without management participation.

        Our Board has adopted a policy that encourages each director to attend the annual general meeting, but attendance is not required. Mr. McNamara attended the company's 2010 annual general meeting.

Director Independence

        To assist our Board of Directors in determining the independence of our directors, the Board has adopted Director Independence Guidelines that incorporate the definition of "independence" adopted by The NASDAQ Stock Market LLC, which we refer to as Nasdaq in this joint proxy statement. Our Board has determined that each of the company's directors, other than Mr. McNamara, is an independent director as defined by the applicable rules of Nasdaq and our Director Independence Guidelines. Under the Nasdaq definition and our Director Independence Guidelines, a director is independent only if the Board determines that the director does not have any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, under the Nasdaq definition and our Director Independence Guidelines, a director will not be independent if the director has certain disqualifying relationships. In evaluating independence, the Board broadly considers all relevant facts and circumstances. Our Director Independence Guidelines are included in our Guidelines with Regard to Certain Governance Matters, a copy of which is available on the Corporate Governance page of our website at www.flextronics.com.

        In evaluating the independence of our independent directors, the Board considered certain transactions, relationships and arrangements between us and various third parties with which certain of our independent directors are affiliated, and determined that such transactions, relationships and arrangements did not interfere with such directors' exercise of independent judgment in carrying out their responsibilities as directors. These transactions, relationships and arrangements were as follows:

  •
  Mr. H. Raymond Bingham, the Chairman of our Board of Directors, is a non-management director of STMicroelectronics N.V. and a non-management director of Oracle Corporation (of which Mr. Bingham owns less than 1%), each of which was a customer and supplier of our company during the most recent fiscal year. In addition, Mr. Bingham is an Advisory Director of General Atlantic LLC, a private equity firm. In connection with his position as Advisory Director of General Atlantic LLC, Mr. Bingham is an indirect beneficial owner of certain portfolio companies of General Atlantic LLC, which are customers and/or suppliers of our company. Sales to or purchases from each of these other organizations were made in the ordinary course of business and amounted to less than the greater of $1,000,000 or 2% of the recipient company's gross revenues during the most recent fiscal year.

  •
  Mr. James A. Davidson, a member of our Board of Directors, is a Co-founder and Co-Chief Executive Officer of Silver Lake, a private equity investment firm, and in connection with his position as managing director, Mr. Davidson is a non-management director and/or an indirect beneficial owner of certain portfolio companies of affiliated funds of Silver Lake, which are customers and/or suppliers of our company. Sales to or purchases from each of these other organizations were made in the ordinary course of business and amounted to less than the greater of $1,000,000 or 2% of the recipient company's gross revenues during the most recent fiscal year, except that purchases from Avago Technologies Limited accounted for approximately 5% of the gross revenues of Avago during the most recent fiscal year.

  •
  Mr. Lip-Bu Tan, a member of our Board of Directors, is the CEO, president and director of Cadence Design Systems, which is one of our customers and suppliers. He is also the founder and Chairman of Walden International, a venture capital fund. In connection with his position as Chairman of Walden International, Mr. Tan is a non-management director/observer and/or an indirect beneficial owner of certain portfolio companies of Walden International, which are customers and/or suppliers of our company. Sales to or purchases from each of these other organizations were made in the ordinary course of business and amounted to less than the greater of $1,000,000 or 2% of the recipient company's gross revenues during the most recent fiscal year, except that purchases from Multiplex, Inc. accounted for approximately 15.6% of the gross revenues for Multiplex during the most recent fiscal year and purchases from Aptina Imaging Corp. accounted for approximately 2.5% of the gross revenues for Aptina during the most recent fiscal year. Substantially all of the purchases from Multiplex and Aptina were made at the direction of certain of our customers.

  •
  Mr. William D. Watkins, a member of our Board of Directors, is the former chief executive officer of Seagate Technologies and a non-management director of Maxim Integrated Products, Inc., both of which are suppliers of our company. Purchases from each of these other organizations were made in the ordinary course of business and amounted to less than the greater of $1,000,000 or 2% of the recipient company's gross revenues during the most recent fiscal year, except that purchases from Maxim Integrated Products, Inc. accounted for approximately 3.1% of the gross revenues for Maxim during the most recent fiscal year.

Board Leadership Structure and Role in Risk Oversight

        Our Board of Directors currently consists of eight directors, each of whom, other than Mr. McNamara, is independent under the company's Director Independence Guidelines and the applicable rules of Nasdaq. Mr. McNamara has served as our Chief Executive Officer, or CEO, since January 1, 2006, and as a member of our Board of Directors since October 2005. Mr. Bingham, who is an independent director, has served as our Chairman of the Board since January 2008. The Board has separated the roles of Chairman and CEO since 2003.

        Our Board of Directors believes that the most effective Board leadership structure for the company at the present time is for the roles of CEO and Chairman of the Board to be separated, and for the Chairman of the Board to be an independent director. Under this structure, our CEO is generally responsible for setting the strategic direction for the company and for providing the day-to-day leadership over the company's operations, while the Chairman of the Board provides guidance to the CEO, sets the agenda for meetings of the Board and presides over Board meetings. Our Board of Directors believes that having an independent Chairman set the agenda and establish the priorities and procedures for the work of the Board provides a greater role for the independent directors in the oversight of the company, and also provides the continuity of Board leadership necessary for the Board to fulfill its responsibilities. This leadership structure is supplemented by the fact that all of our directors, other than Mr. McNamara, are independent and all of the committees of the Board are composed solely of, and chaired by, independent directors. In addition, our non-employee directors meet at regularly scheduled executive sessions without management participation. The Board retains the authority to modify this leadership structure as and when appropriate to best address the company's unique circumstances at any given time and to serve the best interests of our shareholders.

        Our Board of Directors' role in risk oversight involves both the full Board of Directors and its committees. The Audit Committee is charged with the primary role in carrying out risk oversight responsibilities on behalf of the Board. Pursuant to its charter, the Audit Committee reviews the company's policies and practices with respect to risk assessment and risk management, including discussing with management the company's major risk exposures and the steps that have been taken to monitor and mitigate such exposures. The company's enterprise risk management process is designed to identify risks that could affect the company's achievement of business goals and strategies, to assess the likelihood and potential impact of significant risks to the company's business, and to prioritize risk control and mitigation. Our Chief Financial Officer, our General Counsel and our Chief Ethics and Compliance Officer periodically report on the Company's risk management policies and practices to relevant Board committees and to the full Board. The Audit Committee reviews the company's major financial risk exposures as well as major operational, compliance, reputational and strategic risks, including steps to monitor, manage and mitigate those risks. In addition, each of the other Board committees is responsible for oversight of risk management practices for categories of risks relevant to their functions. For example, the Compensation Committee has oversight responsibility for the company's overall compensation structure, including review of its compensation practices, with a view to assessing associated risk. See "Compensation Risk Assessment." The Board as a group is regularly updated on specific risks in the course of its review of corporate strategy, business plans and reports to the Board by its respective committees. The Board believes that its leadership structure supports its risk oversight function by providing a greater role for the independent directors in the oversight of the company.

Board Committees

        The standing committees of our Board of Directors are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The table below provides current membership for each of these committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
H. Raymond Bingham	X		X*
James A. Davidson		X
Robert L. Edwards	X*		X
Daniel H. Schulman		X*
Willy C. Shih			X
Lip-Bu Tan			X
William D. Watkins	X

*
Committee Chair

  Audit Committee

        The Audit Committee of the Board of Directors is currently composed of Messrs. Bingham, Edwards, and Watkins, each of whom the Board has determined to be independent and to meet the financial experience requirements under both the rules of the SEC and the listing standards of the NASDAQ Global Select Market. The Board has also determined that Mr. Edwards is an "audit committee financial expert" within the meaning of the rules of the SEC and is "financially sophisticated" within the meaning of the rules of Nasdaq. The Audit Committee held six meetings during fiscal year 2011 and regularly meets in executive sessions without management present. The committee's principal functions are to:

  •
  monitor and evaluate periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by our financial and senior management, and our independent auditors;

  •
  be directly responsible for the appointment, compensation and oversight of the work of our independent auditors (including resolution of any disagreements between our management and the auditors regarding financial reporting); and

  •
  facilitate communication among our independent auditors, our financial and senior management and our Board.

        Our Board has adopted an Audit Committee Charter that is available on the Corporate Governance page of our website at www.flextronics.com.

  Compensation Committee

  Responsibilities and Meetings

        The Compensation Committee of our Board of Directors is responsible for reviewing and approving the goals and objectives relating to, and recommending to our Board the compensation of, our Chief Executive Officer and all other executive officers. The committee also oversees management's decisions concerning the performance and compensation of other officers, administers the company's equity compensation plans, reviews and recommends to our Board the compensation of our non-employee directors and regularly evaluates the effectiveness of our overall executive compensation program. The Compensation Committee is currently composed of Messrs. Davidson and

Schulman, each of whom our Board has determined to be an independent director under applicable listing standards of Nasdaq. The committee held seven meetings during fiscal year 2011 and regularly meets in executive sessions without management present. The specific powers and responsibilities of the Compensation Committee are set forth in more detail in the Compensation Committee Charter, which is available on the Corporate Governance page of our website at www.flextronics.com.

  Delegation of Authority

        When appropriate, our Compensation Committee may form, and delegate authority to, subcommittees. In addition, in accordance with the company's equity compensation plans, the Compensation Committee's charter allows the committee to delegate to our Chief Executive Officer its authority to grant stock options to employees of the company who are not directors or executive officers. Pursuant to the Compensation Committee's Equity Compensation Grant Policy, however, all grants of equity awards (including stock options and restricted share unit awards, which we have also referred to in the past as share bonus awards) must be approved by the Board of Directors or the Compensation Committee.

  Compensation Processes and Procedures

        The Compensation Committee evaluates our compensation programs and make recommendations to our Board regarding compensation to be paid or awarded to our executive officers. As part of its process, the Compensation Committee meets with our Chief Executive Officer, Chief Financial Officer, Executive Vice President, Worldwide Human Resources and Management Systems and our Vice President, Global Compensation and Benefits to obtain recommendations with respect to the structure of our compensation programs, as well as an assessment of the performance of individual executives and recommendations on compensation for individual executives. In addition, the Compensation Committee has the authority to retain and terminate any third-party compensation consultant and to obtain advice and assistance from internal and external legal, accounting and other advisors. During our 2011 fiscal year, the Compensation Committee engaged Radford, an Aon Hewitt Company (referred to in this joint proxy statement as Radford) as its independent adviser for certain executive compensation matters. Radford was retained by the Compensation Committee to provide an independent review of the company's executive compensation programs, including an analysis of both the competitive market and the design of the programs. More specifically, Radford furnished the Compensation Committee with reports on peer company practices relating to the following matters: short and long-term compensation program design; annual share utilization and shareowner dilution levels resulting from equity plans; executive stock ownership and retention values; stock ownership guidelines; and incentive compensation recoupment policies. As part of its reports to the Compensation Committee, Radford evaluated our peer companies, and provided competitive compensation data and analysis relating to the compensation of our Chief Executive Officer and our other executives and senior officers. Radford also assisted the Compensation Committee with its risk assessment of our compensation programs.

        The Compensation Committee relied on input from Radford in evaluating management's recommendations and arriving at the Compensation Committee's recommendations to the Board with respect to the elements of compensation discussed below under "Compensation Discussion and Analysis." The Compensation Committee expects that it will continue to retain a compensation consultant on future executive compensation matters.

        The Compensation Committee also reviews and makes recommendations to our Board for the compensation of our non-employee directors. To assist the Compensation Committee in its annual review of director compensation, our management provides director compensation data compiled from the annual reports and proxy statements of companies in our peer comparison group. In addition, the Compensation Committee retained Radford to assist the committee in its review of our non-employee director compensation program. This review was conducted to establish whether the compensation paid to our non-employee directors was competitive when compared to the practices of our peer group of companies. The Compensation Committee reviewed, among other things, the existing cash compensation of our non-employee directors, the grant date fair value of restricted share unit awards, the total compensation of our non-employee Chairman of the Board and the aggregate number of our ordinary shares held by each of our non-employee directors. The Compensation Committee, with the assistance of Radford, also took into consideration compensation trends for outside directors and the implementation of our share ownership guidelines for non-employee directors. Based in part on Radford's review and analysis of the compensation practices of our peer group, our Board of Directors, upon the recommendation of the Compensation Committee, approved changes in the compensation payable to our non-employee directors and our Chairman of the Board, which are discussed in the section below captioned "Non-Management Directors' Compensation for Fiscal Year 2011" and in the section entitled "Proposal No. 4: Ordinary Resolution to Approve Changes to the Cash Compensation Payable to our Directors and the Chairman of the Board" beginning on page 24 of this joint proxy statement.

  Relationship with Compensation Consultant

        In addition to serving as compensation consultant to the Compensation Committee in fiscal year 2011 with respect to the compensation of our executive officers and non-employee directors, Radford and its affiliates have provided other services to our management. Radford's fees in connection with providing consulting services with respect to the compensation of our executive officers and non-employee directors in fiscal year 2011 were approximately $140,000.

        Radford is a division of Aon Corporation. During our 2011 fiscal year, Aon Corporation and its affiliates, which we refer to collectively as Aon, were retained by the company to provide services unrelated to executive and director compensation matters, relating to global employee benefits services, property insurance and risk services. The decision to engage Aon for these other services was made by management. Although aware of such other services, our Compensation Committee did not review or approve such other services provided by Aon, which services were approved by management in the ordinary course of business. The aggregate fees paid for those other services in fiscal 2011 were approximately $830,000.

        Our Compensation Committee has determined that the provision by Aon of services unrelated to executive and director compensation matters in fiscal year 2011 were compatible with maintaining the objectivity of Radford in its role as compensation consultant to the committee and that the consulting advice it received from Radford was not influenced by Aon's other relationships with the company. The Compensation Committee is sensitive to the concern that the services provided by Aon, and the related fees, could impair the objectivity and independence of Radford, and the committee believes that it is important that objectivity be maintained. However, the committee also recognizes that the services provided by Aon are valuable to the company and that it could be inefficient and not in the company's interest to use a separate firm to provide those services at this time. In addition, the Compensation Committee has confirmed that Radford and Aon maintain appropriate safeguards to assure that the consulting services provided by Radford are not influenced by the company's business relationship with Aon.

  Compensation Committee Interlocks and Insider Participation

        During our 2011 fiscal year, Messrs. Davidson and Schulman served as members of the Compensation Committee. Mr. Davidson served as chairman of the Compensation Committee until May 26, 2010, when Mr. Schulman was appointed as chair. None of our executive officers served on the Compensation Committee during our 2011 fiscal year. None of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that require disclosure under Item 407(e)(4) of Regulation S-K.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee currently is currently composed of Messrs. Bingham, Edwards, Shih and Tan, each of whom our Board has determined to be an independent director under the applicable listing standards of Nasdaq. The Nominating and Corporate Governance Committee held six meetings during fiscal year 2011 and regularly meets in executive sessions without management present. The committee recruits, evaluates and recommends candidates for appointment or election as members of our Board. The committee is also responsible for shaping and overseeing the application of the company's corporate governance policies and procedures, including recommending corporate governance guidelines to the Board. In addition, the committee oversees the Board's annual self-evaluation process and any Board communications with shareholders. Our Board has adopted a Nominating and Corporate Governance Committee Charter that is available on the Corporate Governance page of our website at www.flextronics.com.

        The goal of the Nominating and Corporate Governance Committee is to ensure that our Board possesses a variety of perspectives and skills derived from high-quality business and professional experience. Although the Board does not have a formal policy on diversity, the Nominating and Corporate Governance Committee seeks to achieve a balance and diversity of knowledge, experience and capability on our Board, while maintaining a sense of collegiality and cooperation that is conducive to a productive working relationship within the Board and between the Board and management. In addition, the committee seeks nominees with the highest professional and personal ethics and values, an understanding of our business and industry, a high level of education, broad-based business acumen, and the ability to think strategically. Although the committee uses these and other criteria to evaluate potential nominees, we have no stated minimum criteria for nominees.

        The Nominating and Corporate Governance Committee generally recruits, evaluates and recommends nominees for our Board based upon recommendations by our directors and management. The committee will also consider recommendations submitted by our shareholders. The committee does not have different standards for evaluating nominees depending on whether they are proposed by our directors and management or by our shareholders. Shareholders can recommend qualified candidates for our Board to the Nominating and Corporate Governance Committee by submitting recommendations to our corporate secretary at Flextronics International Ltd., 2 Changi South Lane, Singapore 486123. Submissions that are received and meet the criteria outlined above will be forwarded to the Nominating and Corporate Governance Committee for review and consideration. Shareholder recommendations for our 2012 annual general meeting should be made not later than February 16, 2012 to ensure adequate time for meaningful consideration by the Nominating and Corporate Governance Committee. To date, we have not received any such recommendations from our shareholders.

Director Share Ownership Guidelines

        At the recommendation of the Compensation Committee, our Board of Directors adopted share ownership guidelines for our non-employee directors in July 2009 in connection with its review of our non-employee directors' compensation. The ownership guidelines encourage our non-employees directors to hold a minimum number of our ordinary shares equivalent to $225,000 in value. The guidelines encourage our non-employee directors to reach this goal within five years of the date that the Board approved the guidelines or the date of their election to our Board of Directors, whichever is later, and to hold at least such minimum value in shares for as long as he or she serves on our Board.

NON-MANAGEMENT DIRECTORS' COMPENSATION FOR FISCAL YEAR 2011

        The key objective of our non-employee directors' compensation program is to attract and retain highly qualified directors with the necessary skills, experience and character to oversee our management. By using a combination of cash and equity-based compensation, the compensation program is designed to recognize the time commitment, expertise and potential liability relating to active Board service, while aligning the interests of our Board of Directors with the long-term interests of our shareholders. In accordance with the policy of our Board of Directors, we do not pay management directors for Board service in addition to their regular employee compensation. For a discussion of the compensation paid to our only management director, Mr. McNamara, for services provided as our CEO, see the sections of this joint proxy statement entitled "Compensation Discussion and Analysis" and "Executive Compensation."

        In addition to the compensation provided to our non-employee directors, which is detailed below, each non-employee director is reimbursed for any reasonable out-of-pocket expenses incurred in connection with attending in-person meetings of the Board of Directors and Board committees, as well for any fees incurred in attending continuing education courses for directors.

Fiscal Year 2011 Annual Cash Compensation

        Under the Companies Act, we may only provide cash compensation to our non-employee directors for services rendered in their capacity as directors with the prior approval of our shareholders at a general meeting. Our shareholders approved the current cash compensation arrangements for our non-employee directors at our 2009 annual general meeting. The current arrangements include the following compensation:

  •
  annual cash compensation of $75,000, payable quarterly in arrears to each non-employee director for services rendered as a director;

  •
  additional annual cash compensation of $100,000, payable quarterly in arrears to the Chairman of the Board of Directors for services rendered as Chairman of the Board;

  •
  additional annual cash compensation of $50,000, payable quarterly in arrears to the Chairman of the Audit Committee of the Board of Directors for services rendered as Chairman of the Audit Committee and for participation on the committee;

  •
  additional annual cash compensation of $15,000, payable quarterly in arrears to each other non-employee director who serves on the Audit Committee for participation on the committee;

  •
  additional annual cash compensation of $25,000, payable quarterly in arrears to the Chairman of the Compensation Committee for services rendered as Chairman of the Compensation Committee and for participation on the committee;

  •
  additional annual cash compensation of $10,000, payable quarterly in arrears to each other non-employee director who serves on the Compensation Committee for participation on the committee;

  •
  additional annual cash compensation of $10,000, payable quarterly in arrears to the Chairman of the Nominating and Corporate Governance Committee for services rendered as Chairman of the Nominating and Corporate Governance Committee and for participation on the committee; and

  •
  additional annual cash compensation of $5,000 payable quarterly in arrears to each of our non-employee directors for participation on each standing committee other than the Audit Committee and the Compensation Committee (which is currently limited to the Nominating and Corporate Governance Committee).

Non-employee directors do not receive any non-equity incentive compensation, or participate in any pension plan or deferred compensation plan.

        We are currently seeking approval from our shareholders to: (i) increase from $75,000 to $85,000 the annual cash compensation payable to each of the company's non-employee directors for services rendered as a director; (ii) increase from $10,000 to $15,000 the additional annual cash compensation payable to the Chairman of the Nominating and Corporate Governance Committee for services rendered as Chairman of the Nominating and Corporate Governance Committee and for participation on the committee; (iii) increase from $5,000 to $8,000 the additional annual cash compensation payable to each other non-employee director who serves on the Nominating and Corporate Committee for participation on the committee; and (iv) provide our Chairman of the Board with the regular cash compensation payable to a member of the Board for service on any Board committees, including service as chairman of any Board committees.

        We are maintaining the additional cash compensation payable to the Chairman of the Board of Directors for services rendered as Chairman, the additional cash compensation payable to the chairmen of the Audit Committee and the Compensation Committee, and the additional cash compensation payable to the non-chair members of the Audit Committee and Compensation Committee for their services on such committees. For additional information, see the section entitled "Proposal No. 4: Ordinary Resolution to Approve Changes to the Cash Compensation Payable to our Directors and the Chairman of the Board" beginning on page 24 of this joint proxy statement.

Fiscal Year 2011 Equity Compensation

  Yearly Restricted Share Unit Awards

        Under the terms of the discretionary restricted share unit grant provisions of our 2010 Equity Incentive Plan, which we refer to as the 2010 Plan, each non-employee director is eligible to receive grants of restricted share unit awards at the discretion of our Board of Directors. In accordance with the compensation program recommended by the Compensation Committee and approved by the Board, each non-employee director receives, following each annual general meeting of the company, a yearly restricted share unit award consisting of such number of shares having an aggregate fair market value of $125,000 on the date of grant. These yearly restricted share unit awards vest in full on the date immediately prior to the date of the next year's annual general meeting. During fiscal year 2011, each non-employee director received a restricted share unit award covering 20,000 ordinary shares under this program.

        Beginning with the yearly share bonus award to be made following the 2011 annual general meeting, our Board of Directors, upon the recommendation of the Compensation Committee, has increased the fair market value of the yearly restricted share unit award to be granted to our non-employee directors from $125,000 to $150,000.

  Initial Awards

        Upon initially becoming a director of the company, each non-employee director receives a pro-rated share of the yearly restricted share unit award granted to our directors, which is discussed above. The pro-rated award vests on the date immediately prior to the date of our next annual general meeting and is based on the amount of time that the director serves on the Board until such date. No director received a restricted share unit award under this program in fiscal year 2011.

  Discretionary Grants

        Under the terms of the discretionary option grant provisions of the 2010 Plan, non-employee directors are eligible to receive stock options granted at the discretion of the Compensation Committee. No director received stock options pursuant to the discretionary grant program during fiscal year 2011.

Compensation for the Non-Employee Chairman of the Board

        Our non-executive Chairman is entitled to receive, following each annual general meeting of the Company, (i) the $100,000 in additional annual cash compensation described above, payable quarterly in arrears, and (ii) an additional yearly restricted share unit award that consists of such number of shares having an aggregate fair market value of $100,000 on the date of grant, which vests on the date immediately prior to the date of the next year's annual general meeting. Following the 2010 annual general meeting, our non-executive Chairman of the Board received a restricted share unit award covering 16,000 ordinary shares under the equity portion of this program. Our Chairman of the Board is also eligible to receive all other compensation payable to our non-employee directors, other than cash compensation payable for service on any Board committees.

        As described above, we are currently seeking approval from our shareholders for changes in the cash compensation payable to our non-employee directors, including to change the cash compensation payable to our Chairman of the Board to entitle him to receive the regular cash compensation payable to a member of the Board for service on any Board committees, including service as chairman of any Board committees. Our non-executive Chairman of the Board currently serves on the Audit Committee and is the Chairman of the Nominating and Corporate Governance Committee. Our Compensation Committee has recommended and our Board has determined that the Chairman should be eligible for cash compensation for committee service and recommended that he receive such compensation, subject to approval by our shareholders. Since November 30, 2010, the Chairman of the Board is entitled to receive compensation for his committee service in the form of restricted share unit awards, which will vest immediately following our next annual general meeting and be valued as of such date.

        For additional information about this proposal, see the section entitled "Proposal No. 4: Ordinary Resolution to Approve Changes to the Cash Compensation Payable to our Directors and the Chairman of the Board" beginning on page 24 of this joint proxy statement.

Director Summary Compensation in Fiscal Year 2011

        The following table sets forth the fiscal year 2011 compensation for our non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
H. Raymond Bingham	$175,000	$225,000	$400,000
James A. Davidson	$87,266	$125,000	$212,266
Robert L. Edwards	$130,000	$125,000	$255,000
Daniel H. Schulman	$97,733	$125,000	$222,733
Willy C. Shih, Ph.D.	$80,000	$125,000	$205,000
Lip-Bu Tan	$83,642	$125,000	$208,642
William D. Watkins	$90,000	$125,000	$215,000

(1)
This column represents the amount of cash compensation earned in fiscal year 2011 for Board and committee service.

(2)
This column represents the grant date fair value of restricted share unit awards granted in fiscal year 2011 in accordance with FASB ASC Topic 718. The grant date fair value of restricted share unit awards is the closing price of our ordinary shares on the date of grant.

The table below shows the aggregate number of ordinary shares underlying stock options and unvested restricted share units held by our non-employee directors as of the 2011 fiscal year-end:

Name	Number of Ordinary Shares Underlying Outstanding Stock Options (#)	Number of Ordinary Shares Underlying Outstanding Restricted share units (#)
H. Raymond Bingham	37,500	36,000
James A. Davidson	37,500	20,000
Robert L. Edwards	25,000	20,000
Daniel H. Schulman	25,000	20,000
Willy C. Shih, Ph.D.	37,500	20,000
Lip-Bu Tan	37,500	20,000
William D. Watkins	25,000	20,000

Change of Control and Termination Provisions

        Our non-employee directors have outstanding stock options that were issued under the terms of our 2001 Equity Incentive Plan, which we refer to as our 2001 Plan, and outstanding restricted share unit awards granted under the terms of the 2010 Plan. Following the approval of our shareholders of the adoption of the 2010 Plan at our 2010 annual general meeting, all future equity awards to our directors will be granted under the 2010 Plan. Under the terms of the 2001 Plan, if a director ceases to provide services to the company for any reason other than death, cause (as defined in the 2001 Plan) or disability (as defined in the 2001 Plan), then the director may exercise any options which have vested by the date of such termination within three months of the termination date or such other period not exceeding five years or the term of the option, as determined by the Compensation Committee. If a director ceases to provide services to the company because of death or disability, then the director may exercise any options which have vested by the date of such termination within 12 months of the termination date or such other period not exceeding five years or the term of the option, as determined by the Compensation Committee. All stock options held by a director who is terminated for cause expire on the termination date, unless otherwise determined by the Compensation Committee.

        In the event of a dissolution or liquidation of the company or if we are acquired by merger or asset sale or in the event of other change of control events, the treatment of outstanding stock options granted under the 2001 Plan (other than option grants made under the automatic option grant program described below), and of outstanding restricted share units granted under the 2010 Plan, is as described in the section entitled "Potential Payments upon Termination or Change of Control."

        For stock option grants made under the automatic option grant program of the 2001 Plan, in the event of a change of control transaction described above, each outstanding stock option will accelerate so that each such option shall, prior to the effective date of such transaction at such times and with such conditions as determined by the Compensation Committee, (i) become fully vested with respect to the total number of shares then subject to such award and (ii) remain exercisable for a period of three months following the consummation of the change of control transaction. However, in the event of a hostile take-over of the company pursuant to a tender or exchange offer, the director has a right to surrender each option, which has been held by him or her for at least six months, in return for a cash distribution by the company in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

PROPOSAL NO. 2:
RE-APPOINTMENT OF INDEPENDENT AUDITORS FOR FISCAL YEAR 2012 AND
AUTHORIZATION OF OUR BOARD TO FIX THEIR REMUNERATION

        Our Audit Committee has approved, subject to shareholder approval, the re-appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm to audit our accounts and records for the fiscal year ending March 31, 2012, and to perform other appropriate services. In addition, pursuant to Section 205(16) of the Companies Act, our Board of Directors is requesting that the shareholders authorize the directors, upon the recommendation of the Audit Committee, to fix the auditors' remuneration for services rendered through the 2012 annual general meeting. We expect that a representative from Deloitte & Touche LLP will be present at the 2011 annual general meeting. This representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

        Set forth below are the aggregate fees billed by our principal accounting firm, Deloitte & Touche LLP, a member firm of Deloitte Touche Tohmatsu, and their respective affiliates for services performed during fiscal years 2011 and 2010. All audit and permissible non-audit services reflected in the fees below were pre-approved by the Audit Committee in accordance with established procedures.

	Fiscal Year
	2011	2010
	(in millions)
Audit Fees	$7.8	$7.4
Audit-Related Fees	—	—
Tax Fees	2.2	2.5
All Other Fees	0.3	—

Total	$10.3	$9.9

        Audit Fees consist of fees for professional services rendered by our independent registered public accounting firm for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q. These fees include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, consents and the review of documents filed with the SEC.

        Audit-Related Fees consist of fees for assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our consolidated financial statements and not included in Audit Fees. We did not incur fees under this category in fiscal years 2011 and 2010.

        Tax Fees consist of fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning services, including assistance regarding federal, state and international tax compliance, return preparation, tax audits and customs and duties.

        All Other Fees consist of fees for professional services rendered by our independent registered public accounting firm for permissible non-audit services, if any. The fees incurred under this category during fiscal year 2011 primarily related to enterprise risk management consulting services.

Audit Committee Pre-Approval Policy

        Our Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

        Our Audit Committee has determined that the provision of non-audit services under appropriate circumstances may be compatible with maintaining the independence of Deloitte & Touche LLP, and that all such services provided by Deloitte & Touche LLP to us in the past were compatible with maintaining such independence. The Audit Committee is sensitive to the concern that some non-audit services, and related fees, could impair independence and the Audit Committee believes it important that independence be maintained. However, the Audit Committee also recognizes that in some areas, services that are identified by the relevant regulations as "tax fees" or "other fees" are sufficiently related to the audit work performed by Deloitte & Touche LLP that it would be highly inefficient and unnecessarily expensive to use a separate firm to perform those non-audit services. The Audit Committee intends to evaluate each such circumstance on its own merits, and to approve the performance of non-audit services where it believes efficiency can be obtained without meaningfully compromising independence.

The Board recommends a vote "FOR" the re-appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2012 and authorization of the Board, upon the recommendation of the Audit Committee, to fix their remuneration.

 AUDIT COMMITTEE REPORT

        The information contained under this "Audit Committee Report" shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

        The Audit Committee assists our Board of Directors in overseeing financial accounting and reporting processes and systems of internal controls. The Audit Committee also evaluates the performance and independence of our independent registered public accounting firm. The Audit Committee operates under a written charter, a copy of which is available on the Corporate Governance page of our website at www.flextronics.com. Under the written charter, the Audit Committee must consist of at least three directors, all of whom must be "independent" as defined by the Exchange Act and the rules of the SEC and Nasdaq. The members of the committee during fiscal year 2011 were Messrs. Bingham, Edwards, Tan and Watkins, each of whom is an independent director. The current members of the committee are Messrs. Bingham, Edwards and Watkins.

        Our financial and senior management supervise our systems of internal controls and the financial reporting process. Our independent auditors perform an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and express opinions on these consolidated financial statements. In addition, our independent auditors express their own opinion on the effectiveness of our internal control over financial reporting. The Audit Committee monitors these processes.

        The Audit Committee has reviewed and discussed with both the management of the company and our independent auditors our audited consolidated financial statements for the fiscal year ended March 31, 2011, as well as management's assessment and our independent auditors' evaluation of the effectiveness of our internal control over financial reporting. Our management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

        The Audit Committee also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Oversight Board in Rule 3800T. The Audit Committee also has discussed with our independent auditors the firm's independence from company management and the company, and reviewed the written disclosures and letter from the independent registered certified public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered certified public accounting firm's communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services by our independent auditors is compatible with maintaining the independence of the auditors. The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. All audit and permissible non-audit services performed by our independent auditors during fiscal year 2011 and fiscal year 2010 were pre-approved by the Audit Committee in accordance with established procedures.

        Based on the Audit Committee's discussions with the management of the company and our independent auditors and based on the Audit Committee's review of our audited consolidated financial statements together with the reports of our independent auditors on the consolidated financial statements and the representations of our management with regard to these consolidated financial statements, the Audit Committee recommended to the company's Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, which was filed with the SEC on May 23, 2011.

        Submitted by the Audit Committee of the Board of Directors:

Robert L. Edwards
H. Raymond Bingham
William D. Watkins

PROPOSAL NO. 3:
ORDINARY RESOLUTION TO AUTHORIZE
ORDINARY SHARE ISSUANCES

        We are incorporated in the Republic of Singapore. Under Singapore law, our directors may only issue ordinary shares and make or grant offers, agreements or options that might or would require the issuance of ordinary shares, with the prior approval from our shareholders. We are submitting this proposal because we are required to do so under the laws of Singapore before we can issue any ordinary shares in connection with our equity compensation plans, possible future strategic transactions, or public and private offerings.

        If this proposal is approved, the authorization would be effective from the date of the 2011 annual general meeting until the earlier of (i) the conclusion of the 2012 annual general meeting or (ii) the expiration of the period within which the 2012 annual general meeting is required by law to be held. The 2012 annual general meeting is required to be held no later than 15 months after the date of the 2011 annual general meeting and no later than six months after the date of our 2012 fiscal year end (except that Singapore law allows for a one-time application for an extension of up to a maximum of two months to be made with the Singapore Accounting and Corporate Regulatory Authority).

        Our Board believes that it is advisable and in the best interests of our shareholders for our shareholders to authorize our directors to issue ordinary shares and to make or grant offers, agreements or options that might or would require the issuance of ordinary shares. In the past, the Board has issued shares or made agreements that would require the issuance of new ordinary shares in the following situations:

  •
  in connection with strategic transactions and acquisitions;

  •
  pursuant to public and private offerings of our ordinary shares as well as instruments convertible into our ordinary shares; and

  •
  in connection with our equity compensation plans and arrangements.

        If this proposal is not approved, we would not be permitted to issue any new ordinary shares, including shares issuable pursuant to compensatory equity awards (other than shares issuable on exercise or settlement of outstanding options, restricted share units and other instruments convertible into or exercisable for ordinary shares, which were previously granted when the previous shareholder approved share issue mandates were in force). If we are unable to rely upon equity as a component of compensation, we would have to review our compensation practices, and would likely have to substantially increase cash compensation to retain key personnel.

        Notwithstanding this general authorization to issue our ordinary shares, we will be required to seek shareholder approval with respect to future issuances of ordinary shares where required under the rules of Nasdaq, such as where the company proposes to issue ordinary shares that will result in a change in control of the company or in connection with a private offering involving the issuance of ordinary shares representing 20% or more of our outstanding ordinary shares at a price less than the greater of book or market value.

        Our Board expects that we will continue to issue ordinary shares and grant options and restricted share unit awards in the future under circumstances similar to those in the past. As of the date of this joint proxy statement, other than issuances of ordinary shares or agreements that would require the issuance of new ordinary shares in connection with our equity compensation plans and arrangements, we have no specific plans, agreements or commitments to issue any ordinary shares for which approval of this proposal is required. Nevertheless, our Board believes that it is advisable and in the best interests of our shareholders for our shareholders to provide this general authorization in order to avoid the delay and expense of obtaining shareholder approval at a later date and to provide us with greater flexibility to pursue strategic transactions and acquisitions and raise additional capital through public and private offerings of our ordinary shares as well as instruments convertible into our ordinary shares.

        If this proposal is approved, our directors would be authorized to issue, during the period described above, ordinary shares subject only to applicable Singapore laws and the rules of Nasdaq. The issuance of a large number of ordinary shares could be dilutive to existing shareholders or reduce the trading price of our ordinary shares on the NASDAQ Global Select Market.

        We are not submitting this proposal in response to a threatened takeover. In the event of a hostile attempt to acquire control of the company, we could seek to impede the attempt by issuing ordinary shares, which may dilute the voting power of our existing shareholders. This could also have the effect of impeding the efforts of our shareholders to remove an incumbent director and replace him with a new director of their choice. These potential effects could limit the opportunity for our shareholders to dispose of their ordinary shares at the premium that may be available in takeover attempts.

The Board recommends a vote "FOR" the resolution
to authorize ordinary share issuances.

 PROPOSAL NO. 4:
ORDINARY RESOLUTION TO APPROVE CHANGES TO THE CASH COMPENSATION
PAYABLE TO OUR DIRECTORS AND THE CHAIRMAN OF THE BOARD

        In 2011, assisted by Radford, the Compensation Committee of our Board of Directors conducted a review of our non-employee director compensation program. This review was conducted to establish whether the compensation paid to our non-employee directors was competitive when compared to the practices of our established peer group of companies, which is discussed in the section below captioned "Compensation Discussion and Analysis." The Compensation Committee reviewed, among other things, the existing cash compensation of our non-employee directors, the grant date fair value of restricted share unit awards, the total compensation of our non-executive Chairman of the Board and the aggregate number of our ordinary shares held by each of our non-employee directors. The Compensation Committee, with the assistance of Radford, also took into consideration compensation trends for outside directors and the implementation of our share ownership guidelines for non-employee directors. In addition, the Compensation Committee considered that our non-executive Chairman of the Board serves on the Audit Committee and is the Chairman of the Nominating and Corporate Governance Committee and currently receives no cash compensation for his services on either of those Board committees.

        Based on this review and analysis, our Compensation Committee recommended and our Board approved, subject to shareholder approval of this Proposal No. 4, an increase in the annual retainer for Board service and an increase in the additional annual retainer for the members and chairman of the Nominating and Corporate Governance Committee. Our Compensation Committee has also recommended and our Board has determined, subject to approval by our shareholders of this proposal, that the Chairman should be eligible for regular cash compensation for committee service. Since November 30, 2010, the Chairman of the Board is entitled to receive compensation for his committee service in the form of restricted share unit awards, which will vest immediately following our next annual general meeting and be valued as of such date. In addition, our Compensation Committee recommended and our Board approved an increase from $125,000 to $150,000 in the fair market value of the yearly restricted share unit award granted to our non-employee directors. This change in equity compensation does not require the approval of our shareholders under Singapore law and we are not seeking shareholder approval of this change pursuant to this Proposal No. 4.

        Under the Companies Act, we may only provide cash compensation to our directors for services rendered in their capacity as directors with the prior approval from the company's shareholders at a general meeting. We believe that it is advisable and in the best interests of our shareholders for our shareholders to authorize the company to:

  •
  increase from $75,000 to $85,000 the additional annual cash compensation payable to each of Flextronics's non-employee directors for services rendered as a director;

  •
  increase from $10,000 to $15,000 the additional annual cash compensation payable to the Chairman of the Nominating and Corporate Governance Committee for services rendered as Chairman of the Nominating and Corporate Governance Committee and for participation on the committee;

  •
  increase from $5,000 to $8,000 the additional annual cash compensation payable to each other non-employee director who serves on the Nominating and Corporate Committee for participation on the committee; and

  •
  provide to the Chairman of the Board of Directors the regular cash compensation payable to a member of the Board of Directors for his or her service on any committees of the Board of Directors, including service as chairman of any committees of the Board of Directors.

        We are not seeking any other changes to the additional cash compensation payable to the Chairman of the Board of Directors, the additional cash compensation payable to the chairmen of the Audit Committee and the Compensation Committee, or the additional cash compensation payable to the non-chair members of the Audit Committee and Compensation Committee for their services on such committees. The current cash compensation arrangements for our non-employee directors were previously approved by our shareholders at our 2007 and 2009 annual general meetings.

        We believe that the authorization being sought by this proposal will benefit our shareholders by enabling the company to attract and retain qualified individuals to serve on our Board of Directors and as the Chairman of the Board and to continue to provide leadership for the company with the goal of enhancing long-term value for our shareholders.

        For additional information about the cash and equity compensation paid to our non-employee directors and our Chairman of the Board of Directors, including compensation paid for the fiscal year ended March 31, 2011, please see the section entitled "Non-Management Directors' Compensation for Fiscal Year 2011" on page 15.

The Board recommends a vote "FOR" the resolution to approve
the changes to the cash compensation payable to our directors and the Chairman of the Board.

NON-BINDING, ADVISORY PROPOSAL NO. 5:
NON-BINDING, ADVISORY RESOLUTION
ON EXECUTIVE COMPENSATION

        In accordance with recently adopted Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking our shareholders to approve, in a non-binding, advisory vote, the compensation of our named executive officers as reported in this joint proxy statement in the Compensation Discussion and Analysis and in the compensation tables and accompanying narrative disclosure under "Executive Compensation." Our named executive officers include our chief executive officer, our chief financial officer and the three other most highly compensated executive officers serving at the end of our 2011 fiscal year and identified in the Compensation Discussion and Analysis.

        As described in more detail in the Compensation Discussion and Analysis, our compensation programs are designed to:

  •
  attract, retain and motivate superior executive talent while maintaining an appropriate cost structure;

  •
  link a substantial component of our executives' compensation to the achievement of performance goals that directly correlate to the enhancement of shareholder value; and

  •
  have the right balance of short and long-term compensation elements to ensure an appropriate focus on operational objectives and the creation of long-term value.

        As a general matter, the Compensation Committee seeks to allocate a substantial portion of the named executive officers' compensation to components that are performance-based and at-risk. The Compensation Committee also generally seeks to allocate a substantial portion of executive compensation to long-term cash and equity awards. The Compensation Committee periodically assesses our compensation programs to ensure that they are appropriately aligned with our business strategy and are achieving their objectives. For fiscal year 2011, we adopted various changes in our compensation programs in order to better align our programs with best practices. These changes included the following:

  •
  base salary is targeted at the 50th percentile of peer companies (previously, we targeted the 75th percentile);

  •
  incentive bonuses are targeted at between the 60th and 65th percentiles of peer companies (previously, we targeted the 75th percentile);

  •
  long-term incentive compensation is targeted at between the 60th and 65th percentiles of peer companies (previously, we targeted the 75th percentile);

  •
  total direct compensation, comprised of base salary and short and long-term incentive compensation, is targeted at between the 60th and 65th percentiles of peer companies (previously, we targeted the 75th percentile);

  •
  long-term incentive compensation is now comprised of performance-based and service-based restricted share units and performance-funded contributions under a new deferred compensation plan (stock options may be granted in future years depending on the mix of outstanding awards and other considerations);

  •
  we use the company's total shareholder return relative to the Standard and Poor's 500 Index as the performance measure for our performance-based restricted share units, with 50% of the award based on performance over a three-year period and 50% of the award based on performance over a four-year period;

  •
  annual contributions under our deferred compensation plan are dependent on the company's performance and may only be made if certain company performance metrics are achieved (using the same performance metric categories as we use under our incentive bonus plan). Any contributions will cliff vest four years from the contribution date. Previously, contributions were service-based;

  •
  payout levels are capped under both our short and long-term incentive compensation arrangements;

  •
  we adopted stock ownership guidelines for our executives and other senior officers; and

  •
  we adopted an incentive compensation recoupment policy.

        In fiscal year 2011, we achieved strong year-over-year growth that was broadly distributed across all of our market segments. Revenue increased $4.6 billion or 19% over fiscal year 2010, almost entirely based on organic growth. In addition, the company achieved strong operating leverage, growing adjusted operating income 38% or twice our revenue growth rate, with adjusted earnings per share increasing 64%, which was more than three times our revenue growth rate. GAAP net income and earnings per share reached record levels, with fiscal 2011 net income of $596 million and earnings per share of $0.75. The company also achieved its highest ever level of Return on Invested Capital and continued to generate strong cash flow.

        We urge shareholders to read carefully the Compensation Discussion and Analysis beginning on page 36 of this joint proxy statement to review the correlation between the compensation of our named executive officers and our performance. The Compensation Discussion and Analysis also describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We also encourage you to read the Summary Compensation Table and the other related compensation tables and narrative that follow the Compensation Discussion and Analysis, which provide detailed information on the compensation of our named executive officers.

        While the vote on this resolution is advisory and not binding on the company, the Compensation Committee or the Board, each of the Compensation Committee and the Board value the opinions of our shareholders and will consider the outcome of the vote on this resolution when making decisions regarding future executive compensation arrangements.

The Board recommends a vote "FOR" the approval of
the non-binding, advisory resolution on executive compensation.

NON-BINDING, ADVISORY PROPOSAL NO. 6:
NON-BINDING ADVISORY RESOLUTION ON THE
FREQUENCY OF THE NON-BINDING, ADVISORY RESOLUTION
ON EXECUTIVE COMPENSATION

        Pursuant to recently adopted Section 14A of the Exchange Act, we are asking shareholders to vote on whether future non-binding, advisory votes on executive compensation of the nature reflected in Proposal No. 5 above should occur every year, every two years or every three years.

        The Board of Directors, upon the recommendation of our Nominating and Corporate Governance Committee, has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the company at this time. Therefore, our Board recommends that shareholders vote for future advisory votes on executive compensation to occur every year. We believe that this approach is consistent with our policy of maintaining an open and transparent dialogue with our shareholders. In addition, although our executive compensation programs are designed to promote a long-term connection between compensation and performance, executive compensation is set and disclosed on an annual basis. However, we would like to advise our shareholders that because the advisory vote on executive compensation occurs after compensation decisions are determined and awards are made with respect to a particular fiscal year, it may not always be appropriate or feasible to change our compensation programs in consideration of any one year's advisory vote on executive compensation by the time of the following year's annual general meeting.

        While this advisory resolution is not binding on the company, the Compensation Committee or the Board, each of the Nominating and Corporate Governance Committee and the Board will carefully consider the voting results in recommending and determining the frequency of any future advisory votes on executive compensation. The frequency which receives the highest number of non-binding, affirmative votes will be deemed the choice of the shareholders. Shareholders are able to abstain from this proposal or to specify that a vote should be held every year, every two years or every three years. Shareholders are not being asked to approve or disapprove of the Board's recommendation. In addition, notwithstanding the Board's recommendation and the outcome of the shareholder vote, the Board may in the future decide to propose for consideration non-binding, advisory resolutions on executive compensation on a more or less frequent basis as it deems appropriate to best address the company's unique circumstances at any given time and to serve the best interests of our shareholders.

The Board recommends a vote to conduct future
non-binding, advisory resolutions on executive compensation "EVERY YEAR".

PART III—PROPOSAL TO BE CONSIDERED AT
THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

ORDINARY RESOLUTION TO RENEW THE SHARE PURCHASE MANDATE

        Our purchases or acquisitions of our ordinary shares must be made in accordance with, and in the manner prescribed by, the Companies Act, the applicable listing rules of Nasdaq and such other laws and regulations as may apply from time to time.

        Singapore law requires that we obtain shareholder approval of a "general and unconditional share purchase mandate" given to our directors if we wish to purchase or otherwise acquire our ordinary shares. This general and unconditional mandate is referred to in this joint proxy statement as the Share Purchase Mandate, and it allows our directors to exercise all of the company's powers to purchase or otherwise acquire our issued ordinary shares on the terms of the Share Purchase Mandate.

        Although our shareholders approved a renewal of the Share Purchase Mandate at the extraordinary general meeting of shareholders held in 2010, the Share Purchase Mandate renewed at the extraordinary general meeting will expire on the date of the 2011 annual general meeting. Accordingly, we are submitting this proposal to seek approval from our shareholders at the extraordinary general meeting for another renewal of the Share Purchase Mandate. On March 23, 2011, the Board authorized the repurchase of our ordinary shares in an aggregate amount up to $200 million. Until the 2011 annual general meeting, any repurchases would be made under the Share Purchase Mandate renewed at the extraordinary general meeting held in 2010. Commencing on the date of the 2011 annual general meeting, any repurchases may only be made if the shareholders approve the renewal of the Share Purchase Mandate at the extraordinary general meeting. The share purchase program does not obligate the company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

        If renewed by shareholders at the extraordinary general meeting, the authority conferred by the Share Purchase Mandate will, unless varied or revoked by our shareholders at a general meeting, continue in force until the earlier of the date of the 2012 annual general meeting or the date by which the 2012 annual general meeting is required by law to be held.

        The authority and limitations placed on our share purchases or acquisitions under the proposed Share Purchase Mandate, if renewed at the extraordinary general meeting, are summarized below.

Limit on Allowed Purchases

        We may only purchase or acquire ordinary shares that are issued and fully paid up. We may not purchase or acquire more than 10% of the total number of issued ordinary shares outstanding at the date of the extraordinary general meeting. Any of our ordinary shares which are held as treasury shares will be disregarded for purposes of computing this 10% limitation.

        Purely for illustrative purposes, on the basis of 739,999,930 issued ordinary shares outstanding as of June 5, 2011, and assuming no additional ordinary shares are issued or repurchased on or prior to the date of the extraordinary general meeting, we would be able to purchase not more than 73,999,993 issued ordinary shares pursuant to the proposed renewal of the Share Purchase Mandate. In fiscal year 2011, we used $400 million to repurchase our ordinary shares under the Share Purchase Mandate, reducing our weighted average shares outstanding by 6%.

        All ordinary shares purchased by us following the date of our last annual general meeting of shareholders (that is, the annual general meeting that precedes the meeting at which the mandate is renewed) are subject to this 10% limitation. For example, if we sought approval for the renewal of the Share Purchase Mandate at our 2011 annual general meeting of shareholders, we would have to reduce the number of new shares that we could repurchase by the number of shares purchased by us at any time following the date of our 2010 annual general meeting.

        We are holding the extraordinary general meeting immediately following our 2011 annual general meeting so that the applicable date of our last annual general meeting for purposes of the Share Purchase Mandate will be the date of the 2011 annual general meeting (that is, the same date as the extraordinary general meeting), rather than the date of the 2010 annual general meeting. We believe that this approach will provide our Board with greater flexibility in determining the number of shares that the company may repurchase.

Duration of Share Purchase Mandate

        Purchases or acquisitions of ordinary shares may be made, at any time and from time to time, on and from the date of approval of the Share Purchase Mandate up to the earlier of:

  •
  the date on which our next annual general meeting is held or required by law to be held; or

  •
  the date on which the authority conferred by the Share Purchase Mandate is revoked or varied by our shareholders at a general meeting.

Manner of Purchases or Acquisitions of Ordinary Shares

        Purchases or acquisitions of ordinary shares may be made by way of:

  •
  market purchases on the NASDAQ Global Select Market or any other stock exchange on which our ordinary shares may for the time being be listed and quoted, through one or more duly licensed dealers appointed by us for that purpose; and/or

  •
  off-market purchases (if effected other than on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted), in accordance with an equal access scheme as prescribed by the Companies Act.

        If we decide to purchase or acquire our ordinary shares in accordance with an equal access scheme, our directors may impose any terms and conditions as they see fit and as are in our interests, so long as the terms are consistent with the Share Purchase Mandate, the applicable rules of Nasdaq, the provisions of the Companies Act and other applicable laws. In addition, an equal access scheme must satisfy all of the following conditions:

  •
  offers for the purchase or acquisition of ordinary shares must be made to every person who holds ordinary shares to purchase or acquire the same percentage of their ordinary shares;

  •
  all of those persons must be given a reasonable opportunity to accept the offers made; and

  •
  the terms of all of the offers must be the same (except differences in consideration that result from offers relating to ordinary shares with different accrued dividend entitlements and differences in the offers solely to ensure that each person is left with a whole number of ordinary shares).

Purchase Price

        The purchase price (excluding brokerage commission, applicable goods and services tax and other related expenses of the purchase or acquisition) to be paid for each ordinary share will be determined by our directors. The maximum purchase price to be paid for the ordinary shares as determined by our directors must not exceed:

  •
  in the case of a market purchase, the highest independent bid or the last independent transaction price, whichever is higher, of our ordinary shares quoted or reported on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted, or shall not exceed any volume weighted average price, or other price determined under any pricing mechanism, permitted under SEC Rule 10b-18, at the time the purchase is effected; and

  •
  in the case of an off-market purchase pursuant to an equal access scheme, 150% of the "Prior Day Close Price" of our ordinary shares, which means the closing price of an ordinary share as quoted on the NASDAQ Global Select Market or, as the case may be, any other stock exchange on which our ordinary shares may for the time being be listed and quoted, on the day immediately preceding the date on which we announce our intention to make an offer for the purchase or acquisition of our ordinary shares from holders of our ordinary shares, stating therein the purchase price (which shall not be more than the maximum purchase price calculated on the foregoing basis) for each ordinary share and the relevant terms of the equal access scheme for effecting the off-market purchase.

Treasury Shares

        Under the Companies Act, ordinary shares purchased or acquired by us may be held as treasury shares. Some of the provisions on treasury shares under the Companies Act are summarized below.

        Maximum Holdings.    The number of ordinary shares held as treasury shares may not at any time exceed 10% of the total number of issued ordinary shares.

        Voting and Other Rights.    We may not exercise any right in respect of treasury shares, including any right to attend or vote at meetings and, for the purposes of the Companies Act, we shall be treated as having no right to vote and the treasury shares shall be treated as having no voting rights. In addition, no dividend may be paid, and no other distribution of our assets may be made, to the company in respect of treasury shares, other than the allotment of ordinary shares as fully paid bonus shares. A subdivision or consolidation of any treasury share into treasury shares of a smaller amount is also allowed so long as the total value of the treasury shares after the subdivision or consolidation is the same as before the subdivision or consolidation, respectively.

        Disposal and Cancellation.    Where ordinary shares are held as treasury shares, we may at any time:

  •
  sell the treasury shares for cash;

  •
  transfer the treasury shares for the purposes of or pursuant to an employees' share scheme;

  •
  transfer the treasury shares as consideration for the acquisition of shares in or assets of another company or assets of a person;

  •
  cancel the treasury shares; or

  •
  sell, transfer or otherwise use the treasury shares for such other purposes as may be prescribed by the Minister for Finance of Singapore.

Sources of Funds

        Only funds legally available for purchasing or acquiring ordinary shares in accordance with our Articles of Association and the applicable laws of Singapore shall be used. We intend to use our internal sources of funds and/or borrowed funds to finance any purchase or acquisition of our ordinary shares. Our directors do not propose to exercise the Share Purchase Mandate in a manner and to such an extent that would materially affect our working capital requirements.

        The Companies Act permits us to purchase and acquire our ordinary shares out of our capital or profits. Acquisitions or purchases made out of capital are permissible only so long as we are solvent for the purposes of section 76F(4) of the Companies Act. A company is solvent if (a) it is able to pay its debts in full at the time of the payment made in consideration of the purchase or acquisition (or the acquisition of any right with respect to the purchase or acquisition) of ordinary shares in accordance with the provisions of the Companies Act and will be able to pay its debts as they fall due in the normal course of business during the 12-month period immediately following the date of the payment; and (b) the value of the company's assets is not less than the value of its liabilities (including contingent liabilities) and will not, after giving effect to the proposed purchase or acquisition, become less than the value of its liabilities (including contingent liabilities).

Status of Purchased or Acquired Ordinary Shares

        Any ordinary share that we purchase or acquire will be deemed cancelled immediately on purchase or acquisition, and all rights and privileges attached to such ordinary share will expire on cancellation (unless such ordinary share is held by us as a treasury share). The total number of issued shares will be diminished by the number of ordinary shares purchased or acquired by us and which are not held by us as treasury shares.

        We will cancel and destroy certificates in respect of purchased or acquired ordinary shares as soon as reasonably practicable following settlement of any purchase or acquisition of such ordinary shares.

Financial Effects

        Our net tangible assets and the consolidated net tangible assets of our subsidiaries will be reduced by the purchase price of any ordinary shares purchased or acquired and cancelled or held as treasury shares. We do not anticipate that the purchase or acquisition of our ordinary shares in accordance with the Share Purchase Mandate would have a material impact on our consolidated results of operations, financial condition and cash flows.

        The financial effects on us and our group (including our subsidiaries) arising from purchases or acquisitions of ordinary shares which may be made pursuant to the Share Purchase Mandate will depend on, among other things, whether the ordinary shares are purchased or acquired out of our profits and/or capital, the number of ordinary shares purchased or acquired, the price paid for the ordinary shares and whether the ordinary shares purchased or acquired are held in treasury or cancelled.

        As described in more detail above, our purchases or acquisitions of our ordinary shares may be made out of our profits and/or our capital. Where the consideration paid by us for the purchase or acquisition of ordinary shares is made out of our profits, such consideration (excluding brokerage commission, goods and services tax and other related expenses) will correspondingly reduce the amount available for the distribution of cash dividends by us. Where the consideration that we pay for the purchase or acquisition of ordinary shares is made out of our capital, the amount available for the distribution of cash dividends by us will not be reduced. To date, we have not declared any cash dividends on our ordinary shares and have no current plans to pay cash dividends in the foreseeable future.

Rationale for the Share Purchase Mandate

        We believe that a renewal of the Share Purchase Mandate at the extraordinary general meeting will benefit our shareholders by providing our directors with appropriate flexibility to repurchase ordinary shares if the directors believe that such repurchases would be in the best interests of our shareholders. Our decision to repurchase our ordinary shares from time to time will depend on our continuing assessment of then-current market conditions, our need to use available cash to finance acquisitions and other strategic transactions, the level of our debt and the terms and availability of financing.

Take-Over Implications

        If, as a result of our purchase or acquisition of our issued ordinary shares, a shareholder's proportionate interest in the company's voting capital increases, such increase will be treated as an acquisition for the purposes of The Singapore Code on Take-overs and Mergers. If such increase results in a change of effective control, or, as a result of such increase, a shareholder or a group of shareholders acting in concert obtains or consolidates effective control of the company, such shareholder or group of shareholders acting in concert could become obliged to make a take-over offer for the company under Rule 14 of The Singapore Code on Take-overs and Mergers.

        The circumstances under which shareholders (including directors or a group of shareholders acting together) will incur an obligation to make a take-over offer are set forth in Rule 14 of The Singapore Code on Take-overs and Mergers, Appendix 2. The effect of Appendix 2 is that, unless exempted, shareholders will incur an obligation to make a take-over offer under Rule 14 if, as a result of the company purchasing or acquiring our issued ordinary shares, the voting rights of such shareholders would increase to 30% or more, or if such shareholders hold between 30% and 50% of our voting rights, the voting rights of such shareholders would increase by more than 1% in any period of six months. Shareholders who are in doubt as to their obligations, if any, to make a mandatory take-over offer under The Singapore Code on Take-overs and Mergers as a result of any share purchase by us should consult the Securities Industry Council of Singapore and/or their professional advisers at the earliest opportunity.

The Board recommends a vote "FOR" the resolution
to approve the proposed renewal of the Share Purchase Mandate.

PART IV—ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

        The names, ages and positions of our executive officers as of June 6, 2011 are as follows:

Name	Age	Position
Michael M. McNamara	54	Chief Executive Officer
Paul Read	45	Chief Financial Officer
Francois Barbier	52	President, Global Operations
Sean P. Burke	49	President, Computing
Michael J. Clarke	56	President, Infrastructure
Paul Humphries	56	Executive Vice President, Human Resources and President, Medical, Automotive and Aerospace
Christopher Collier	42	Senior Vice President, Finance
Jonathan S. Hoak	61	Senior Vice President and General Counsel

        Michael M. McNamara.    Mr. McNamara has served as our Chief Executive Officer since January 2006, and as a member of our Board of Directors since October 2005. Prior to his promotion, Mr. McNamara served as our Chief Operating Officer from January 2002 until January 2006, as President, Americas Operations from April 1997 through December 2001, and as Vice President, North American Operations from April 1994 to April 1997. Mr. McNamara received a B.S. from the University of Cincinnati and an M.B.A. from Santa Clara University. Mr. McNamara also serves on the boards of MEMC Electronic Materials, Inc. and Delphi Automotive LLP, and is on the Advisory Board of Tsinghua University School of Economics and Management.

        Paul Read.    Mr. Read has served as our Chief Financial Officer since June 30, 2008. Prior to his promotion, Mr. Read served as Executive Vice President of Finance for Flextronics Worldwide Operations since October 2005, as Senior Vice President of Finance for Flextronics Worldwide Operations from February 2001 to October 2005, and as Vice President, Finance of Flextronics Americas Operations from August 1997 to February 2001. Mr. Read is a member of the Chartered Institute of Management Accountants.

        Francois Barbier.    Mr. Barbier has served as our President, Global Operations since June 2008. Prior to his appointment as President, Global Operations, Mr. Barbier was President of Special Business Solutions and has held a number of executive management roles in Flextronics Europe. Prior to joining Flextronics in 2001, Mr. Barbier was Vice President of Alcatel Mobile Phone Division. Mr. Barbier holds an Engineering degree in Production from Lyceé Couffignal in Strasbourg.

        Sean P. Burke.    Mr. Burke has served as our President, Computing since October 16, 2005. Prior to joining us, Mr. Burke was the Executive Vice President of Iomega Corporation from January 2003 through September 2005. Preceding Iomega Corporation, Mr. Burke held a number of executive positions at Dell Inc., Compaq Computer Corporation and Hewlett-Packard Company. Mr. Burke received a B.B.A. degree from the University of North Texas.

        Michael J. Clarke.    Mr. Clarke has served as President of FlexInfrastructure since January 2006. Prior to joining us, Mr. Clarke served as a President and General Manager of Sanmina-SCI Corporation from October 1999 to December 2005. Previously, Mr. Clarke held senior positions with international companies including Devtek Corporation, Hawker Siddeley and Cementation Africa. Mr. Clarke has over 25 years of senior executive, business development and hands-on operational experience managing global companies in major industries including aerospace and defense, automotive and industrial. Mr. Clarke was educated as a Mechanical Engineer at Bradford Polytechnic, England,

with enhanced professional development programs from University of Western Ontario, Canada and Columbia University, USA.

        Paul Humphries.    Mr. Humphries was appointed to the position of President, Medical, Automotive and Aerospace on April 1, 2011. Most recently, Mr. Humphries served as our Executive Vice President of Human Resources. Mr. Humphries joined Flextronics with the acquisition of Chatham Technologies Incorporated in April 2000 where he served as senior vice president of Global Operations for the Mechanicals Business. Prior to this, Mr. Humphries held senior executive positions for several well-known global organizations. These roles include managing director of Holts Lloyd Division (Europe)—the Consumer Products Group of Honeywell Corporation, vice president of Operations for the Autolite Division at Allied Signal, and senior HR and General Management positions at Borg Warner Corporation in the UK and the U.S. Mr. Humphries holds a BA (Hons) in Applied Social Studies from Lanchester Polytechnic (now Coventry University) and post-graduate certification in human resource management from West Glamorgan Institute of Higher Education.

        Christopher Collier.    Mr. Collier, our Principal Accounting Officer since May 1, 2007, has served as our Senior Vice President, Finance since December 2004. Prior to his appointment as Senior Vice President, Finance in 2004, Mr. Collier served as Vice President, Finance and Corporate Controller since he joined us in April 2000. Mr. Collier is a certified public accountant and he received a B.S. in Accounting from State University of New York at Buffalo.

        Jonathan S. Hoak.    Mr. Hoak has served as our Senior Vice President and General Counsel since January 31, 2011. Prior to joining Flextronics, Mr. Hoak was vice president and chief ethics and compliance officer at Hewlett-Packard Company from May 2006 to January 2011. Prior to his service at HP, Mr. Hoak was senior vice president and general counsel for NCR Corporation from December 1993 until May 2006. Mr. Hoak was previously general attorney for AT&T's Federal Systems Division and was also a partner at the law firm of Sidley & Austin. Mr. Hoak has a Juris Doctor from Drake University and undergraduate degree from the University of Colorado.

 COMPENSATION COMMITTEE REPORT

        The information contained under this "Compensation Committee Report" shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.

        The Compensation Committee of the Board of Directors of the company has reviewed and discussed with management the Compensation Discussion and Analysis that follows this report. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company's joint proxy statement for the 2011 annual general meeting of shareholders and extraordinary general meeting of shareholders.

        Submitted by the Compensation Committee of the Board of Directors:

Daniel H. Schulman
James A. Davidson

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        Beginning in the second half of fiscal 2010, demand for our OEM customers' end products began to improve and revenue accelerated throughout fiscal year 2011. In fiscal year 2011, we achieved strong year-over-year growth that was broadly distributed across all of our market segments. Revenue increased $4.6 billion or 19% over fiscal year 2010, almost entirely based on organic growth. The company also achieved strong operating leverage, growing adjusted operating income 38% or twice our revenue growth rate, with adjusted earnings per share increasing 64%, which was more than three times our revenue growth rate. GAAP net income and earnings per share reached record levels, with fiscal 2011 net income of $596 million and earnings per share of $0.75. Return on invested capital also marked a new record for the company. In addition, during fiscal 2011, the company generated $463 million in free cash flow (cash flow from operations less capital expenditures) and used $400 million to repurchase shares, reducing our weighted average shares outstanding by 6%. Balance sheet metrics continue to be strong with year-end cash of $1.75 billion, total debt of $2.2 billion and net debt (total debt less total cash) of $472 million.

        Consistent with the changes adopted in our compensation programs for fiscal 2011, base salaries for our Chief Executive Officer and Chief Financial Officer were not adjusted in order to target their base salaries at the 50th percentile of our peer companies, and base salaries for our other NEOs also were not adjusted, with the exception of Mr. Barbier. While overall, our executives' and senior officers' base salary levels were at the 50th percentile target, the base salaries of Messrs. Clarke, Barbier and Widmann exceeded this level. For our incentive bonus plan, bonuses continued to be based on achievement of company and business unit (in the cases of business unit executives) performance goals. Target annual bonuses generally were set between the 60th and 65th percentiles of the market data. We changed our long-term incentive awards to consist of performance-based and service-based restricted share units, and performance-funded contributions under a new deferred compensation plan, with target incentives generally set between the 60th and 65th percentiles of the market data. Total direct compensation generally was targeted at between the 60th and 65th percentiles of our peer companies versus targeting the 75th percentile in prior years. As in the past, total target direct compensation, as well as individual components, may vary by executive based on the executive's experience, level of responsibility and performance, as well as competitive market conditions.

        Based on strong operational performance in fiscal 2011, we exceeded the target payout levels for various performance metrics under our fiscal 2011 incentive bonus plan, including revenues, return on invested capital (ROIC), and adjusted earnings per share (EPS), as well as target payout levels for performance metrics applicable for business unit executives, with the exception of our Multek business unit. As a result, incentive bonus payouts were 144.75% of target for Messrs. McNamara and Read; 125.69% of target for Mr. Clarke; 116.48% of target for Mr. Barbier; and 59.36% of target for Mr. Widmann. Total cash compensation (the sum of base salary and annual incentive bonus payouts) was consistent with fiscal 2010 levels. Total direct compensation (the sum of base salary, annual incentive bonus payouts and long-term equity awards) exceeded fiscal 2010 levels because we did not grant equity awards in fiscal 2010.

        In this Compensation Discussion and Analysis section, we discuss the material elements of our compensation programs and policies, including program objectives and reasons why we pay each element of our executives' compensation. Following this discussion, you will find a series of tables containing more specific details about the compensation earned by, or awarded to, the following individuals, whom we refer to as the named executive officers or NEOs. This discussion focuses principally on compensation and practices relating to the named executive officers for our 2011 fiscal year:

Name	Position
Michael M. McNamara	Chief Executive Officer
Paul Read	Chief Financial Officer
Michael J. Clarke	President, Infrastructure
Francois Barbier	President, Global Operations and Mobile Consumer
Werner Widmann	President, Multek

Compensation Philosophy and Objectives

        We believe that the quality, skills and dedication of our executive officers are critical factors affecting the company's performance and shareholder value. Accordingly, the key objective of our compensation programs is to attract, retain and motivate superior executive talent while maintaining an appropriate cost structure. In addition, our compensation programs are designed to link a substantial component of our executives' compensation to the achievement of performance goals that directly correlate to the enhancement of shareholder value. Finally, our compensation programs are designed to have the right balance of short and long-term compensation elements to ensure an appropriate focus on operational objectives and the creation of long-term value.

        To accomplish these objectives, the Committee has structured our compensation programs to include the following key features and compensation elements:

  •
  base salaries, which generally are set at the median of our peer group companies;

  •
  cash bonuses, based on pre-established annual and quarterly performance goals related to the company and business unit (in the cases of business unit executives), paid out quarterly subject to a reconciliation to annual payout achievement;

  •
  equity-based compensation, which aligns our executives' interests with those of our shareholders and promotes executive retention;

  •
  in fiscal 2011, we granted performance-based and service-based restricted share units, with payout of the performance-based awards based on our total shareholder return relative to the S&P 500 Index;

  •
  both our performance-based and service-based restricted share units provide for vesting 50% after three years and 50% after four years, thereby promoting the enhancement of long-term shareholder value and executive retention;

  •
  our equity grant strategy is to target a burn rate at a level consistent with our peer companies, while considering the need to attract and retain a broader employee base than our peer companies; and

  •
  performance-based contributions to our deferred compensation plan, which only may be awarded if the company achieves levels of performance under our incentive bonus plan; these awards are designed to promote executive retention, as any contributions cliff vest after four years.

        As a general matter, the Committee seeks to allocate a substantial portion of the named executive officers' compensation to components that are performance-based and at-risk. The Committee also generally seeks to allocate a substantial portion of executive compensation to long-term cash and equity awards. The Committee does not maintain fixed policies for allocating among current and long-term compensation or among cash and non-cash compensation. Instead, the Committee maintains flexibility and adjusts different elements of compensation based upon its evaluation of the key compensation goals set forth above. For example, in response to the global economic crisis, the Committee recommended and our Board approved additional stock option grants for executives in fiscal 2009 for retention and incentive purposes. As a result of these grants, the Committee did not recommend any executive equity grants in fiscal 2010 and, in fiscal 2011, balanced outstanding equity grants with awards of service-based and performance-based restricted share unit awards.

        The Committee seeks to maintain a balance among fixed and variable compensation, cash and equity, and annual and longer-term incentive compensation to mitigate the risk arising from any element of compensation. In addition, to further align our executives' interests with our shareholders and mitigate risk relating to our compensation programs, we adopted stock ownership guidelines and an incentive compensation recoupment policy. See "Executive Stock Ownership Guidelines" and "Executive Incentive Compensation Recoupment Policy" below.

        While compensation levels may differ among NEOs based on competitive factors, and the performance, job criticality, experience and skill set of each specific NEO, there are no material differences in the compensation philosophies, objectives or policies for our NEOs. We do not maintain a policy regarding internal pay equity.

        None of the named executive officers serves pursuant to an employment agreement at the present time, and each serves at the will of the company's Board of Directors (subject to severance obligations under law). When an executive officer retires, resigns or is terminated, our Board exercises its business judgment in approving an appropriate separation or severance arrangement in light of all relevant circumstances, including the individual's term of employment, severance obligations under applicable law, past accomplishments and reasons for separation from the company.

Fiscal Year 2011 Changes in Executive Compensation

        As a result of the Committee's review of our compensation programs and peer company data and best practices in the executive compensation area, the Committee recommended and our Board approved changes in our compensation policies and practices beginning with fiscal 2011. Overall, the Committee has sought to weight a higher percentage of our executives' total direct compensation to performance-based and long-term components. As a result, for our CEO, CFO and other NEOs, with one exception, there have been no increases in base salary over the past two fiscal years, and our long-term compensation now includes performance-based restricted share units and performance-funded contributions to a deferred compensation plan that cliff vest after four years. Program changes approved for fiscal year 2011 are as follows:

  •
  base salary is targeted at the 50th percentile of peer companies (previously, we targeted the 75th percentile);

  •
  incentive bonuses are targeted at between the 60th and 65th percentiles of peer companies (previously, we targeted the 75th percentile);

  •
  long-term incentive compensation is targeted at between the 60th and 65th percentiles of peer companies (previously, we targeted the 75th percentile);

  •
  total direct compensation, comprised of base salary and short and long-term incentive compensation, is targeted at between the 60th and 65th percentiles of peer companies (previously, we targeted the 75th percentile);

  •
  long-term incentive compensation is comprised of performance-based and service-based restricted share units and performance-funded contributions under a new deferred compensation plan (stock options may be granted in future years depending on the mix of outstanding awards and other considerations);

  •
  we use the company's total shareholder return relative to the Standard and Poor's 500 Index as the performance measure for our performance-based restricted share units, with 50% of the award based on performance over a three-year period and 50% of the award based on performance over a four-year period;

  •
  annual contributions under our deferred compensation plan are dependent on the company's performance and may only be made if certain company performance metrics are achieved (using the same performance metric categories as we use under our incentive bonus plan). Any contributions will cliff vest four years from the contribution date. Previously, contributions were service-based;

  •
  payout levels will be capped under both our short and long-term incentive compensation arrangements;

  •
  we adopted stock ownership guidelines for our executives and other senior officers; and

  •
  we adopted an incentive compensation recoupment policy.

Compensation Committee

        The Compensation Committee of our Board of Directors (referred to in this discussion as the Committee) periodically assesses our compensation programs to ensure that they are appropriately aligned with our business strategy and are achieving their objectives. The Committee also reviews market trends and changes in competitive practices. Based on its review and assessment, the Committee from time to time recommends changes in our compensation programs to our Board. The Committee is responsible for recommending to our Board the compensation of our Chief Executive Officer and all other executive officers. The Committee also oversees management's decisions concerning the compensation of other company officers, administers our equity compensation plans, and evaluates the effectiveness of our overall executive compensation programs.

Independent Consultants and Advisors

        The Committee has the authority to retain and terminate any independent, third-party compensation consultants and to obtain advice and assistance from internal and external legal, accounting and other advisors. During our 2011 fiscal year, the Committee engaged Radford, an Aon Hewitt Company (referred to in this discussion as Radford), as its independent adviser for certain executive compensation matters. Radford was retained by the Committee to provide an independent review of the company's executive compensation programs, including an analysis of both the competitive market and the design of the programs. More specifically, Radford furnished the Committee with reports on peer company practices relating to the following matters: short and long-term compensation program design; annual share utilization and shareowner dilution levels resulting from equity plans; executive stock ownership and retention values; stock ownership guidelines; and incentive compensation recoupment policies. As part of its reports to the Committee, Radford evaluated our selected peer companies, and provided competitive compensation data and analysis relating to the compensation of our Chief Executive Officer and our other executives and senior officers. Radford also assisted the Committee with its risk assessment of our compensation programs.

        Radford is owned by Aon Corporation, a multi-national, multi-services insurance and consulting firm. For a discussion of amounts paid to Radford for executive and director compensation consulting services and amounts paid to Aon Corporation and its affiliates for non-executive and non-director compensation consulting services, please see "Compensation Committee—Relationship with Compensation Consultant" on page 13. The Committee has determined that the provision by Aon of services unrelated to executive and director compensation matters in fiscal year 2011 was compatible with maintaining the objectivity of Radford in its role as compensation consultant to the Committee and that the consulting advice it received from Radford was not influenced by Aon's other relationships with the company. The Committee has retained Radford as its independent compensation consultant for fiscal year 2012 and expects that it will continue to retain an independent compensation consultant on future executive compensation matters.

Role of Executive Officers in Compensation Decisions

        The Committee makes recommendations to our Board on all compensation actions relating to our executive officers. As part of its process, the Committee meets with our Chief Executive Officer and other executives to obtain recommendations with respect to the structure of our compensation programs, as well as an assessment of the performance of individual executives and recommendations on compensation for individual executives. As discussed in greater detail below under "Incentive Bonus Plan," our Chief Executive Officer and other executives develop recommendations for performance measures and target and payout opportunities under our incentive bonus plan based on management's business forecast both at the company and business unit levels, which are reviewed and approved by our Board.

Competitive Positioning

        In arriving at its recommendations to our Board on the amounts and components of compensation for our Chief Executive Officer and other executive officers, the Committee relies on competitive compensation data prepared by its independent compensation consultant, as follows:

  •
  to benchmark compensation for our CEO and CFO, Radford constructed a peer group consisting of 22 peer companies based on the following criteria and market data as of February 1, 2010: (i) global companies with a technology focus and with significant manufacturing operations; (ii) companies with revenues between $10 billion and $50 billion (approximately .5x to 2x Flextronics's trailing 12 months revenues); and (iii) companies with a market capitalization between $3 billion and $25 billion. Radford compiled compensation data from such companies' SEC filings; and

  •
  to benchmark compensation for our other executives and senior officers, including our named executives officers (other than our CEO and CFO), Radford recommended and the Committee approved using data from Radford's published compensation survey for technology companies. Radford recommended and the Committee approved using survey data for technology companies with annual revenues between $10 billion and $50 billion and with significant manufacturing operations in order to align the data more closely to the criteria selected for the CEO/CFO peer group. Radford recommended and the Committee approved the use of this survey data because this survey data provided a better match based upon job responsibility and are more reflective of the market for talent for these positions. In addition, the survey data was more appropriate for the broader executive group, which includes business unit executives, because publicly available compensation data from peer company SEC filings for matching positions generally was not available.

        Peer companies are recommended by the Committee's independent consultant and approved by the Committee. In selecting peer companies, the Committee seeks to select companies that are comparable to us on the basis of various criteria, including revenues, industry, global scope of operations, and market capitalization, and that the Committee believes would compete with us for executive talent.

        The CEO/CFO peer group for fiscal year 2011 compensation decisions consisted of the following companies:

Alcatel-Lucent	Applied Materials, Inc.
Arrow Electronics, Inc.	Avnet, Inc.
Danaher Corporation	Dell Inc.
Eaton Corporation	Emerson Electric Co.
General Dynamics Corporation	Honeywell International Inc.
Illinois Tool Works Inc.	Jabil Circuit, Inc.
Johnson Controls, Inc.	Motorola, Inc.
Northrop Grumman Corporation	Raytheon Company
Royal Philips Electronics	Seagate Technology
Tyco International Ltd.	United Technologies Corporation
Western Digital Corporation	Xerox Corporation

        The CEO/CFO peer group for fiscal year 2011 compensation decisions reflected changes from the peer group used for fiscal 2010 based on the criteria set forth above. Generally, the changes to the CEO/CFO peer group for fiscal 2011 reflect the inclusion of companies with a greater focus on global manufacturing operations, and the removal of companies whose revenues or market capitalization did not fall within the criteria set forth above. The peer group used for fiscal year 2010 consisted of the following companies:

Advanced Micro Devices, Inc.	Agilent Technologies, Inc.
Anixter International Inc.	Applied Materials, Inc.
Arrow Electronics, Inc.	Avnet, Inc.
Celestica Inc.	Cisco Systems, Inc.
Dell Inc.	Emerson Electric Co.
Hewlett-Packard Company	Honeywell International Inc.
Ingram Micro Inc.	Intel Corporation
Jabil Circuit, Inc.	Micron Technology, Inc.
Motorola, Inc.	Seagate Technology
Sun Microsystems, Inc.	Tech Data Corporation
Tyco International Ltd.	United Technologies Corporation
Western Digital Corporation	Xerox Corporation

        The companies included in the Radford survey used for fiscal 2011 compensation benchmarking for our other executives and senior officers are as follows:

Apple Inc.	Arrow Electronics, Inc.
Cisco Systems, Inc.	Comcast Corporation
Covidien plc	Dell Inc.
The DIRECTV Group, Inc.	E.I. Du Pont De Nemours and Company
EMC Corporation	General Dynamics Corporation
Intel Corporation	Jabil Circuit, Inc.
Motorola, Inc.	QUALCOMM Incorporated
Qwest Communications International Inc.	Research In Motion Limited
SAIC, Inc.	Sprint Nextel Corporation
Sun Microsystems, Inc.	Texas Instruments Incorporated
Thermo Fisher Scientific Inc.	Time Warner Cable Inc.

        In past years, the Committee generally sought to set total target direct compensation for the company's executives at or above the 75th percentile of our peer companies. Total target direct compensation is the sum of base salary, target annual incentive compensation and target long-term incentive awards. As discussed above under "Fiscal Year 2011 Changes in Executive Compensation," the Committee adopted various changes in our compensation programs in order to align our programs with best practices. Beginning with fiscal 2011, the Committee seeks to set base salary at the 50th percentile and total target direct compensation at between the 60th and 65th percentiles of our peer companies. As in the past, total target direct compensation, as well as individual components, may vary by executive based on the executive's experience, level of responsibility and performance, as well as competitive market conditions.

Fiscal Year 2011 Executive Compensation

  Summary of Fiscal Year 2011 Compensation Decisions

        The company achieved significant growth in revenue, as well as in adjusted and GAAP operating income, net income and earnings per share. We realized strong revenue growth across all of our market segments, maintaining a diversified and balanced business portfolio. The company also achieved its highest ever level of ROIC and continued to generate strong cash flow. As a result of the company's excellent performance in fiscal 2011, the company achieved its annual performance measures under our incentive bonus plan at the following levels: revenue—179.0%; adjusted operating profit percentage—0%; return on invested capital (ROIC)—200.0%; and adjusted EPS—200.0%. Based on the company's performance, the Committee believes that performance measures and payouts under our annual incentive plan were appropriately aligned with the company's overall fiscal 2011 performance.

        Consistent with changes made to our compensation programs, in fiscal 2011, the target incentive bonus awards generally were set at between the 60th and 65th percentiles of our peer companies and market data. Based on company and business unit performance in fiscal 2011, incentive bonus payouts were 144.75% of target for Messrs. McNamara and Read; 125.7% of target for Mr. Clarke; 116.48% of target for Mr. Barbier; and 59.4% of target for Mr. Widmann.

        In fiscal 2011, we changed our long-term incentive awards to consist of performance-based and service-based restricted share units, and performance-funded contributions under a new deferred compensation plan, with target incentives generally set between the 60th and 65th percentiles of the market data. Service-based restricted share units will vest 50% after three years and 50% after four years. Payout of the performance-based awards will be based on our total shareholder return relative to the S&P 500 Index measured over periods of three years and four years.

        Total cash compensation (the sum of base salary and annual incentive bonus payouts) was consistent with fiscal 2010 levels. Total direct compensation (the sum of base salary, annual incentive bonus payouts and long-term equity awards) exceeded fiscal 2010 levels because we did not grant equity awards in fiscal 2010. Total direct compensation is heavily weighted towards long-term equity compensation. In fiscal 2011, long-term equity compensation awards were split between performance-based and service-based restricted share units with 50% of the awards vesting after three years and 50% vesting after four years (subject to achievement of performance goals in the case of the performance-based awards). Based on company performance, the Committee believes that compensation levels for fiscal year 2011 were appropriate and consistent with the philosophy and objectives of the company's compensation programs.

  Elements of Compensation

        We allocate compensation among the following components for our named executive officers:

  •
  base salary;

  •
  annual incentive bonus awards;

  •
  performance-based and service-based stock incentive awards;

  •
  performance based deferred compensation; and

  •
  other benefits.

        As discussed above, a key element of our compensation philosophy is that a significant portion of executive compensation is "performance-based" and therefore "at-risk." A second key element of our compensation philosophy is that a significant portion of executive compensation is comprised of long-term elements in order to align executive compensation with sustained, long-term performance and stock price appreciation. Annual incentive compensation, performance-based restricted share units and performance-funded contributions under our deferred compensation plan are compensation that is "at-risk" because their payouts depend entirely upon performance. Our performance-based and service-based restricted share units and performance-funded deferred compensation plan contributions are compensation that is long-term, with vesting occurring after periods of three years and four years. The following pie charts illustrate the mix of our compensation and show that for our Chief Executive Officer, 86.4% of total target direct compensation is either "at-risk" or long-term, and, overall for our other NEOs, 76.7% of total target direct compensation is either "at-risk" or long-term:

FY11 CEO Total Target Direct Compensation	FY11 Other NEO Total Target Direct Compensation

  Base Salary

        We seek to set our executives' base salaries at levels which are competitive with our peer companies based on each individual executive's role and the scope of his or her responsibilities, also taking into account the executive's experience and the base salary levels of other executives within the company. The Committee typically reviews base salaries every fiscal year and adjusts base salaries to take into account competitive market data, individual performance and promotions or changes in responsibilities.

        Mr. McNamara's base salary was maintained at $1,250,000, which was between the 50th and 60th percentiles of our peer companies.

        Mr. Read's base salary was maintained at $600,000, which was slightly below the 50th percentile of our peer companies.

        Base salary levels for Messrs. Clarke and Widmann were maintained at $550,000 (paid in Canadian dollars) and $461,185 (paid in Euros), respectively. Mr. Clarke's base salary was between the 60th and 75th percentiles of the market data, and Mr. Widmann's base salary approximated the 75th percentile of the market data. Mr. Barbier's base salary was increased from $500,000 to $550,000 to approximate the 50th percentile of the market data. In connection with Mr. Barbier's relocation to the United States in fiscal 2011, we increased Mr. Barbier's base salary to $600,000 effective July 1, 2010, which approximated the 60th percentile of the market data.

  Incentive Bonus Plan

        Through our incentive bonus plan, we seek to provide pay for performance by linking incentive awards to company and business unit performance. In designing the incentive bonus plan, our Chief Executive Officer and management team develop and recommend performance metrics and targets, which are reviewed and are subject to adjustment by the Committee and our Board. Performance metrics and payout levels are determined based on management's business forecast both at the company and business unit levels, as reviewed and approved by the Board. In fiscal 2011, target levels for performance were set above the levels included in our business forecast in order to challenge management.

        For fiscal 2011, our performance measures emphasized profitability and revenue growth at the corporate and business unit level, and specific business unit goals at the business unit level. Performance measures were based on quarterly and annual targets.

        Key features of the bonus plan in fiscal 2011 were as follows:

  •
  performance targets were based on key company and business unit financial metrics;

  •
  performance targets were measured on an annual and quarterly basis, with total bonus payouts based on annual performance; bonuses were paid out quarterly, with 50% of the quarterly payouts held back subject to the fiscal year end reconciliation of annual payout achievements;

  •
  the financial goals varied based on each executive's responsibilities, with a substantial weighting on business unit financial metrics for business unit executives;

  •
  performance measures under the plan were: annual and quarterly revenue growth, operating profit (as a percentage of sales), return on invested capital and adjusted earnings per share targets at the company level; and annual and quarterly operating profit (as a percentage of sales), revenue growth, profit after interest percentage, inventory turnover, and other business-unit specific targets at the business unit level for certain executives;

  •
  certain performance measures were calculated on a non-GAAP basis and excluded after-tax intangible amortization, stock-based compensation expense, and certain other charges;

  •
  all non-GAAP adjustments were subject to approval by the Committee to ensure that the non-GAAP adjustment effects on payout levels appropriately reflected company performance;

  •
  bonuses were based entirely on achievement of financial performance objectives; there was no individual performance component;

  •
  each executive's target bonus was set at a percentage of base salary, based on the level of the executive's responsibilities;

  •
  the CEO's target bonus was set at 150% of base salary and the CFO's target bonus was set at 125% of base salary;

  •
  for executives other than the CEO and CFO, the target bonus was set at a range of between 60% and 80% of base salary;

  •
  payout opportunities for each bonus component ranged from 50% of target to a maximum of 300% of target (200% in the cases of the CEO and CFO); and

  •
  if the company failed to achieve the threshold level for any performance measure, no payout was awarded for that measure.

        The Committee recommended and our Board approved different performance metrics for our Chief Executive Officer and Chief Financial Officer as compared with other executives, and different performance metrics for corporate officers as compared with business unit executives. In addition, we varied the weightings for certain performance metrics among different executives, in order to better align individual awards with our business strategy. For example, in order to emphasize the importance of operating margin at the Multek business unit, operating margin counted for 50% of the incentive bonus calculation for Mr. Widmann, the President of Multek.

        The incentive bonus plan award opportunities for each NEO are shown in the Grants of Plan-Based Awards in Fiscal Year 2011 table on page 61. Consistent with changes made to our compensation programs, in fiscal 2011, the target incentive bonus awards generally were set at between the 60th and 65th percentiles of our peer companies and market data.

  Non-GAAP Adjustments

        We used adjusted non-GAAP performance measures for our incentive bonus plan in fiscal 2011. We use adjusted measures to eliminate the distorting effect of certain unusual income or expense items. The adjustments are intended to:

  •
  align award payout opportunities with the underlying growth of our business; and

  •
  avoid outcomes based on unusual items.

        In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the company's operating performance on a period-to-period basis because such items are not, in the Committee's view, related to the company's ongoing operational performance. The non-GAAP measures are used to evaluate more accurately the company's operating performance, for calculating return on investment, and for benchmarking performance against competitors. For fiscal 2011, non-GAAP adjustments consisted of excluding stock-based compensation expense, intangible amortization, non-cash convertible debt interest expense, and settlement of tax contingencies. All adjustments are subject to approval by the Committee to ensure that payout levels are consistent with performance.

  Incentive Awards for the CEO and CFO

        Messrs. McNamara and Read were eligible for a bonus award based on achievement of quarterly and annual revenue growth, adjusted operating profit percentage, ROIC and adjusted EPS targets. We refer to these performance measures as the "company performance metric." The weightings for each of these performance measures was 25%. Mr. McNamara's annual target bonus was 150% of base salary and Mr. Read's annual target bonus was 125% of base salary. Mr. McNamara's target percentage of base salary remained the same as in fiscal 2010 and resulted in target total cash between the 50th and 60th percentiles of our peer companies. Mr. Read's bonus target as a percentage of base salary was increased from 100% to 125% and resulted in total target cash approximating the 50th percentile of our peer companies.

        The following table sets forth the payout level opportunities that were available for Messrs. McNamara and Read as a percentage of the target award for each performance measure based on different levels of performance. Revenue targets represented year over year growth targets of 10% at the 50% payout level, 15% at the 100% payout level, 17.5% at the 150% payout level and 20% at the 200% payout level. Payout levels for each performance measure ranged from 50% to 200% of target based on achievement of the performance measure, with no payout if the threshold performance level was not achieved. For performance levels between the levels presented in the table below, straight line interpolation was used to arrive at the payout level:

Payout (% Target)	50%	100%	150%	200%
Q1 Revenue (in millions)	$6,360.9	$6,650.1	$6,794.6	$6,939.2
Q1 Adjusted OP%	3.0%	3.1%	3.15%	3.2%
Q1 ROIC	20.0%	25.0%	27.5%	30.0%
Q1 Adjusted EPS	$0.15	$0.16	$0.17	$0.18
Q2 Revenue (in millions)	$6,360.9	$6,650.1	$6,794.6	$6,939.2
Q2 Adjusted OP%	3.0%	3.1%	3.15%	3.2%
Q2 ROIC	20.0%	25.0%	27.5%	30.0%
Q2 Adjusted EPS	$0.17	$0.19	$0.20	$0.21
Q3 Revenue (in millions)	$7,211.8	$7,539.6	$7,703.5	$7,867.4
Q3 Adjusted OP%	3.0%	3.1%	3.15%	3.2%
Q3 ROIC	20.0%	25.0%	27.5%	30.0%
Q3 Adjusted EPS	$0.19	$0.21	$0.22	$0.23
Q4 Revenue (in millions)	$6,534.2	$6,831.2	$6,979.7	$7,128.2
Q4 Adjusted OP%	3.0%	3.1%	3.15%	3.2%
Q4 ROIC	20.0%	25.0%	27.5%	30.0%
Q4 Adjusted EPS	$0.17	$0.19	$0.20	$0.21

        The following table sets forth the actual quarterly and annual performance and the actual payout levels (as a percentage of the target award) and amounts (as a percentage of base salary) for Messrs. McNamara and Read.

Period	Revenue (in millions)	Payout Level %	Adjusted OP %	Payout Level %	ROIC	Payout Level %	Adjusted EPS	Payout Level %	Total Payout Level %	CEO Actual Payout % (as a % of Base Salary)	CFO Actual Payout % (as a % of Base Salary)
Q1	$6,565.9	85.4%	2.9%	0.0%	28.8%	176.0%	$0.19	200.0%	115.4%	43.3%	36.0%
Q2	$7,422.3	200.0%	2.9%	0.0%	31.9%	200.0%	$0.23	200.0%	150.0%	56.3%	46.9%
Q3	$7,832.9	189.5%	3.0%	50.0%	33.6%	200.0%	$0.25	200.0%	159.9%	60.0%	50.0%
Q4	$6,858.9	109.3%	2.8%	0.0%	25.0%	100.0%	$0.21	200.0%	102.3%	38.47%	32.0%
Annual(1)	$28,679.9	179.0%	2.9%	0.0%	30.5%	200.0%	$0.87	200.0%	144.75%	19.3%	16.1%

Total										217.1%	180.9%

(1)
Annual figures for Total Payout Level % and CEO and CFO Actual Payout % (as a % of Base Salary) represent annual catch-up payments for annual payout levels in excess of cumulative quarterly payout percentages.

        For each quarter, adjusted EPS achieved or exceeded the maximum 200% payout level. Revenue approached or exceeded the maximum payout levels in Q2 and Q3, and ROIC approached or exceeded the maximum payout levels in Q1, Q2 and Q3. Our operating profit percentage was below the threshold payout level in Q1, Q2 and Q4. On an annual basis, adjusted EPS and ROIC exceeded the maximum 200% payout level, revenue approached the 200% maximum payout level, and adjusted operating profit percentage was below the threshold payout level. On an aggregate basis, bonus payouts were 144.75% of target for Messrs. McNamara and Read.

  Incentive Awards for NEOs other than the CEO and CFO

        Mr. Clarke, President of our Infrastructure business unit, was eligible for a bonus based on achievement of the quarterly and annual company performance metric (i.e., the performance measures that applied to Messrs. McNamara and Read), as well as operating profit percentage, revenue growth, profit after interest percentage and inventory turns at the business unit level. Mr. Clarke's annual target bonus was 80% of base salary. Mr.Clarke's target percentage of base salary remained the same as in fiscal 2010 and resulted in target total cash between the 25th and 50th percentiles of the market data. Actual payout level opportunities ranged from 50% to 300% of target. The weightings of the performance metrics for Mr. Clarke were 20% for the company performance metric, 30% for business unit operating profit percentage, 20% for business unit revenue growth, 15% for profit after interest percentage at his business unit, and 15% for inventory turns at his business unit. Business unit operating profit percentage and profit after interest were calculated on an adjusted non-GAAP basis consistent with the company performance metric. We treat the business unit performance measures as confidential. We set these measures at levels designed to motivate Mr. Clarke to achieve operating results at his business unit in alignment with our business strategy with payout opportunities at levels of difficulty consistent with our company performance metric. Payout levels for each performance measure ranged from 50% to 300% of target based on achievement of the performance measure, with no payout if the threshold performance level was not achieved. For performance levels between the 50% and 200% payout levels, straight line interpolation was used to arrive at the payout level. In addition, Mr. Clarke was eligible for a 300% payout level for any of the performance measures if his business unit achieved a quarterly maximum level of performance for the metric. The 300% achievement levels were established based on setting difficult financial goals and intended to only provide a payout for outstanding performance.

        Mr. Barbier, President of Flextronics Global Operations and Flextronics Mobile Consumer, was eligible for a bonus based on achievement of the quarterly and annual company performance metric (i.e., the performance measures that applied to Messrs. McNamara and Read), as well as various business unit performance metrics, including revenue, operating profit percentage, profit after interest percentage and inventory turns for our mobile and consumer segment, and operating profit percentage, profit after interest percentage, inventory turns and customer satisfaction for our Global Operations sites. Mr. Barbier's annual target bonus was 80% of base salary. Mr. Barbier's target percentage of base salary remained the same as in fiscal 2010 and resulted in target total cash between the 25th and 50th percentiles of the market data. Actual payout level opportunities ranged from 50% to 300% of target. The weightings of the performance metrics for Mr. Barbier were 20% for the company performance metric and 80% for the business unit metrics. For performance levels between the 50% and 200% payout levels, straight line interpolation was used to arrive at the payout level. Mr. Barbier only was eligible for a 300% payout level for certain of the performance measures if his business unit achieved a quarterly maximum level of performance for the metric. Certain business unit metrics were calculated on an adjusted non-GAAP basis consistent with the company performance metric. We treat the business unit performance measures as confidential. We set these measures at levels designed to motivate Mr. Barbier to achieve operating results at his business unit in alignment with our business strategy with payout opportunities at levels of difficulty consistent with our company performance metric.

        Mr. Widmann, President of Multek, was eligible for a bonus based on achievement of the quarterly and annual company performance metric (i.e., the performance measures that applied to Messrs. McNamara and Read), as well as operating profit percentage and revenue targets at the business unit level. Mr. Widmann's annual target bonus was 70% of base salary. Mr. Widmann's target percentage of base salary remained the same as in fiscal 2010 and resulted in target total cash approximating the 75th percentile of the market data. Actual payout level opportunities ranged from 50% to 300% of target. The weightings of the performance metrics for Mr. Widmann were 20% for the company performance metric, 50% for business unit operating profit percentage and 30% for business unit revenue. For performance levels between the 50% and 200% payout levels, straight line interpolation was used to arrive at the payout level. Mr. Widmann only was eligible for a 300% payout level for any of the performance measures if his business unit achieved a quarterly maximum level of performance for the metric. Business unit operating profit percentage was calculated on an adjusted non-GAAP basis consistent with the company performance metric. We treat the business unit performance measures as confidential. We set these measures at levels designed to motivate Mr. Widmann to achieve operating results at his business unit in alignment with our business strategy with payout opportunities at levels of difficulty consistent with our company performance metric.

        The following table sets forth the actual quarterly and total payout levels, both as a percentage of target and of base salary, for Messrs. Clarke, Barbier and Widmann:

Period	M. Clarke Payout (% Target)	M. Clarke Actual Payout % (as a % of Base Salary)	F. Barbier Payout (% Target)	F. Barbier Actual Payout % (as a % of Base Salary)	W. Widmann Payout (% of Target)	W. Widmann Actual Payout % (as a % of Base Salary)
Q1	140.6%	28.1%	92.0%	17.8%	118.1%	20.7%
Q2	225.1%	45.0%	134.9%	27.3%	97.6%	17.1%
Q3	166.2%	33.2%	157.5%	31.8%	67.7%	11.9%
Q4	88.4%	17.7%	89.1%	18.0%	20.5%	3.6%

Total(1)	125.7%	100.6%	116.5%	93.2%	59.4%	41.6%

(1)
Total % of Target and % of Base Salary reflect reductions based on the annual payout levels being lower than the cumulative quarterly payout levels.

        The Committee believes that bonuses awarded under our incentive bonus plan appropriately reflected the company's performance and appropriately rewarded the performance of the named executive officers.

Long-Term Incentive Programs

        Commencing with fiscal year 2011, the Committee's policy is to set long-term incentive compensation (which is deemed to include annual performance-based contributions to the deferred compensation plan) at between the 60th and 65th percentiles of our peer companies and market data, subject to individual variances.

  Long-Term Cash Incentive Awards

        In prior years, the Committee has recommended and the Board has approved long-term cash incentive awards that allowed for named executive officers and certain other senior officers to earn cash bonuses based upon the achievement by the company of certain three-year performance targets. In fiscal 2011, the company adopted the 2010 Deferred Compensation Plan, which replaces both the prior long-term cash incentive awards program and our senior executive and senior management deferred compensation plans. Under the new plan, the company in its discretion may make contributions in amounts up to 30% of each participant's base salary (subject to offsets for non-U.S. executives' pension and other benefits), provided that Messrs. Read and Widmann are not eligible for annual performance-based contributions until past company contributions vest under their prior deferred compensation accounts. Contributions will be made, subject to Committee approval, based on achievement of the same performance metrics as under our incentive bonus plan and will cliff vest after four years. The new plan and the prior deferred compensation plans are discussed further under "Deferred Compensation" below. Based on fiscal 2010 performance, in fiscal 2011, Mr. McNamara received a deferred cash award in the amount of 30% of his base salary and each of Messrs. Clarke and Barbier received a deferred cash award in the amount of 20% of his respective base salary. Based on fiscal 2011 performance, the Board has approved the following deferred cash awards which will be made in July 2011: Mr. McNamara—30% of his base salary; Mr. Clarke—20% of his base salary; and Mr. Barbier—20% of his base salary. For additional information about company contributions to the named executive officers deferral accounts made in fiscal year 2011, please see the section entitled "Executive Compensation—Nonqualified Deferred Compensation in Fiscal Year 2011."

  Stock-Based Compensation

  Restricted Share Unit Awards and Stock Options

        The Committee grants performance-based and service-based restricted share unit awards (the equivalent of restricted stock units) and stock options. Equity incentives are designed to align the interests of the named executive officers with those of our shareholders and provide each individual with a significant incentive to manage the company from the perspective of an owner, with an equity stake in the business. These awards are also intended to promote executive retention, as unvested restricted share unit awards and stock options generally are forfeited if the executive voluntarily leaves the company. Restricted share unit awards are structured as either performance-based awards, which vest only if pre-established performance measures are achieved, or service-based awards, which vest if the executive remains employed through the vesting period. Before the restricted share unit award vests, the executive has no ownership rights in our ordinary shares. The payouts are made in shares, so the value of the award goes up or down based on share price performance from the beginning of the grant, further aligning the interests of the executive with long-term shareholder value creation. Each stock option allows the executive officer to acquire our ordinary shares at a fixed price per share (the closing market price on the grant date) generally over a period of seven years, thus providing a return to the officer only if the market price of the shares appreciates over the option term.

        The size of the restricted share unit award or option grant to each executive officer generally is set at a level that is intended to create a meaningful opportunity for share ownership based upon the individual's current position with the company, but the Committee and Board also take into account (i) the individual's potential for future responsibility and promotion over the term of the award, (ii) the individual's performance in recent periods, and (iii) the number of restricted share unit awards and options held by the individual at the time of grant. In addition, the Committee and Board consider competitive equity award data, and determine award size consistent with the Committee's and our Board's objective of setting long-term incentive compensation at a competitive level in relation to our peer companies and market data, subject to individual variances. The Committee and Board also consider annual share usage and overall shareholder dilution when determining the size of equity awards.

        In fiscal 2011, the Committee determined that equity awards for executives and other senior officers generally would be allocated 50% to performance-based restricted share unit awards and 50% to service-based restricted share unit awards. The Committee determined to use this mix of equity awards for fiscal 2011, given that the executives received significant option grants in fiscal 2009 and to limit the dilutive effect of equity awards. No equity awards were granted to the named executive officers in fiscal 2010. In addition, the Committee believed that the relative total shareholder return metric used for the performance-based awards was a more appropriate performance measure and furthered the performance-based philosophy of our compensation programs. Service-based restricted share unit awards will cliff vest 50% after three years and 50% after four years. One half of the performance-based restricted share unit awards will vest after three years and one half will vest after four years, with payouts ranging from 0% to 150% based on performance. Vesting of the performance-based awards will depend on the company achieving levels of total shareholder return relative to the average of the Standard & Poor's 500 Index total shareholder return for the respective three and four-year performance periods, as follows (with vesting for performance between the indicated performance levels computed on the basis of linear interpolation):

	Flextronics TSR as a % of S&P 500 Index Average TSR	Awards Earned as a % of Target Awards
Maximum	Above 150% of S&P Average	150%
	125% of S&P Average	125%
Target	100% of S&P Average	100%
	50% of S&P Average	50%
Threshold	Below 50% of S&P Average	0%

  Administration of Equity Award Grants

        The Committee grants options with exercise prices set at the market price on the date of grant, based on the closing market price. Our current policy is that options and restricted share unit awards granted to executive officers are only made during open trading windows. Awards are not timed in relation to the release of material information. Our current policy provides that grants to non-executive new hires and follow on grants to non-executives are made on pre-determined dates five times a year.

  Hedging Policy

        Under our insider trading policy, short-selling and trading in options on our shares are prohibited. Insiders may execute "collars" and similar hedging transactions but only if the transaction has been specifically approved in advance by the company's Nominating and Corporate Governance Committee.

  Grants During Fiscal Year 2011

        The number of performance-based and service-based restricted share unit awards granted to the named executive officers in fiscal year 2011, and the grant-date fair value of these awards determined in accordance with SFAS 123(R), are shown in the Grants of Plan-Based Awards in Fiscal Year 2011 table.

        As part of the annual compensation review process, the Committee recommended and the Board approved the following performance-based and service-based restricted share unit awards to our named executive officers. The figures represent the sum of the restricted share unit awards granted, which is split 50-50 between performance-based awards (at target) and service-based awards: Mr. McNamara—800,000; Mr. Read—275,000; Mr. Clarke—200,000; Mr. Barbier—150,000; and Mr. Widmann—100,000. As discussed above, beginning in fiscal 2011, the Committee seeks to set long-term incentive compensation at between the 60th and 65th percentiles of our peer companies and market data, subject to individual variances. Mr. McNamara's long-term incentive compensation for fiscal 2011 was between the 50th and 60th percentiles of our peer companies and Mr. Read's was between the 60th and 65th percentiles of our peer companies. While overall, our executives' and senior officers' long-term incentive awards were set at between the 60th and 65th percentiles of the market data, long-term incentive awards for Messrs. Clarke, Barbier and Widmann were below these levels based on various considerations. For purposes of benchmarking long-term incentive compensation, the Committee treats the target cash awards under the new deferred compensation plan as long-term incentive compensation and, accordingly, combines the performance-based deferred compensation awards with the value of stock-based compensation in targeting the 60th to 65th percentile of our peer companies and the market data for long-term incentive compensation. As noted above, Messrs. Read and Widmann are not eligible for annual performance-based deferred compensation until past deferred cash awards under their deferral accounts vest, and their fiscal 2011 equity grants were therefore benchmarked without taking into account any deferred compensation award.

Deferred Compensation

        Each of the named executive officers participates in a deferred compensation plan or arrangement. These plans and arrangements are intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. Beginning in fiscal 2011, we have replaced our prior senior executive and senior management plans with our 2010 deferred compensation plan. Under the new plan, participating officers may defer up to 70% of their base salary and bonus, net of certain statutory and benefit deductions. The company may make a discretionary matching contribution for these deferrals to reflect limitations on our matching contribution under our 401(k) plan. Initial company contributions under the plan for new senior executive participants who did not participate in the prior plans will be 50% of base salary and will not be tied to company performance. Annual company contributions will be performance-based (using the same performance measures used under the incentive bonus plan) and may be made in amounts of up to 30% of each participant's base salary (subject to offsets for non-U.S. executives' pension and other benefits), subject to approval by the Compensation Committee. Initial contributions and any annual contributions, together with earnings, will cliff vest after four years provided that the participant remains employed by the company. For performance below the threshold payout level under the incentive bonus plan, there will be no contribution; for performance between the threshold and target payout levels, the Committee may award a contribution ranging from 50% to 100% of the target contribution; and for performance at or above the target payout level, the Committee may award a contribution of 100% of the target contribution. For purposes of benchmarking compensation, the Committee treats target cash awards as long-term incentive compensation and, accordingly, combines such compensation with the value of stock-based compensation in targeting the 60th to 65th percentile of the market data for long-term incentive compensation. Deferred balances under the plan are deemed to be invested in hypothetical investments selected by the participant or the participant's investment manager. Participants may receive their vested compensation balances upon termination of employment either through a lump sum payment or in installments over a period of up to ten years. Participants also may elect in-service distributions through a lump sum payment or in installments over a period of up to five years. The deferred account balances are unfunded and unsecured obligations of the company, receive no preferential standing, and are subject to the same risks as any of the company's other general obligations.

        As discussed above under "Long-Term Incentive Programs—Long-Term Cash Incentive Awards," based on fiscal 2010 performance, in fiscal 2011, Mr. McNamara received a deferred cash award in the amount of 30% of his base salary and each of Messrs. Clarke and Barbier received a deferred cash award in the amount of 20% of his respective base salary. Deferred awards made under the prior plans are discussed below with respect to each of the NEOs. Deferred cash awards made under the prior plans will continue to vest in accordance with the provisions of the prior plans, which will be grandfathered, but no additional contributions will be made under the prior plans.

        Mr. McNamara participated in the company's senior executive deferred compensation plan (referred to as the senior executive plan). Following his appointment as Chief Financial Officer, Mr. Read also became a participant in the senior executive plan effective January 1, 2009. Mr. Read participated in the company's senior management deferred compensation plan (referred to as the senior management plan) prior to his appointment as Chief Financial Officer. Messrs. Clarke and Barbier participated in the senior management plan, and Mr. Widmann participates in an individual deferral arrangement.

        Deferred Compensation for Messrs. McNamara and Read.    Under the senior executive plan, awards for deferred long-term incentive bonuses could be awarded in return for services to be performed in the future. During fiscal year 2006, the Committee recommended and the Board approved a deferred bonus for Mr. McNamara of $5,000,000. The deferred bonus (together with earnings) for Mr. McNamara vested as follows: (i) 10% vested on April 1, 2006; (ii) 15% vested on April 1, 2007;

(iii) 20% vested on April 1, 2008; (iv) 25% vested on April 1, 2009; and (v) 30% vested on April 1, 2010.

        During fiscal year 2009, in recognition of his appointment as Chief Financial Officer, the Committee recommended and the Board approved an initial one-time funding payment of $2,000,000 for Mr. Read in the senior executive plan. The deferred bonus (together with earnings) for Mr. Read will vest as follows: (i) 10% vested on January 1, 2010; (ii) 15% vested on January 1, 2011; (iii) 20% will vest on January 1, 2012; (iv) 25% will vest on January 1, 2013; and (v) 30% will vest on January 1, 2014. Prior to his appointment as Chief Financial Officer, Mr. Read was a participant in the senior management plan. As part of the annual contribution, Mr. Read was eligible to receive a contribution equal to 30% of his base salary. Past contributions (together with earnings) will vest as follows: (i) one-third will vest on July 1, 2012; (ii) one-half of the remaining balance will vest on July 1, 2013; and (iii) the remaining balance will vest on July 1, 2014.

        Any unvested portions of the deferred bonus for Mr. Read (with respect to his senior executive plan account) will become 100% vested upon a change of control (as defined in the senior executive plan) if he is employed at that time or if his employment is terminated as a result of death or disability. Other than in cases of death or disability or a change of control, any unvested amounts will be forfeited if the executive's employment is terminated, unless otherwise provided in a separation agreement. With respect to Mr. Read's senior management plan account, 100% will become vested in the case of his death and a percentage of the unvested portion of Mr. Read's senior management account will become vested in the event of a change of control (as defined in the senior management plan), in an amount equal to the number of months of completed service from July 1, 2005 through July 1, 2014, divided by 108. Any portion of his senior management plan account that remains unvested after a change of control shall continue to vest in accordance with the original vesting schedule.

        Deferred Compensation for Mr. Clarke.    During fiscal year 2008, the Committee recommended and the Board approved an initial one-time funding payment of $366,355 for Mr. Clarke in the senior management plan. Mr. Clarke also received a contribution equal to 15% of his base salary in fiscal 2009. The percentage of deferred compensation for Mr. Clarke has been revised to reflect his participation in the company's Canadian defined contribution pension program as well as other benefits provided to him as part of his expatriate assignment package. During fiscal year 2010, the Committee did not recommend and the Board did not approve any contribution under the senior management plan. Past contributions (together with earnings) under the senior management plan will vest as follows: (i) one-third will vest on July 1, 2012; (ii) one-half of the remaining balance will vest on July 1, 2013; and (iii) the remaining balance will vest on July 1, 2014.

        Deferred Compensation for Mr. Barbier.    During fiscal year 2005, the Committee recommended and the Board approved an initial one-time funding payment of $250,000 for Mr. Barbier in the senior management plan. As part of the annual contribution, Mr. Barbier was eligible to receive a contribution equal to 30% of his base salary. Past contributions (together with earnings) will vest as follows: (i) one-third vested on July 1, 2011; (ii) one-half of the remaining balance will vest on July 1, 2012; and (iii) the remaining balance will vest on July 1, 2013.

        Under the senior management plan, any unvested portions of the deferral accounts of Messrs. Clarke and Barbier will become 100% vested if their employment is terminated as a result of death. In the event of a change of control (as defined in the senior management plan), a portion of the deferral account will vest, calculated as a percentage equal to the number of service months from July 1, 2007 to July 1, 2014, divided by 84 for Mr. Clarke, and the number of months from July 1, 2005 to July 1, 2013, divided by 96 for Mr. Barbier. Any portion of their deferral accounts that remains unvested after a change of control shall continue to vest in accordance with the original vesting schedule. Other than in cases of death or a change of control, any unvested amounts will be forfeited if the executive's employment is terminated, unless otherwise provided in a separation agreement.

        Deferred Compensation for Mr. Widmann.    In fiscal years 2006 and 2007, Mr. Widmann was awarded aggregate deferred bonuses of $3,000,000 in return for services to be performed in the future. These deferred bonuses were credited to a brokerage account. The deferred bonuses (together with earnings) for Mr. Widmann vest as follows: (i) 10% vested on July 1, 2007; (ii) an additional 15% vested on July 1, 2008; (iii) an additional 20% vested on July 1, 2009; (iv) an additional 25% vested on July 1, 2010; and (v) an additional 30% will vest on July 1, 2011, provided Mr. Widmann continues to be employed by the company. 100% of the deferred bonus will be paid to Mr. Widmann if his employment is terminated as a result of his death. In the event of a change of control of the company, any unvested deferred bonus will vest based on the percentage of his completed months of service with the company during the six-year period from July 1, 2005 through July 1, 2011.

        For additional information about (i) executive contributions to the named executive officers' deferral accounts, (ii) company contributions to the deferral accounts, (iii) earnings on the deferral accounts, and (iv) deferral account balances as of the end of fiscal year 2011, see the section entitled "Executive Compensation—Nonqualified Deferred Compensation in Fiscal Year 2011." The deferral accounts are unfunded and unsecured obligations of the company, receive no preferential standing, and are subject to the same risks as any of the company's other general obligations.

Benefits

  Executive Perquisites

        Perquisites represent a small part of the overall compensation program for the named executive officers. In fiscal year 2011, we paid the premiums on long-term disability insurance for Messrs. McNamara, Read and Barbier and reimbursed Mr. Clarke for costs associated with his international assignment. We also reimbursed Mr. Barbier for costs associated with his relocation and assignment, which are discussed below. In addition, we reimbursed Messrs. McNamara and Read for FICA and Medicare taxes due upon the partial vesting of their deferred bonuses during fiscal year 2011. We also provide a company vehicle or allowance for Messrs. Barbier, Clarke and Widmann. These and certain other benefits are quantified under the "All Other Compensation" column in the Summary Compensation Table.

        As discussed above, we have replaced our prior deferred compensation plans with our 2010 deferred compensation plan. Under the prior plans, vested amounts were not paid until termination, while the new plan provides for distribution options, including in-service distributions. For amounts vesting under the prior plans, we will continue to reimburse the executives for FICA taxes since the executives will continue to be unable to access vested funds prior to retirement; however, the executives will continue to be responsible for the tax liability associated with the reimbursement. For amounts vesting under the new plan, the executives will be responsible for FICA taxes and the company will not reimburse the executives for any taxes due upon vesting.

        While company aircraft are generally used for company business only, our Chief Executive Officer and Chief Financial Officer and their spouses and guests may be permitted to use company aircraft for personal travel. We calculate the incremental cost to the company for use of the company aircraft by using an hourly rate for each flight hour. The hourly rate is based on the variable operational costs of each flight, including fuel, maintenance, flight crew travel expense, catering, communications and fees, including flight planning, ground handling and landing permits. To the extent any travel on company aircraft resulted in imputed income to the executive officer in fiscal year 2011, the company provided gross-up payments to cover the executive officer's personal income tax due on such imputed income. These benefits are quantified under the "All Other Compensation" column in the Summary Compensation Table.

  Francois Barbier Relocation

        In connection with Mr. Barbier's relocation to the company's Milpitas facility, effective August 30, 2010, we agreed to reimburse Mr. Barbier for certain relocation expenses incurred by Mr. Barbier, including a housing allowance of $6,000 per month, a one-time furnishing allowance of up to $50,000 and a miscellaneous expenditure allowance of up to $8,000. All reimbursed expenses were grossed up for applicable taxes. These benefits are quantified under the "All Other Compensation" column in the Summary Compensation Table.

  401(k) Plan; Canadian and French Defined Contribution Pension Plans

        Under our 401(k) Plan, all of our employees are eligible to receive matching contributions. Effective fiscal year 2011, we also instituted a new annual discretionary matching contribution. The amount of any discretionary annual contribution will be based on company performance and other economic factors as determined at the end of the following corporate fiscal year. For fiscal year 2011, we elected not to make a discretionary contribution. We do not provide an excess 401(k) plan for our executive officers. Messrs. McNamara and Read participated in the program in fiscal year 2011.

        Mr. Clarke participates in the company's Canadian Defined Contribution pension plan. The Canadian plan is made up of three components, as follows: (i) the Defined Contribution (DC) Pension Plan, where Flextronics makes monthly contributions equal to 2% of an employee's earnings; (ii) a Group Registered Retirement Savings Plan (RRSP)/After Tax Savings Vehicle (ATSV), where employees can make optional contributions to a Group RRSP/ATSV; and (iii) a Deferred Profit Sharing Plan (DPSP), where Flextronics will match any contributions made to the Group RRSP/ATSV. The company will match 50% of the first 6% of the earnings contributed by an employee.

        Mr. Barbier participates in defined contribution pension schemes mandated under French law, under which the company makes contributions currently aggregating approximately 12.4% of his base salary.

        Mr. Widmann participates in the Multek pension plan. These benefits are described in the section entitled "Executive Compensation—Pension Benefits in Fiscal Year 2011."

  Other Benefits

        Executive officers are eligible to participate in all of the company's employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law.

Termination and Change of Control Arrangements

        The named executive officers are entitled to certain termination and change of control benefits under their deferred compensation plans and under certain of their equity awards. These benefits are described and quantified under the section entitled "Executive Compensation—Potential Payments Upon Termination or Change of Control." As described in that section, if there is a change of control of the company, the entire unvested portion of the deferred compensation account of Mr. Read under the senior executive plan will accelerate, and a percentage of the unvested portion of Messrs. Read's, Clarke's, Barbier's and Widmann's deferred compensation accounts under the senior management plan will accelerate based on their respective periods of service. As of April 2010, Mr. McNamara was fully vested under the senior executive plan. Under our 2010 Deferred Compensation Plan, vesting of initial and annual awards will accelerate in cases of death, disability, or a change in control. In the case of a change in control, vesting only will accelerate if employment is terminated without cause or for good reason within two years of the change in control. Under the terms of certain of our equity incentive plans and the form of restricted share unit award agreement used for certain of our grants of restricted share unit awards to our employees (including our executives), in the event of a change of control, each outstanding stock option and each unvested restricted share unit award with such a provision shall automatically accelerate, provided that vesting shall not so accelerate if, and to the extent, such award is either to be assumed or replaced. Under the terms of certain of our equity plans, the Committee has the discretion to provide that certain awards may automatically accelerate upon an involuntary termination of service within a designated time period following a change of control, even if such awards are assumed or replaced. In addition, certain of Mr. McNamara's options are subject to acceleration if there is a change of control and his employment is terminated or his duties are substantially changed. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that might offer greater security absent these arrangements. The Committee determined that a single trigger for acceleration of the executives' deferred compensation accounts was appropriate in order to provide certainty of vesting for benefits that represent the executives' primary source of retirement benefits. With respect to the acceleration provisions under the company's stock incentive plans, the Committee believes that these provisions provide our Board with appropriate flexibility to address the treatment of options and restricted share unit awards in a merger or similar transaction that is approved by our Board, while providing appropriate protections to our executives and other employees in transactions which are not approved by our Board. With respect to certain of Mr. McNamara's options, the acceleration of vesting of options only occurs if Mr. McNamara remains with the company through the change of control and is terminated or his duties are substantially changed, commonly referred to as a "double trigger."

        In addition to the foregoing arrangements, Mr. Clarke is entitled to certain severance benefits upon his termination. Pursuant to the terms of Mr. Clarke's original offer of employment, in the event of termination of his employment without cause, the company is obligated to pay Mr. Clarke 12 months of severance in accordance with applicable law.

Executive Stock Ownership Guidelines

        To more closely align the interests of our management with those of our shareholders, our Board of Directors, upon the recommendation of the Committee, adopted stock ownership guidelines for all of our executive officers and direct reports of the chief executive officer. The ownership guidelines provide for our executive officers to own a minimum number of our ordinary shares, which (i) for our CEO, is the number of shares having a value equal to at least four times his annual base salary, (ii) for our CFO, is the number of shares having a value equal to at least two and one-half times his annual base salary and (iii) for all of our other executive officers and CEO direct reports, is the number of shares having a value equal to at least one and one-half times his or her annual base salary. All ordinary shares held by our executives, as well as the value of fully-vested stock options (net of the value of taxes), count toward these goals. The guidelines provide for our executives to reach these goals within five years of the date that the Board approved the guidelines or the date they joined the company, whichever is later, and to hold such a minimum number of shares for as long as he or she is an officer.

Executive Incentive Compensation Recoupment Policy

        In May 2010, the Committee recommended and our Board adopted an Executive Incentive Compensation Recoupment Policy. The policy covers our executive officers and direct reports of our chief executive officer, and applies to bonuses or awards under the company's short and long-term incentive bonus plans, awards under our equity incentive plans, and contributions under our deferred compensation plans where the contributions are based on the achievement of financial results. In the event of a material restatement of financial results where a covered officer engaged in fraud or misconduct that caused the need for the restatement, the Board will have discretion to recoup incentive compensation of any covered officer if and to the extent the amount of compensation which was paid or which vested would have been lower if the financial results had been properly reported. In the case of equity awards that vested based on the achievement of financial results that were subsequently reduced, the Board also may seek to recover gains from the sale or disposition of vested shares (including shares purchased upon the exercise of options that vested based on the achievement of financial results). In addition, the Board will have discretion to cancel outstanding equity awards where the financial results which were later restated were considered in granting such awards. The Board only may seek recoupment in cases where the restatement shall have occurred within 36 months of the publication of the audited financial statements that have been restated.

COMPENSATION RISK ASSESSMENT

        With the assistance of Radford, the Committee reviewed our compensation policies and practices and determined that our compensation programs do not encourage excessive or inappropriate risk-taking. The Committee believes that the design and mix of our compensation programs appropriately encourage our executive and senior officers to focus on the creation of long-term shareholder value. In its review, the Committee noted the following features:

  •
  our executive compensation programs appropriately balance short and long-term incentives, with short-term incentives representing approximately 20% of total direct compensation and long-term incentives representing approximately 60% of total direct compensation, thereby focusing executives on enhancing long-term shareholder value;

  •
  our incentive bonus plan uses several performance measures at the corporate level, as well as different performance measures for our business unit executives;

  •
  payout levels are capped under our incentive bonus plan and payout opportunities may be achieved on a straight line interpolation basis between threshold and target levels, and generally between the target and maximum levels;

  •
  non-GAAP adjustments are made to align achievement of performance measures with our business strategy; all non-GAAP adjustments are subject to Compensation Committee approval to ensure that actual payout levels appropriately reflect company and business unit performance; and

  •
  annual non-management bonus plans allocate a lower percentage of variable cash compensation than for management with bonus awards and sales commission plans capped at multiples of target achievement.

        In addition to the design and mix of our compensation programs, to further align executives' and senior officers' interests with our shareholders and mitigate risk relating to our compensation programs, in fiscal 2011 the company adopted stock ownership guidelines and an incentive compensation recoupment policy, which are discussed above.

EXECUTIVE COMPENSATION

        The following table sets forth the fiscal year 2009, 2010 and 2011 compensation for:

  •
  Michael M. McNamara, our chief executive officer;

  •
  Paul Read, our chief financial officer; and

  •
  Michael J. Clarke, Francois Barbier and Werner Widmann, the three other most highly compensated executive officers serving as executive officers at the end of our 2011 fiscal year.

        The executive officers included in the Summary Compensation Table are referred to in this joint proxy statement as our named executive officers. A detailed description of the plans and programs under which our named executive officers received the following compensation can be found in the section entitled "Compensation Discussion and Analysis" beginning on page 36 of this joint proxy statement. Additional information about these plans and programs is included in the additional tables and discussions which follow the Summary Compensation Table.

Summary Compensation Table

Name and Principal Position(1)(2)	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)
Michael M. McNamara	2011	$1,250,000	—	$5,692,000	—	$2,714,063	$815,350	$66,225	$10,537,638
Chief Executive Officer	2010	$1,250,000	$1,407,062	—	—	$2,942,814	$1,265,646	$55,452	$6,920,974
	2009	$1,250,000	$923,442	$5,206,000	$20,849,600	$2,062,500	—	$83,183	$30,374,725
Paul Read	2011	$600,000	$368,322	$1,956,625	—	$1,085,625	—	$48,385	$4,058,957
Chief Financial Officer	2010	$600,000	$242,814	—	—	$941,701	—	$52,252	$1,836,767
	2009	$584,375	—	$1,588,500	$8,106,400	$655,050	—	$31,390	$10,965,715
Michael J. Clarke	2011	$550,000	—	$1,423,000	—	$553,037	—	$403,984	$2,930,021
President, Infrastructure	2010	$550,000	—	—	—	$683,660	—	$313,833	$1,547,493
	2009	$550,000	—	$898,400	$3,092,400	$511,422	—	$341,686	$5,393,908
Francois Barbier	2011	$596,238	—	$1,067,250	—	$553,247	—	$395,801	$2,612,536
President, Global Operations & Mobile Consumer	2010	$499,838	—	—	$6,106	$503,622	—	$69,907	$1,079,473
Werner Widmann	2011	$461,185	$695,172	$711,500	—	$191,641	$52,753	$25,156	$2,137,407
President, Multek	2010	$441,766	$515,007	—	—	$104,538	$132,868	$24,097	$1,218,276
	2009	$486,837	$318,131	$898,400	$2,061,600	$266,497	—	$23,200	$4,054,665

(1)
Information for fiscal year 2009 is not included for Mr. Barbier, who was appointed an executive officer during fiscal year 2010.

(2)
All compensation paid to and benefits for Mr. Widmann, other than stock awards, were paid in Euros. For fiscal year 2011, Mr. Widmann's base salary in Euros was €327,349. All compensation paid to and benefits for Mr. Barbier in fiscal year 2011, other than stock awards, were paid in Euros from April 1, 2010 to June 30, 2010, when he relocated to the United States. Beginning July 1, 2010, all compensation paid to and benefits for Mr. Barbier were paid in U.S. dollars. From April 1, 2010 to June 30, 2010, Mr. Barbier's base salary in Euros was €408,100. The amounts have been converted into U.S. dollars based on the prevailing exchange rate at the end of the 2011, 2010 and 2009 fiscal years, respectively. Mr. Clarke's salary and non-equity incentive plan bonus are denominated in U.S. dollars and converted to Canadian dollars prior to payout using the prevailing exchange rate on the effective date of the beginning of the pay periods beginning in January and July of each year.

(3)
Each of Messrs. McNamara and Read contributed a portion of his fiscal year 2011 salary to his 401(k) savings plan account. All amounts contributed are included under this column.

(4)
For fiscal year 2011, this column shows the unvested portion of Mr. Read's deferred compensation account that vested on January 1, 2011 and the unvested portion of Mr. Widmann's deferred compensation account that vested on July 1, 2010. For additional information about the company's deferred compensation arrangements, see the section entitled "Compensation Discussion and Analysis—Deferred Compensation" beginning on page 52 of this joint proxy statement and the discussion under the section entitled "Nonqualified Deferred Compensation in Fiscal Year 2011" beginning on page 66 of this joint proxy statement.

(5)
Stock awards consist of service-based and performance-based restricted share unit awards. The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the grant date fair value for grants made by us in fiscal years 2011 and 2009, calculated in accordance with FASB ASC Topic 718. There were no stock awards granted to the named executive officers in fiscal year 2010. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see the section entitled "Stock-Based Compensation" under Note 2 to our audited consolidated financial statements for the fiscal year ended March 31, 2011, included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011.

(6)
The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts reflect the grant date fair value for grants made by us in fiscal year 2009, calculated in accordance with FASB ASC Topic 718. There were no option grants to the named executive officers in fiscal years 2011 or 2010, except as described in the next sentence. The amounts in this column for Mr. Barbier for fiscal year 2010 reflects the incremental fair value resulting from the modification of certain of Mr. Barbier's options pursuant to the company's 2009 option exchange program.

(7)
The amounts in this column represent incentive cash bonuses earned in fiscal year 2011. For additional information, see the section entitled "Compensation Discussion and Analysis—Fiscal Year 2011 Executive Compensation—Incentive Bonus Plan" beginning on page 54 of this joint proxy statement.

(8)
The amounts in this column represent, in the case of Mr. Widmann, the sum of (A) the increase in the actuarial present value of his accrued pension benefits and (B) above market earnings on his nonqualified deferred compensation account. In the cases of Messrs. McNamara, Read, Clarke and Barbier, the amounts in this column represent the above-market earnings on the vested portions of their nonqualified deferred compensation accounts in each respective fiscal year. As discussed under the section entitled "Pension Benefits in Fiscal Year 2011" beginning on page 65 of this joint proxy statement, Mr. Widmann participates in the Multek Multilayer Technology Gmbh & Co., KG Pension Plan. During fiscal year 2011, the actuarial present value of Mr. Widmann's pension benefits increased by $19,306. None of our other named executive officers participates in any defined benefit or actuarial pension plans. The Pension Benefits in Fiscal Year 2011 table on page 65 of this joint proxy statement includes the assumptions used to calculate the increase in the actuarial present value of pension benefits for Mr. Widmann. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and earnings credited to the vested portion of the named executive officers' deferred compensation accounts. See the Nonqualified Deferred Compensation in Fiscal Year 2011 table on page 67 of this joint proxy statement for additional information.

(9)
The following table provides a breakdown of the compensation included in the "All Other Compensation" column for fiscal year 2011:

Name	Pension/ Savings Plan Company Match Expenses/ Social Security ($)(1)	Medical/ Enhanced Long-Term Disability ($)(2)	Personal Aircraft Usage ($)(3)	Relocation/ Expatriate Assignment Expenses ($)(4)	Tax Reimbursements ($)(5)	Miscellaneous ($)(6)	Total ($)
Michael M. McNamara	$9,800	$1,966	$23,592	—	$30,867	—	$66,225
Paul Read	$2,000	$1,661	$24,300	—	$20,424	—	$48,385
Michael J. Clarke	$68,372	—	—	$141,902	$166,930	$26,780	$403,984
Francois Barbier	$143,546	$671	—	$124,122	$107,146	$20,316	$395,801
Werner Widmann	—	$3,178	—	—	—	$21,978	$25,156

(1)
The amounts in this column represent company matching contributions to the 401(k) saving plan accounts for Mr. McNamara and Mr. Read. In the case of Mr. Clarke, it represents the company matching contribution to Mr. Clarke's after-tax savings account in the company's Canadian retirement program. In the case of Mr. Barbier, it represents company contributions to the mandatory social security programs under applicable French law. All company contributions to Mr. Clarke's after-tax savings account in the company's Canadian retirement program were paid in Canadian dollars and have been converted into United States dollars based on the prevailing exchange rate at the end of the 2011 fiscal year. Amounts for Mr. Barbier have been converted into dollars from the Euro based on the prevailing exchange rate at the end of the 2011 fiscal year.

(2)
For Messrs. McNamara, Read and Barbier, the amounts in this column represent the company's contribution to the executive long-term disability program which provides additional benefits beyond the basic employee long-term disability program. For Mr. Widmann, the amounts represent reimbursements for health care costs.

(3)
The amounts in this column represent the aggregate incremental costs resulting from the personal use of the company aircraft. Costs include a portion of ongoing maintenance and repairs, aircraft fuel, satellite communications and travel expenses for the flight crew. It excludes non-variable costs which would have been incurred regardless of whether there was any personal use of aircraft.

(4)
These amounts represent (i) the costs associated with Mr. Clarke's international assignment, including rent and home management costs of $77,612 while on assignment in the United States, education reimbursement of $59,712 and

  $4,578 of other related costs and (ii) the costs associated with Mr. Barbier's relocation to the company's Milpitas facility for rent and home furnishing costs.

(5)
For Mr. McNamara, the amount represents the sum of (A) $21,649 for the payment of taxes with respect to Medicare on his behalf due on Mr. McNamara's vested deferred compensation amounts for the 2011 fiscal year and (B) $9,218 related to taxes due as a result of the personal use of the company aircraft. For Mr. Read, the amount represents the sum of (A) $9,616 related to taxes with respect to the personal use of company aircraft and (B) $10,808 for payment of taxes with respect to Medicare, Social Security and state disability insurance on his behalf due on Mr. Read's vested deferred compensation amounts for the 2011 fiscal year. For Mr. Clarke, the amount represents reimbursement for the incremental taxes estimated to be due as a result of his international assignment. Amounts in this column for Mr. Clarke are estimates. Actual tax amounts will only be known upon completion of tax filings in both the United States and Canada. For Mr. Barbier, the amount represents reimbursement for the incremental taxes due as a result of his relocation to the company's Milpitas facility.

(6)
For Messrs. Barbier Clarke, and Widmann, the amounts represent payments associated with the provision of a company car.

Grants of Plan-Based Awards in Fiscal Year 2011

        The following table presents information about non-equity incentive plan awards and restricted share unit awards that we granted in our 2011 fiscal year to our named executive officers. We did not grant any stock options to our named executive officers during our 2011 fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
									Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael M. McNamara	—	$937,500	$1,875,000	$3,750,000	—	—	—	—	—
	6/15/2010	—	—	—	200,000	400,000	600,000	—	$2,928,000
	6/15/2010	—	—	—	—	—	—	400,000	$2,764,000
Paul Read	—	$375,000	$750,000	$1,500,000	—	—	—	—	—
	6/15/2010	—	—	—	68,750	137,500	206,250	—	$1,006,500
	6/15/2010	—	—	—	—	—	—	137,500	$950,125
Michael J. Clarke	—	$220,000	$440,000	$1,320,000	—	—	—	—	—
	6/15/2010	—	—	—	50,000	100,000	150,000	—	$732,000
	6/15/2010	—	—	—	—	—	—	100,000	$691,000
Francois Barbier	—	$238,495	$476,990	$1,430,971	—	—	—	—	—
	6/15/2010	—	—	—	37,500	75,000	112,500	—	$549,000
	6/15/2010	—	—	—	—	—	—	75,000	$518,250
Werner Widmann	—	$161,415	$322,829	$968,488	—	—	—	—	—
	6/15/2010	—	—	—	25,000	50,000	75,000	—	$366,000
	6/15/2010	—	—	—	—	—	—	50,000	$345,500

(1)
These amounts show the range of possible payouts under our incentive cash bonus program for fiscal year 2011. The maximum payment for Messrs. McNamara and Read represents 200% of the target payment. The maximum payment for our other named executive officers is 300%. The threshold payment for each named executive officer represents 50% of target payout levels. Amounts actually earned in fiscal year 2011 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For additional information, see the section entitled "Compensation Discussion and Analysis—Fiscal Year 2011 Executive Compensation—Incentive Bonus Plan" beginning on page 54 of this joint proxy statement.

(2)
These columns show the range of estimated future vesting of performance-based restricted share unit awards granted in fiscal year 2011 under our 2001 Equity Incentive Plan. Fifty percent of the restricted share unit awards vest after three years and fifty percent vest after four years. Vesting of the performance-based awards will depend on the company achieving levels of total shareholder return relative to the average of the Standard & Poor's 500 Index total shareholder return for the respective three and four-year performance periods. The maximum payment for each executive officer represents 150% of the target payment. The threshold payment for each named executive officer represents 50% of target payout levels. The grant date fair value of awards actually granted in fiscal year 2011 are included in the Stock Awards column of the Summary Compensation Table. For additional information, see the section entitled "Compensation Discussion and Analysis—Long-Term Incentive Programs—Stock-Based Compensation—Grants During Fiscal Year 2011" beginning on page 51 of this joint proxy statement.

(3)
This column shows the number of service-based restricted share units granted in fiscal year 2011 under our 2001 Equity Incentive Plan. For each named executive officer, the restricted share units vest in two equal annual installments commencing on June 15, 2013, provided that the executive continues to remain employed on the vesting date. For additional information, see the section entitled "Compensation Discussion and Analysis—Long-Term Incentive Programs—Stock-Based Compensation—Grants During Fiscal Year 2011" beginning on page 51 of this joint proxy statement.

(4)
This column shows the grant-date fair value of service-based and performance-based restricted share units awards under ASC 718-10 granted to our named executive officers in fiscal year 2011. The grant-date fair value is the amount that we will expense in our financial statements over the award's vesting schedule. Expense will be reversed for awards that do not vest as a result of the named executive officer not meeting the requisite service requirement. For restricted share unit awards with service-based vesting, fair value is the closing price of our ordinary shares on the grant date. For restricted share unit awards where vesting is contingent on meeting a market condition, the grant-date fair value was calculated using a monte carlo simulation. Additional information on the valuation assumptions is included in the section entitled "Stock-Based Compensation" under Note 2 of our audited consolidated financial statements for the fiscal year ended March 31, 2011, included in our Annual Report on Form 10-K for the fiscal year needed March 31, 2011. These amounts reflect our accounting expense, and do not correspond to the actual value that will be recognized by the named executive officers.

Outstanding Equity Awards at 2011 Fiscal Year-End

        The following table presents information about outstanding options and stock awards held by our named executive officers as of March 31, 2011. The table shows information about:

  •
  stock options,

  •
  service-based restricted share units, and

  •
  performance-based restricted share units.

        The market value of the stock awards is based on the closing price of our ordinary shares as of March 31, 2011, which was $7.47. Market values shown assume all performance criteria are met and the threshold value is paid. For additional information, see the section entitled "Compensation Discussion and Analysis—Long-Term Incentive Programs—Stock-Based Compensation" beginning on page 50 of this joint proxy statement.

	Option Awards							Stock Awards
												Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)							Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
										Market Value of Shares or Units of Stock That Have Not Vested ($)
								Number of Shares or Units of Stock That Have Not Vested (#)
						Option Exercise Price ($)
							Option Expiration Date
Name	Exercisable	Unexercisable
Michael M. McNamara	150,000	—		—		$13.98	09/21/2011	—		—	—	—
	2,000,000	—		—		$7.90	07/01/2012	—		—	—	—
	600,000	—		—		$8.84	09/03/2012	—		—	—	—
	200,000	—		—		$11.53	08/23/2014	—		—	—	—
	3,000,000	—		—		$12.37	05/13/2015	—		—	—	—
	700,000	—		—		$11.23	04/17/2016	—		—	—	—
	1,374,999	625,001	(2)	—		$10.59	06/02/2015	—		—	—	—
	—	1,374,999	(3)	625,001	(4)	$10.59	06/02/2015	—		—	—	—
	1,000,000	1,000,000	(5)	—		$2.26	12/05/2015	—		—	—	—
	1,000,000	1,000,000	(5)	—		$1.94	03/02/2016	—		—	—	—
	—	—		—		—	—	641,667	(6)	$4,793,252	850,000	$6,349,500
Paul Read	623	—		—		$23.02	07/06/2011	—		—	—	—
	30,000	—		—		$15.90	10/01/2011	—		—	—	—
	80,000	—		—		$16.57	01/09/2014	—		—	—	—
	20,000	—		—		$10.34	07/01/2013	—		—	—	—
	50,000	—		—		$13.18	09/28/2014	—		—	—	—
	125,000	—		—		$12.05	10/29/2014	—		—	—	—
	481,249	218,751	(2)	—		$10.59	06/02/2015	—		—	—	—
	—	481,249	(3)	218,751	(4)	$10.59	06/02/2015	—		—	—	—
	500,000	1,000,000	(5)	—		$2.26	12/05/2015	—		—	—	—
	—	—		—		—	—	147,500	(7)	$1,101,825	298,750	$2,231,663
Michael J. Clarke	250,000	—		—		$10.78	04/13/2016	—		—	—	—
	412,499	187,501	(2)	—		$10.59	06/02/2015	—		—	—	—
	50,000	300,000	(8)	—		$2.26	12/05/2015	—		—	—	—
	—	—		—		—	—	120,000	(9)	$896,400	140,000	$1,045,800
Francois Barbier	48,320	230,542	(10)	—		$5.57	08/11/2016	—		—	—	—
	—	300,000	(8)	—		$2.26	12/05/2015	—		—	—	—
	—	—		—		—	—	85,000	(11)	$634,950	157,500	$1,176,525
Werner Widmann	3,000	—		—		$5.87	10/08/2012	—		—	—	—
	90,000	—		—		$10.34	07/01/2013	—		—	—	—
	10,000	—		—		$16.57	01/09/2014	—		—	—	—
	50,000	—		—		$13.18	09/28/2014	—		—	—	—
	100,000	—		—		$12.05	10/29/2014	—		—	—	—
	274,999	125,001	(2)	—		$10.59	06/02/2015	—		—	—	—
	—	200,000	(12)	—		$2.26	12/05/2015	—		—	—	—
	—	—		—		—	—	60,000	(13)	$448,200	145,000	$1,083,150

(1)
This column includes performance-based restricted share unit awards granted in fiscal year 2011 under our 2001 Equity Incentive Plan. Fifty percent of the restricted share unit awards vest after three years and fifty percent vest after four years. Vesting of the performance-based awards will depend on the company achieving levels of total shareholder return relative to the average of the Standard & Poor's 500 Index total shareholder return for the respective three and four-year performance periods. This column also includes performance-based restricted share unit awards that vest annually or cliff vest over three, four or five years if we achieve pre-determined year-over-year adjusted EPS growth rates or adjusted operating profit growth rates, provided that if one or more of the annual adjusted EPS growth targets or adjusted operating profit targets is not met, the unvested portion may be recouped if the subsequent period's cumulative target is met. Such performance-based awards for Mr. McNamara vest over four years or cliff vest after three years, subject to achievement of the performance conditions. Such performance-based awards for Messrs. Read, Widmann and Barbier vest over four or five years or cliff vest after three years, and such performance-based awards for Mr. Clarke vest over four years or cliff vest after three years, in each case subject to the achievement of performance conditions. The amounts disclosed in this column represent the number of shares that could vest under each performance-based restricted share unit award if the threshold payout level is achieved.

(2)
These stock options vest monthly from April 2, 2011 through June 2, 2012.

(3)
These options have vested but may only be exercised if the trading price of our ordinary shares is at least $12.50 per share.

(4)
These stock options will vest monthly from April 2, 2011 through June 2, 2012 provided that these options may only be exercised if the trading price of our ordinary shares is at least $12.50 per share.

(5)
500,000 of these stock options vest annually on June 2, 2011 and 2012.

(6)
75,000 shares vest annually on May 1, 2011, 166,667 shares vest on March 2, 2012 and 200,000 shares vest on each of June 15, 2013 and June 15, 2014.

(7)
10,000 shares vest annually on April 3, 2011, and 68,750 shares vest on each of June 15, 2013 and June 15, 2014.

(8)
150,000 stock options vest annually on June 2, 2011 and 2012.

(9)
20,000 shares vest annually on April 13, 2011, and 50,000 shares vest on each of June 15, 2013 and June 15, 2014.

(10)
These stock options were issued in connection with the company's 2009 option exchange program. 18,042 options vest monthly from April 11, 2011 through August 11, 2011, and 212,500 options vest monthly from April 11, 2011 through August 11, 2012.

(11)
10,000 shares vest on April 3, 2010 and 37,500 shares vest on each of June 15,2013 and June 15, 2014

(12)
100,000 stock options vest annually on June 2, 2011 and 2012.

(13)
10,000 shares vest annually on April 17, 2011, and 25,000 shares vest on each of June 15, 2013 and June 15, 2014.

Option Exercises and Stock Vested in Fiscal Year 2011

        The following table presents information, for each of our named executive officers, on (1) stock option exercises during fiscal year 2011, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards in the form of restricted share units during fiscal year 2011 and the value realized, in each case before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael M. McNamara	—	—	241,666	$1,883,412
Paul Read	300,000	$1,781,825	60,000	$474,200
Michael J. Clarke	100,000	$505,195	70,000	$553,100
Francois Barbier	328,862	$1,017,214	60,000	$474,200
Werner Widmann	100,000	$514,001	60,000	$474,200

Pension Benefits in Fiscal Year 2011

        The following table sets forth information on the pension benefits for Mr. Widmann. No other named executive officer participated in a defined benefit or actuarial pension plan during fiscal year 2011.

        The Multek Multilayer Technology GmbH & Co. KG Pension Plan, or the Multek Plan, is a funded and tax qualified retirement program that covers, as of March 31, 2011, 479 current employees, 108 former employees with vested benefits and 43 retirees. The Multek Plan provides benefits based primarily on a formula that takes into account Mr. Widmann's base salary for each fiscal year and equals 1.5% of his base salary up to a German parliament-prescribed limit applicable to German defined benefit plans (€66,000 for 2011), and 4.5% of his base salary over this limit.

        Employees of Multek Germany are eligible to participate in the Multek Plan after completion of one year of service with Multek. The accumulated benefit an employee earns over his or her career with Multek is payable monthly beginning after retirement or upon disability if earlier. The normal retirement age as defined in the Multek Plan is 62. If an employee retires before the normal retirement age, his or her benefits will be reduced by 0.5% per month. Employees vest in their benefits after five years of continuous service.

        No pension benefits were paid to Mr. Widmann in the last fiscal year.

        The amount reported in the table below equals the present value of the accumulated benefit as of March 31, 2011 for Mr. Widmann under the Multek Plan based upon the assumptions described in note 2 below.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)
Werner Widmann	Multek Multilayer Technology GmbH & Co. KG Pension Plan	7.5	(1)	$165,319	(2)

(1)
Mr. Widmann's number of years of credited service under the Multek Plan is 7.5 years, which differs from his actual years of service with us of 8.5 years, as a result of the eligibility requirements that an employee needs to complete one year of service with Multek before being eligible to participate in the Multek Plan.

(2)
The accumulated benefit is based on Mr. Widmann's service and base salary through March 31, 2011. The present value assumes a discount rate of 5.75% and has been calculated assuming Mr. Widmann will remain in service until age 62, the age at which retirement may occur without any reduction in benefits.

 Nonqualified Deferred Compensation in Fiscal Year 2011

        Each of our named executive officers participates in our 2010 deferred compensation plan, except for Mr. Widmann, who participates in an individual arrangement, and for Mr. Read. Our deferred compensation program is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. Beginning in fiscal 2011, we replaced our existing deferred compensation plans with the 2010 deferred compensation plan. Under the new plan, participating officers may defer up to 70% of their base salary and bonus, net of certain statutory and benefit deductions. The company may make a discretionary matching contribution for these deferrals to reflect limitations on our matching contribution under our 401(k) plan. Under this plan, we may make performance-based annual contributions, subject to the company meeting pre-established business performance criteria, in amounts up to 30% of each participant's base salary (subject to offsets for non-U.S. executives' pension and other benefits), which will cliff vest after four years. Amounts credited to the deferral accounts are deemed to be invested in hypothetical investments selected by a participant or an investment manager on behalf of each participant. Participants in the 2010 deferred compensation plan may receive their vested deferred compensation balances upon termination of employment at such time as is specified in their deferral agreements, which may include a lump sum payment or installment payments made over a period of years. Participants also may elect in-service distributions through a lump sum payment or in installments over a period of up to five years.

        Prior to fiscal year 2011, Messrs. McNamara and Read participated in our Senior Executive Deferred Compensation Plan, which we refer to as the senior executive plan. Participants in the senior executive plan received long-term deferred bonuses, which were subject to vesting requirements. In addition, a participant was able to defer up to 80% of his salary and up to 100% of his cash bonuses. The deferred compensation was credited to a deferral account established under the senior executive plan for recordkeeping purposes. Amounts credited to the deferral accounts are deemed to be invested in hypothetical investments selected by an investment manager on behalf of each participant. Participants in the senior executive plan may receive their vested deferred compensation balances upon termination of employment either through a lump sum payment or in installments over a period of up to 10 years.

        Prior to fiscal year 2011, Messrs. Clarke and Barbier participated in the company's Senior Management Deferred Compensation Plan (referred to as the senior management plan). Mr. Read participated in the senior management plan until December 1, 2008, when our Board approved his participation in the senior executive plan. Under the senior management plan, participants received deferred discretionary contributions, which were subject to vesting requirements. Deferred balances under the senior management plan are deemed to be invested in hypothetical investments selected by the participant or the participant's investment manager. Participants in the senior management plan will receive their vested deferred compensation balances upon termination of employment through a lump sum payment on the later of January 15th of the year following termination and six months following termination. In addition, any unvested portions of the deferral accounts will become 100% vested if the executive's employment is terminated as a result of his or her death.

        Under each of the deferred compensation plans, we entered into trust agreements providing for the establishment of irrevocable trusts into which we are required to deposit cash or other assets as specified in the applicable deferral agreement, equal to the aggregate amount required to be credited to the participant's deferral account, less any applicable taxes to be withheld. The deferred account balances of the participants in deferred compensation plans are unfunded and unsecured obligations of the company, receive no preferential standing, and are subject to the same risks as any of our other general obligations.

        Under Mr. Widmann's arrangement, we granted Mr. Widmann long-term deferred bonuses in 2006 and 2007, which are subject to vesting requirements. Mr. Widmann's account balance is invested as directed by his investment manager and his entire vested account balance amount will be distributed following termination of employment.

        For a discussion of the contributions and deferred bonuses granted to each of the named executive officers and their vesting terms, including vesting upon the executive's termination or a change in control of the company, see the sections entitled "Compensation Discussion and Analysis—Deferred Compensation" beginning on page 52 of this joint proxy statement and "Executive Compensation—Potential Payments Upon Termination or Change of Control" below.

        The following table presents information for fiscal year 2011 about: (i) company contributions to the deferred compensation plan accounts; (ii) earnings on the deferred compensation plan accounts; and (iii) the deferred compensation plan account balances as of the end of the fiscal year. There were no executive contributions to or withdrawals or distributions from the respective deferred compensation plan accounts in fiscal year 2011.

Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Balance at Fiscal Year-End ($)(3)
Michael M. McNamara	$375,000	$1,278,539	$10,427,024
Paul Read	—	$150,785	$3,510,217
Michael J. Clarke	$110,000	$178,788	$640,865
Francois Barbier	$120,000	$67,255	$928,496
Werner Widmann	—	$205,654	$2,780,689

(1)
For Messrs. McNamara, Clarke and Barbier, this amount represents contributions under our new deferred compensation plan of $375,000, $110,000 and $120,000, respectively, during fiscal year 2011. These awards cliff vest after four years. None of these awards have vested under this plan as of March 31, 2011. These amounts, including any earnings or losses thereon, will be reported under the "Bonus" column of the Summary Compensation Table upon vesting in future years if the executive continues to be a named executive officer. For additional information on these contributions and their vesting terms, including vesting upon the executive's termination or a change in control of the company, see the sections entitled "Compensation Discussion and Analysis—Deferred Compensation" beginning on page 52 of this joint proxy statement and "Executive Compensation—Potential Payments Upon Termination or Change of Control" beginning on page 68.

(2)
Reflects earnings for each named executive officer on both the vested and unvested portions of the executive's deferred compensation account. The above-market portion of the earnings on the vested portion of the executive's deferred compensation account is included under the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column in the Summary Compensation Table. Any earnings that vest in a given year are reported in the "Bonus" column in the Summary Compensation Table. For Mr. Read, $27,343 was earned under his senior executive plan account and $123,442 was earned under his senior management plan account. For Mr. McNamara, $1,262,798 was earned under his senior executive plan account and $15,741 was earned under his 2010 deferred compensation plan account.

(3)
The amounts in this column have previously been reported in the Summary Compensation Table for this and prior fiscal years, except for the following amounts: Paul Read—$2,896,347; Michael J. Clarke—$640,865; Francois Barbier—$928,496; and Werner Widmann—$876,815. The amounts in this column include the following unvested balances for the named executive officers: Paul Read—$3,264,669; Michael J. Clarke—$640,865; Francois Barbier—$928,496; and Werner Widmann—$1,529,379. For Mr. Read, the amount includes a $2,209,935 unvested balance in his senior executive plan account and a $1,054,734 unvested balance held in his senior management plan account. For Mr. Barbier, the amount includes a $808,492 unvested balance in his international plan account and a $120,004 unvested balance in his 2010 deferred compensation plan account.

Potential Payments Upon Termination or Change of Control

        As described in the section entitled "Compensation Discussion and Analysis" beginning on page 36 of this joint proxy statement, our named executive officers do not have employment or severance agreements with us except as set forth below. However, our named executive officers are entitled to certain termination and change of control benefits under each executive's deferred compensation plan and under certain equity awards. In addition, Mr. Clarke is entitled to receive severance benefits pursuant to his offer of employment in lieu of benefits mandated under Ontario law. These benefits are described below and quantified in the table below.

  Acceleration of Vesting of Deferred Compensation

  •
  If the employment of any participant in the 2010 Deferred Compensation Plan is involuntarily terminated by the company without cause or is terminated by the executive with good reason within two years following a change in control (as defined in the 2010 Deferred Compensation Plan), or if his employment is terminated as a result of his death or disability, the entire unvested portion of the deferred compensation account of the named executive officer will vest.

  •
  If the employment of Mr. Read (with respect to his account under the senior executive plan) is terminated as a result of his death or disability, or the employment of Messrs. Read (with respect to his account under the senior management plan), Clarke, Barbier or Widmann is terminated as a result of his death, the entire unvested portion of the executive's deferred compensation account will vest. Mr. McNamara's senior executive plan deferred compensation account was fully vested as of March 31, 2011.

  •
  If there is a change of control (as defined in the senior executive plan), the entire unvested portion of the deferred compensation account of Mr. Read (with respect to his account under the senior executive plan) will vest. As noted above, Mr. McNamara's senior executive plan deferred compensation account was fully vested as of March 31, 2011.

  •
  If there is a change of control (as defined in the senior management plan), a percentage of the unvested portion of the deferral account of each of Messrs. Read (with respect to his account under the senior management plan), Clarke and Barbier will vest based on the executive's completed months of service with the company as follows: Mr. Read—number of months from July 1, 2005 to July 1, 2014, divided by 108; Mr. Clarke—number of months from July 1, 2007 to July 1, 2017, divided by 84; and Mr. Barbier—number of months from July 1, 2005 to July 1, 2013, divided by 96.

  •
  If there is a change of control (as defined in Mr. Widmann's award agreement), a percentage of the unvested potion of the deferral account for Mr. Widmann will vest based on the executive's completed months of service with the company during the six-year period from July 1, 2005 through July 1, 2011, divided by 72.

  Acceleration of Vesting of Equity Awards

        The number of unvested equity awards held by each named executive officer as of March 31, 2011 is listed above in the Outstanding Equity Awards at 2011 Fiscal Year-End table. All unvested outstanding equity awards held by our named executive officers at the end of fiscal year 2011 were granted under the 2001 Plan, the 2002 Plan or the 2010 Plan, which provide certain benefits to plan participants in the event of the termination of such participant's employment or a change in control of the company. The terms of these benefits are described below.

        Under the terms of the 2001 Equity Incentive Plan and the 2002 Equity Incentive Plan, if a plan participant ceases to provide services to the company for any reason other than death, cause (as defined in the plan) or disability (as defined in the plan), then the participant may exercise any options which have vested by the date of such termination within three months of the termination date or such other period not exceeding five years or the term of the option, as determined by the Compensation Committee. If a participant ceases to provide services to the company because of death or disability, then the participant may exercise any options which have vested by the date of such termination within 12 months of the termination date or such other period not exceeding five years or the term of the option, as determined by the Compensation Committee. All stock options held by a plan participant who is terminated for cause expire on the termination date, unless otherwise determined by the Compensation Committee. In addition, subject to any waiver by the Compensation Committee, all unvested restricted share unit awards and unvested stock options held by a plan participant will be forfeited if the participant ceases to provide services to the company for any reason.

        Except for grants to our non-employee directors made under the automatic option grant program of the 2001 Plan, under the terms of the 2001 Plan and the 2002 Plan and the form of restricted share unit award agreement used for certain of our grants of restricted share unit awards to our employees (including our executives), in the event of a dissolution or liquidation of the company or if we are acquired by merger or asset sale or in the event of other change of control events, each outstanding stock option issued under the 2001 Plan or the 2002 Plan and each unvested restricted share unit award with such a provision shall automatically accelerate so that each such award shall, immediately prior to the effective date of such transaction, become fully vested with respect to the total number of shares then subject to such award. However, subject to the specific terms of a given award, vesting shall not so accelerate if, and to the extent, such award is either to be assumed or replaced with a comparable right covering shares of the capital stock of the successor corporation or parent thereof or is replaced with a cash incentive program of the successor corporation which preserves the inherent value existing at the time of such transaction.

        Under the terms of our 2010 Plan, unless otherwise provided in the applicable award agreement or other agreement between the company and the participant, in the event of a change of control of the company (as defined in the 2010 Plan) in which the participant's awards are not converted, assumed, or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse immediately prior to the change of control and, following the consummation of such a change of control, all such awards will terminate and cease to be outstanding.

        Where awards under the 2010 Plan are assumed or continued after a change of control, the Compensation Committee may provide that one or more awards will automatically accelerate upon an involuntary termination of service within a designated period (not to exceed eighteen (18) months) following the effective date of such change of control. If the Compensation Committee so determines, any such award will, immediately upon an involuntary termination of service following a change of control, become fully exercisable and all forfeiture restrictions on such award will lapse.

        All of our named executive officer's stock options with exercise prices less than $7.47 per share, the closing price of our ordinary shares on the last business day of our 2011 fiscal year, were granted under and are subject to the change of control provisions of one of the plans described above. In addition, 1,191,667 of Mr. McNamara's unvested restricted share unit awards, 475,000 of Mr. Read's unvested restricted share unit awards, 290,000 of Mr. Clarke's unvested restricted share unit awards, 150,000 of Mr. Barbier's unvested restricted share unit awards and 190,000 of Mr. Widmann's unvested restricted share unit awards include such a change of control provision.

  Severance Benefits

        In addition to the foregoing arrangements, Mr. Clarke is entitled under non-U.S. law to certain severance benefits upon his termination. Pursuant to the terms of Mr. Clarke's original offer of employment, in the event of termination of his employment without cause, the company is obligated to pay Mr. Clarke 12 months of severance in accordance with applicable law.

Potential Payments Upon Termination or Change of Control
as of March 31, 2011

        The following table shows the estimated payments and benefits that would be provided to each named executive officer as a result of (i) the accelerated vesting of deferred compensation in the case of his or her death, disability or a change of control and (ii) the accelerated vesting of unvested equity awards in the event of a change of control. The following table also shows severance benefits that would be payable to Mr. Clarke pursuant to his arrangement under non-U.S. law. For benefits payable to Mr. Widmann under the Multek Pension Plan, please see the discussion above under the caption "Pension Benefits in Fiscal Year 2011."

        Calculations for this table assume that the triggering event took place on March 31, 2011, the last business day of our 2011 fiscal year, and are based on the price per share of our ordinary shares on such date, which was $7.47. The following table does not include potential payouts under our named executive officers' nonqualified deferred compensation plans relating to vested benefits.

Name	Severance Benefits(1)	Accelerated Vesting of Deferred Compensation(2)	Accelerated Vesting of Restricted Share Unit Awards(3)	Accelerated Vesting of Stock Options(4)	Total
Michael M. McNamara	$—	$390,741	$10,395,752	$10,740,000	$21,526,493
Paul Read	$—	$1,845,119	$4,061,813	$5,210,000	$11,116,932
Michael J. Clarke	$550,000	$388,072	$2,539,800	$1,563,000	$5,040,872
Francois Barbier	$—	$692,686	$1,400,625	$2,092,838	$4,186,149
Werner Widmann	$—	$1,337,587	$1,606,050	$1,042,000	$3,985,637

(1)
The amount represents 12 month's severance payable in accordance with applicable law. The amount is denominated in United States dollars and would be converted to Canadian dollars immediately prior to payout using the prevailing exchange rate on the effective date of the beginning of the most recent pay period beginning in January or July of the year of termination.

(2)
The amount shown for Mr. Read represents the portion of the unvested portion of his deferred compensation account that would vest in the event of a change of control. The portion of Mr. Read's deferred compensation account that would vest in the event of his disability is $2,209,935. The entire portion of the unvested portion of Mr. Read's deferred compensation account, or $3,264,669, would vest in the event of his death. For Mr. McNamara, the amount shown represents the portion of his unvested deferred compensation account that would vest in the event of his death, disability or if he is terminated without cause or resigns for good reason following a change of control. The amounts shown for each of Messrs. Clarke, Barbier and Widmann represent the portion of the unvested portion of his deferred compensation account that would vest in the event of a change of control. An additional $110,000 for Mr. Clarke and $120,000 for Mr. Barbier would vest if the executive is terminated without cause or resigns for good reason following a change of control, or in the event of his disability. The entire amount of each of Messrs. Clarke's, Barbier's and Widmann's deferred compensation account, or $640,865, $928,496, and $1,529,379, respectively, would vest in the event of his death.

(3)
The amounts shown represent the estimated value of the accelerated vesting of restricted share unit awards following a change of control under the terms of his agreement, which assumes that such restricted share unit awards are not assumed or replaced by the successor corporation or its parent. If such awards are assumed or replaced in a change of control transaction, the vesting of such awards will not accelerate, unless otherwise determined by the Compensation Committee with respect to awards granted under the 2010 Plan. All amounts shown in this column represent the intrinsic value of the awards based on the closing price of our ordinary shares on March 31, 2011, the assumed date of the triggering event.

(4)
The estimated values shown represent the acceleration of stock options following a change of control of the company or similar corporate transaction, assuming that such stock options are not assumed or replaced by the successor corporation or its parent. If such options are assumed or replaced in a change of control transaction, the vesting of such awards will not accelerate, unless otherwise determined by the Compensation Committee with respect to awards granted under the 2010 Plan. The amounts shown represent the intrinsic value of the awards based on the closing price of our ordinary shares on March 31, 2011, the assumed date of the triggering event.

EQUITY COMPENSATION PLAN INFORMATION

        As of March 31, 2011, we maintained only our 2010 Plan, which replaced (i) the 2001 Plan, (ii) the 2002 Plan, (iii) our 2004 Award Plan for New Employees, and (iv) the Solectron Corporation 2002 Stock Plan, which we refer to collectively as the Prior Plans. The following table provides information about equity awards outstanding under these plans as of March 31, 2011.

Plan Category	Number of Ordinary Shares to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Share Unit Awards (a)		Weighted-Average Exercise Price of Outstanding Options(1) (b)	Number of Ordinary Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Ordinary Shares Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	53,269,808	(2)	$7.49	56,424,033	(3)
Equity compensation plans not approved by shareholders(4),(5),(6)	13,946,020	(7)	$8.16	—

Total	67,215,828		$7.62	56,424,033	(3)

(1)
The weighted-average exercise price does not take into account ordinary shares issuable upon the vesting of outstanding restricted share unit awards, which have no exercise price.

(2)
Includes 10,094,297 ordinary shares issuable upon the vesting of restricted share unit awards. The remaining balance consists of ordinary shares issuable upon the exercise of outstanding stock options. Approximately 1.8 million shares subject to restricted share unit awards are subject to performance criteria which management of the company believes are not probable of being achieved and these awards are not expected to vest. For awards subject to market performance criteria, the amount reported reflects the number of shares to be issued if the target level is achieved. An additional 598,750 shares would be issued if the maximum market performance level is achieved.

(3)
Consists of ordinary shares available for grant under the 2010 Plan. The 2010 Plan provides for grants of up to 10.0 million ordinary shares, plus ordinary shares available for grant as a result of the forfeiture, expiration or termination of options and restricted share unit awards granted under such Prior Plans (if such ordinary shares are issued under such other stock options or restricted share unit awards awards, they will not become available under the 2010 Plan) and shares that were available for grant under the Prior Plans at the time of the consolidation of such plans into the 2010 Plan. Each ordinary share that is subject to a stock option is counted against this limit as one share. Each share that is subject to a restricted share unit award is counted against this limit as one and seventy-one hundredths (1.71) shares.

(4)
The 2004 Plan was established in October 2004 and consolidated into the 2010 Plan in 2010. Options granted under the 2004 Plan generally vest over four years and generally expire seven or ten years from the date of grant. Unvested options are forfeited upon termination of employment. Restricted share unit awards generally vest in installments over a three- to five-year period and unvested restricted share unit awards are also forfeited upon termination of employment.

(5)
Our 2002 Plan was adopted by our Board of Directors in May 2002 and consolidated into the 2010 Plan in 2010. Options granted under the 2002 Plan generally have an exercise price of not less than the fair market value of the underlying ordinary shares on the date of grant. Options granted under the 2002 Plan generally vest over four years and generally expire either seven or ten years from the date of grant. Unvested options are forfeited upon termination of employment. Restricted share unit awards generally vest in installments over a three- to five-year period and unvested restricted share unit awards are also forfeited upon termination of employment.

(6)
In connection with the acquisition of Solectron Corporation on October 1, 2007, we assumed the Solectron Plan, including all outstanding options to purchase Solectron Corporation common stock with exercise prices equal to, or less than, $5.00 per share. Each assumed option was converted into an option to acquire our ordinary shares at the applicable exchange rate of 0.345. As a result, we assumed approximately 7.4 million vested and unvested options with exercise prices ranging from between $5.45 and $14.41 per ordinary share. The SLR Plan was consolidated into the 2010 Plan in 2010. Options granted under the SLR Plan generally have an exercise price of not less than the fair value of the underlying ordinary shares on the date of grant. Such options generally vest over four years and generally expire either seven or ten years from the date of grant. Unvested options are forfeited upon termination of employment.

(7)
Includes 3,869,105 ordinary shares issuable upon the vesting of restricted share unit awards granted under the 2002 Plan and the 2004 Plan. The remaining balance consists of ordinary shares issuable upon the exercise of outstanding stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of March 31, 2011, except as otherwise indicated, regarding the beneficial ownership of our ordinary shares by:

  •
  each shareholder known to us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

  •
  each of our named executive officers;

  •
  each director; and

  •
  all executive officers and directors as a group.

        Unless otherwise indicated, the address of each of the individuals named below is: c/o Flextronics International Ltd., No. 2 Changi South Lane, Singapore 486123.

        Information in this table as to our directors, named executive officers and all directors and executive officers as a group is based upon information supplied by these individuals. Information in this table as to our greater than 5% shareholders is based solely upon the Schedules 13G filed by these shareholders with the SEC. Where information regarding shareholders is based on Schedules 13G, the number of shares owned is as of the date for which information was provided in such schedules.

        Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Ordinary shares subject to options that are currently exercisable or are exercisable within 60 days of March 31, 2011, and ordinary shares subject to restricted share unit awards that vest within 60 days of March 31, 2011 are deemed to be outstanding and to be beneficially owned by the person holding such awards for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.

        In the table below, percentage ownership is based on 756,993,938 ordinary shares outstanding as of March 31, 2011.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent
5% Shareholders:
Capital Research Global Investors, a division of Capital Research and Management Company 333 South Hope Street, Los Angeles, CA 90071(1)	86,561,998	11.43%
Franklin Resources, Inc.(2) One Franklin Parkway, San Mateo, CA 94403	79,168,673	10.46%
PRIMECAP Management Company(3) 225 South Lake Ave., #400, Pasadena, CA 91101	43,313,054	5.72%
Prudential Financial, Inc.(4) 751 Broad Street, Newark, NJ 07102	40,674,220	5.37%
Jennison Associates LLC(5) 466 Lexington Avenue, New York, NY 10017	40,671,178	5.37%
Entities associated with FMR LLC(6) 82 Devonshire Street, Boston, MA 02109	40,055,506	5.29%
Named Executive Officers and Directors:
Michael M. McNamara(7)	10,772,803	1.42%
Paul Read(8)	1,356,039	*
Francois Barbier(9)	120,537	*
Michael J. Clarke(10)	757,499	*
Werner Widmann(11)	584,666	*
James A. Davidson(12)	151,293	*
H. Raymond Bingham(13)	136,343	*
Lip-Bu Tan(14)	105,459	*
Willy C. Shih(15)	72,949	*
Robert L. Edwards(16)	46,065	*
William D. Watkins(17)	42,940	*
Daniel H. Schulman(18)	41,899	*
All executive officers and directors as a group (14 persons)(19)	15,631,519	2.07%

*
Less than 1%.

(1)
Based on information supplied by Capital Research Global Investors, a division of Capital Research and Management Company, or CRMC, in an amended Schedule 13G filed with the SEC on February 11, 2011. As a result of CRMC acting as an investment adviser to various investment companies, Capital Research Global Investors is deemed to beneficially own all of these shares.

(2)
Based on information supplied by Franklin Resources, Inc. in an amended Schedule 13G filed with the SEC on February 9, 2011. Templeton Global Advisors Limited is deemed to have sole voting power for 42,910,108 of these shares, sole dispositive power for 44,039,427 of these shares, shared voting power for 121,800 of these shares and shared dispositive power for 1,326,280 of these shares. Templeton Investment Counsel, LLC is deemed to have sole voting power for 19,056,611 of these shares, sole dispositive power for 19,068,351 of these shares and shared dispositive power for 75,940 of these shares. Franklin Templeton Investments Corp. is deemed to have sole voting and dispositive power for 7,024,600 of these shares and shared dispositive power for 352,570 of these shares. Franklin Templeton Investments Australia Limited is deemed to have sole voting power for 571,800 of these shares, sole dispositive power for 372,850 of these shares and shared dispositive power for 198,950 of these shares. Franklin Templeton Portfolio Advisors, Inc. is deemed to have sole voting and dispositive power for 825,258 of these shares. Franklin Templeton Investments (Asia) Limited is deemed to have sole voting power for 716,890 of these shares and sole dispositive power for 1,687,969 of these shares. Franklin Templeton Investment Management Limited is deemed to have sole voting power for 619,143 of these shares and sole dispositive power for 3,597,153 of these shares. Fiduciary Trust Company International is deemed to have sole voting power for 41,735 of these shares and sole dispositive power for 43,235 of these shares. Franklin Templeton Investments Japan Limited is deemed to have sole voting and dispositive power for 16,710 of these shares. Templeton Asset Management Ltd. is deemed to have sole voting power for 33,410 of these shares, sole dispositive power for 487,680 of these shares and shared voting and dispositive power for 51,700 of these shares. The securities are beneficially owned by investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc., including the investment management subsidiaries listed above.

(3)
Based on information supplied by PRIMECAP Management Company in a Schedule 13G filed with the SEC on February 14, 2011. PRIMECAP Management Company has sole voting power over 22,686,854 of these shares and sole dispositive power over 43,313,054 of these shares.

(4)
Based on information supplied by Prudential Financial, Inc. in a Schedule 13G filed with the SEC on February 8, 2011. Prudential Financial, Inc. has sole voting and dispositive power over 3,819,781 of these shares, shared voting power over 3,042 of these shares and shared dispositive power over 36,854,439 of these shares.

(5)
Based on information supplied by Jennison Associates LLC in a Schedule 13G filed with the SEC on February 11, 2011. Jennison Associates LLC, which is indirectly owned 100% by Prudential Financial, Inc., has the sole voting power over 39,534,011 of these shares and shares dispositive power over 40,671,178 of these shares.

(6)
Based on information supplied by FMR LLC in an amended Schedule 13G filed with the SEC on February 14, 2011. FMR LLC and Edward C. Johnson 3d each have sole voting power over 217,400 of these shares and sole dispositive power over 40,055,506 of these shares.

(7)
Includes 10,108,333 shares subject to options presently exercisable and options exercisable within 60 days of March 31, 2011, and 150,000 shares subject to restricted share unit awards that vest within 60 days of March 31, 2011.

(8)
Includes 1,316,039 shares subject to options presently exercisable and options exercisable within 60 days of March 31, 2011, and 40,000 shares subject to restricted share unit awards that vest within 60 days of March 31, 2011.

(9)
Includes 80,537 shares subject to options presently exercisable and options exercisable within 60 days of March 31, 2011, and 40,000 shares subject to restricted share unit awards that vest within 60 days of March 31, 2011.

(10)
Includes 737,499 shares subject to options presently exercisable and options exercisable within 60 days of March 31, 2011, and 20,000 shares subject to restricted share unit awards that vest within 60 days of March 31, 2011.

(11)
Includes 544,666 shares subject to options presently exercisable and options exercisable within 60 days of March 31, 2011, and 40,000 shares subject to restricted share unit awards that vest within 60 days of March 31, 2011.

(12)
Includes 45,740 shares held by the Davidson Living Trust of which Mr. Davidson is a trustee. Also includes 51,807 shares held by Silver Lake Technology Management, L.L.C. of which Mr. Davidson is Managing Director. Mr. Davidson disclaims beneficial ownership in the shares owned by Silver Lake Technology Management, L.L.C. except to the extent of his pecuniary interest arising from his interest therein. Also includes 21,622 shares held directly by Mr. Davidson, 94 shares held by the John Alexander Davidson 2000 Irrevocable Trust of which Mr. Davidson is a trustee and 32,030 shares subject to options presently exercisable and options exercisable within 60 days of March 31, 2011. Mr. Davidson received these options in connection with his service as a member of our Board of Directors. Under Mr. Davidson's arrangements with respect to director compensation, these 32,030 shares issuable upon exercise of options are expected to be assigned by Mr. Davidson to Silver Lake Technology Management, L.L.C.

(13)
Includes 32,030 shares subject to options presently exercisable and options exercisable within 60 days of March 31, 2011.

(14)
Includes 32,030 shares subject to options presently exercisable and options exercisable within 60 days of March 31, 2011. Also includes 73,429 shares held by the Lip-Bu Tan and Ysa Loo, TTEE, of which Mr. Tan is a co-trustee. Of the shares held by trust, Mr. Tan shares voting and dispositive power over 73,429 of these shares and disclaims beneficial ownership of all of these shares.

(15)
Includes 28,905 shares subject to options presently exercisable and options exercisable within 60 days of March 31, 2011.

(16)
Includes 16,145 shares subject to options presently exercisable and options exercisable within 60 days of March 31, 2011.

(17)
Includes 13,020 shares subject to options presently exercisable and options exercisable within 60 days of March 31, 2011.

(18)
Includes 11,979 shares subject to options presently exercisable and options exercisable within 60 days of March 31, 2011.

(19)
Includes 14,318,628 shares subject to options presently exercisable and options exercisable within 60 days of March 31, 2011, and 350,000 shares subject to restricted share unit awards that vest within 60 days of March 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

  Review of Related Person Transactions

        Our Code of Business Conduct and Ethics provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between us and our executive officers or directors. In addition, in order to formalize our policies and procedures for the review, approval or ratification, and disclosure of related person transactions, our Board of Directors adopted a Statement of Policy with Respect to Related Person Transactions. The policy generally provides that the Nominating and Corporate Governance Committee (or another committee comprised solely of independent directors) will review, approve in advance or ratify, all related person transactions between us and any director, any nominee for director, any executive officer, any beneficial owners of more than 5% of our ordinary shares or any immediate family member of any of the foregoing individuals. Under the policy, some ordinary course transactions or relationships are not required to be reviewed, approved or ratified by the applicable Board committee, including, among other things, the following transactions:

  •
  transactions involving less than $25,000 for any individual related person;

  •
  compensation arrangements with directors and executive officers resulting solely from their service on the Board or as executive officers, so long as such arrangements are disclosed in our filings with the SEC or, if not required to be disclosed, are approved by our Compensation Committee; and

  •
  indirect interests arising solely from a related person's service as a director and/or owning, together with all other related persons, directly or indirectly, less than a 10% beneficial ownership interest in a third party (other than a partnership) which has entered into or proposes to enter into a transaction with us.

        We have various procedures in place to identify potential related person transactions, and the Nominating and Corporate Governance Committee works with our management and our Office of General Counsel in reviewing and considering whether any identified transactions or relationships are covered by the policy. Our Statement of Policy with Respect to Related Person Transactions is included in our Guidelines with Regard to Certain Governance Matters, a copy of which is available along with a copy of the company's Code of Business Conduct and Ethics on the Corporate Governance page of our website at www.flextronics.com.

Transactions with Related Persons

        Other than compensation agreements and other arrangements described under the sections entitled "Executive Compensation" beginning on page 58 of this joint proxy statement and "Non-Management Directors' Compensation for Fiscal Year 2011" beginning on page 15 of this joint proxy statement, during fiscal year 2011, there was not, nor is there currently proposed, any transaction or series of similar transactions to which we are or will be a party:

  •
  in which the amount involved exceeded or will exceed $120,000; and

  •
  in which any director, nominee, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our ordinary shares to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements for the fiscal year ended March 31, 2011 were met, except that a Form 4 for Mr. Chris Collier was filed on February 17, 2011, reporting the exercise of stock options and the subsequent sale of shares received upon exercise of the options on February 14, 2011.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL GENERAL MEETING

        Shareholder proposals submitted under SEC Rule 14a-8 and intended for inclusion in the proxy statement for our 2012 annual general meeting of shareholders must be received by us no later than February 16, 2012. Any such shareholder proposals must be mailed to our U.S. corporate offices located at 847 Gibraltar Drive, Milpitas, California, 95035, U.S.A., Attention: Chief Executive Officer. Any such shareholder proposals may be included in our proxy statement for the 2012 annual general meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable rules and regulations promulgated by the SEC. Shareholder proposals submitted outside the processes of SEC Rule 14a-8 are subject to the requirements of the Companies Act, as described in the following paragraph, and applicable rules and regulations promulgated by the SEC. The proxy designated by us will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2012 annual general meeting of shareholders unless notice of such proposal is received by the applicable deadlines prescribed by the Singapore Companies Act.

        Under Section 183 of the Companies Act, registered shareholders representing at least 5% of the total outstanding voting rights or registered shareholders representing not fewer than 100 registered shareholders having an average paid up sum of at least S$500 each may, at their expense, requisition that we include and give notice of their proposal for the 2012 annual general meeting. Any such requisition must satisfy the requirements of Section 183 of the Singapore Companies Act, be signed by all the requisitionists and be deposited at our registered office in Singapore, No. 2 Changi South Lane, Singapore 486123, at least six weeks prior to the date of the 2012 annual general meeting in the case of a requisition requiring notice of a resolution, or at least one week prior to the date of the 2012 annual general meeting in the case of any other requisition.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        Flextronics incorporates by reference the following sections of our Annual Report on Form 10-K for the fiscal year ended March 31, 2011:

  •
  Item 8, "Financial Statements and Supplementary Data";

  •
  Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations"; and

  •
  Item 7A, "Quantitative and Qualitative Disclosures About Market Risk."

SINGAPORE STATUTORY FINANCIAL STATEMENTS

        Our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, which was filed with the SEC on May 23, 2011, includes our audited consolidated financial statements, prepared in conformity with accounting principles generally accepted in the United States of America, or U.S. GAAP, together with the Independent Registered Public Accounting Firm's Report of Deloitte & Touche LLP, our independent auditors for the fiscal year ended March 31, 2011. We publish our U.S. GAAP financial statements in U.S. dollars, which is the principal currency in which we conduct our business.

        Our Singapore statutory financial statements, prepared in conformity with the provisions of the Companies Act will be included with the annual report which will be delivered to our shareholders prior to the date of the 2011 annual general meeting, as required under Singapore law.

        Our Singapore statutory financial statements include:

  •
  our consolidated financial statements (which are identical to those included in the Annual Report on Form 10-K, described above);

  •
  supplementary financial statements (which reflect solely the company's standalone financial results, with our subsidiaries accounted for under the equity method rather than consolidated);

  •
  a Directors' Report; and

  •
  the Independent Auditors' Report of Deloitte & Touche LLP, our Singapore statutory auditors for the fiscal year ended March 31, 2011.

OTHER MATTERS

        Our management does not know of any matters to be presented at either the 2011 annual general meeting or the extraordinary general meeting other than those set forth herein and in the notices accompanying this joint proxy statement. If any other matters are properly presented for a vote at either the 2011 annual general meeting or the extraordinary general meeting, the applicable enclosed proxy confers discretionary authority to the individuals named as proxies to vote the shares represented by proxy, as to those matters.

        It is important that your shares be represented at each of the 2011 annual general meeting and the extraordinary general meeting, regardless of the number of shares which you hold. We urge you to promptly execute and return the accompanying proxy cards in the envelope which has been enclosed for your convenience.

        Shareholders who are present at each of the 2011 annual general meeting and the extraordinary general meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

        We incorporate by reference information from the section entitled "Stock-Based Compensation" under Note 2 to our audited consolidated financial statements for the fiscal year ended March 31, 2011, included in our Annual Report on Form 10-K and the sections entitled "Financial Statements and Supplementary Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk." Upon request, we will furnish without charge by first class mail or other equally prompt means within one business day of receipt of such request, to each person to whom a proxy statement is delivered a copy of our Annual Report on Form 10-K (not including exhibits). You may request a copy of such information, at no cost, by writing or telephoning us at our U.S. corporate offices at:

Flextronics International Ltd.
847 Gibraltar Dr.
Milpitas, California 95035 U.S.A.
Telephone: (408) 576-7722

By order of the Board of Directors,

Bernard Liew Jin Yang

Company Secretary

June 6, 2011
Singapore

Upon request, we will furnish without charge to each person to whom this joint proxy statement is delivered a copy of any exhibit listed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011. You may request a copy of this information at no cost, by writing or telephoning us at our U.S. corporate offices at:

Flextronics International Ltd.
847 Gibraltar Dr.
Milpitas, California 95035 U.S.A.
Telephone: (408) 576-7722

[Form of Proxy Card for 2011 Annual General Meeting of Shareholders]

FLEXTRONICS INTERNATIONAL LTD.

(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned being a member of Flextronics International Ltd. ("Flextronics") hereby appoints Paul Read or failing whom Christopher Collier or failing whom the Chairman of the annual general meeting as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the ordinary shares of Flextronics owned by the undersigned, at the 2011 annual general meeting of shareholders of Flextronics to be held on July 22, 2011 at 9:00 a.m., California time, or at any adjournment thereof.

        This Proxy Card, when properly executed and returned in a timely manner, will be voted at the annual general meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, this Proxy Card will be voted "FOR" the Board of director nominees (Proposal No. 1), "FOR" Proposals No. 2 through 4, "FOR" non-binding, advisory Proposal No. 5, and "EVERY YEAR" for non-binding, advisory Proposal No. 6 relating to the non-binding, advisory resolution on the frequency of the advisory resolution on executive compensation and in accordance with the judgment of the persons named as Proxies herein on any other matters that may properly be put before the 2011 annual general meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT NOT
LESS THAN 48 HOURS PRIOR TO THE TIME APPOINTED FOR THE
MEETING IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE

[Reverse Side]

☑ please mark votes as in this example.

        The Board of Directors unanimously recommends a vote "FOR" the Board nominees (Proposal No. 1), "FOR" Proposals No. 2 through 4, "FOR" non-binding, advisory Proposal No. 5 and "EVERY YEAR" for non-binding, advisory Proposal No. 6 relating to the non-binding, advisory resolution on the frequency of the non-binding, advisory resolution on executive compensation. This Proxy Card, when properly executed, will be voted as specified below. This Proxy Card will be voted "FOR" the Board nominees (Proposal No. 1), "FOR" Proposals No. 2 through 4, "FOR" non-binding, advisory Proposal No. 5 and "EVERY YEAR for non-binding, advisory Proposal No. 6 if no specification is made.

1a.
Re-election of Mr. Robert L. Edwards as a director of Flextronics.

FOR	AGAINST	ABSTAIN
☐	☐	☐
1b.
Re-election of Mr. Daniel H. Schulman as a director of Flextronics.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.
To approve the re-appointment of Deloitte & Touche LLP as Flextronics's independent auditors for the 2012 fiscal year and to authorize the Board of Directors to fix its remuneration.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.
To approve the general authorization for the directors of Flextronics to allot and issue ordinary shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐
4.
To approve changes in the cash compensation payable to our directors and the Chairman of the Board of Directors.

FOR	AGAINST	ABSTAIN
☐	☐	☐
5.
NON-BINDING, ADVISORY RESOLUTION.    To approve the compensation of Flextronics's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, set forth in "Compensation Discussion and Analysis" and in the compensation tables and the accompanying narrative disclosure under "Executive Compensation" in Flextronics's proxy statement relating to its 2011 annual general meeting.

FOR	AGAINST	ABSTAIN
☐	☐	☐
6.
NON-BINDING, ADVISORY RESOLUTION.    To recommend that a non-binding, advisory resolution to approve the compensation of Flextronics's named executive officers be put to shareholders for their consideration every year, every two years or every three years.

EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
☐	☐	☐	☐

        In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature:
Date:

[Form of Proxy Card for Extraordinary General Meeting of Shareholders]

FLEXTRONICS INTERNATIONAL LTD.

(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned being a member of Flextronics International Ltd. ("Flextronics") hereby appoints Paul Read or failing whom Christopher Collier or failing whom the Chairman of the extraordinary general meeting as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the ordinary shares of Flextronics owned by the undersigned, at the extraordinary general meeting of shareholders of Flextronics to be held on July 22, 2011 at 10:00 a.m. California time (or immediately following the conclusion or adjournment of the 2011 annual general meeting of Flextronics (which is being held at 9:00 a.m., California time on the same day and at the same place)), or at any adjournment thereof.

        This Proxy Card, when properly executed and returned in a timely manner, will be voted at the extraordinary general meeting and any adjournments thereof in the manner described herein. If no contrary indication is made, this Proxy Card will be voted "FOR" the proposal to approve the Share Purchase Mandate set forth on the reverse side and in accordance with the judgment of the persons named as Proxies herein on any other matters that may properly be put before the extraordinary general meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT NOT
LESS THAN 48 HOURS PRIOR TO THE TIME APPOINTED FOR THE
MEETING IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
SEE REVERSE SIDE

[Reverse Side]

☑ please mark votes as in this example.

        The Board of Directors unanimously recommends a vote "FOR" the following proposal. This Proxy Card, when properly executed, will be voted as specified below. This Proxy Card will be voted "FOR" the following proposal if no specification is made.

1.
To approve the renewal of the Share Purchase Mandate relating to purchases or acquisitions by Flextronics of its own issued ordinary shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

        In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as an attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature:
Date: